UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) or
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

O.I. Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐           No fee required.

☒          Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)          Title of each class of securities to which transaction applies:
Common stock, par value $0.10 per share, of O.I. Corporation (“OI common stock”)

(2)          Aggregate number of securities to which transaction applies:
2,445,888 shares of OI common stock, which consist of: (i) 2,362,388 shares of OI common stock issued and outstanding as of September 30, 2010 and (ii) 83,500 shares of OI common stock underlying outstanding options to purchase shares of OI common stock with exercise prices below $12.50 as of September 30, 2010.

(3)          Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value of the transaction is $29,350,656.  The filing fee was determined by multiplying $0.0000713 by $29,350,656.

(4)          Proposed maximum aggregate value of transaction:

(5)          Total fee paid:  $2,093

☒          Fee paid previously with preliminary materials.

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

October 14, 2010

Dear Shareholder:

You are cordially invited to attend a Special Meeting of shareholders of O.I. Corporation (the “Special Meeting”) to be held on November 15, 2010, at 10:00 a.m. local time, at our headquarters located at 151 Graham Road, College Station, Texas 77845.

At the Special Meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated September 13, 2010, as amended, by and among ITT Corporation (“ITT”), Oyster Acquisition Corp., a wholly-owned subsidiary of ITT, and O.I. Corporation (“OI,” “we,” “our,” or the “Company”), as such agreement may be amended from time to time.  Pursuant to the merger agreement, Oyster Acquisition Corp. will merge with and into OI and OI will become a wholly-owned subsidiary of ITT.  We are also asking that you grant the authority to vote your shares to adjourn the Special Meeting from time to time as may be necessary to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement at the time of the Special Meeting.

If the merger is completed, our shareholders will be entitled to receive, as merger consideration, $12.00 in cash, without interest and less any applicable withholding taxes.  In addition, our shareholders may also receive a contingent special dividend of up to $0.50, less applicable withholding taxes, for each share of OI common stock owned by them as of the record date of the dividend.  More information regarding the contingency of the dividend and the requirements which must be met in order for the dividend to be paid is set forth in the attached proxy statement.

After careful consideration, our Board of Directors unanimously determined that the merger and the merger agreement are advisable and fair to and in the best interests of O.I. Corporation and our shareholders.  Our Board of Directors has unanimously approved the merger agreement.  Our Board of Directors unanimously recommends that you vote “FOR” the adoption of the merger agreement at the Special Meeting.

Our Board of Directors considered a number of factors in evaluating the transaction and consulted with its legal and financial advisors.  The enclosed proxy statement provides detailed information about the merger agreement and the merger.  We encourage you to read this proxy statement carefully in its entirety.

The proposal to adopt the merger agreement must be approved by the holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting.  Therefore, if you do not return your proxy, it will have the same effect as if you voted “AGAINST” adoption of the merger agreement.  Only shareholders who owned shares of O.I. Corporation common stock at the close of business on October 5, 2010, the record date for the Special Meeting, will be entitled to vote at the Special Meeting.  Regardless of whether you plan to personally attend, or how many shares of OI common stock you hold, it is important that your shares be represented at the meeting.  Even if you plan to attend the meeting, we urge you to promptly submit a proxy for your shares through the Internet or by telephone or by dating, signing, and immediately returning your proxy card in the postage-paid envelope provided.  You may revoke your proxy at any time prior to exercise at the Special Meeting.

This proxy statement is dated October 14, 2010 and is being mailed to shareholders of O.I. Corporation on or about such date.

On behalf of our Board of Directors, I thank you for your continued support of O.I. Corporation and urge you to vote in favor of the adoption of the merger agreement.

Sincerely,

J. Bruce Lancaster
Chief Executive Officer and
Chief Financial Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger or the merger agreement, passed upon the merits or fairness of the merger or the merger agreement or passed upon the adequacy or accuracy of the disclosures in this proxy statement.  Any representation to the contrary is a criminal offense.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be Held on November 15, 2010

To the Shareholders of O.I. Corporation:

O.I. Corporation, an Oklahoma corporation (referred to as the “Company,” “OI,” “we,” or “our”), will hold a Special Meeting of shareholders (the “Special Meeting”) at O.I. Corporation headquarters, located at 151 Graham Road, College Station, Texas 77845, at 10:00 a.m., local time, on November 15, 2010, for the following purposes:

•
To consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of September 13, 2010, as amended, by and among ITT Corporation, an Indiana corporation (“ITT”), Oyster Acquisition Corp., an Oklahoma corporation and wholly-owned subsidiary of ITT, and O.I. Corporation, as such agreement may be amended from time to time; and

•
To consider and vote upon the adjournment of the Special Meeting from time to time as may be necessary to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement at the time of the Special Meeting.

Shareholders also will consider and act on any other matters that may properly come before the Special Meeting or any adjournments or postponements thereof, including any procedural matters incidental to the conduct of the Special Meeting.

The Board of Directors of O.I. Corporation has fixed October 5, 2010 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.  Only record holders of O.I. Corporation common stock at the close of business on the record date are entitled to receive notice of and will be entitled to vote at the Special Meeting, including any adjournments or postponements thereof.

Your vote is important and we urge you to promptly submit a proxy for your shares through the Internet at http://www.voteproxy.com or by telephone at 1-800-PROXIES or by signing, dating, and returning your proxy card as promptly as possible by mailing the card in the enclosed postage-prepaid envelope, even if you plan to attend the Special Meeting.  If you are unable to attend in person and you submit your proxy through the Internet or by telephone or if you return your proxy card, your shares will be voted at the Special Meeting in accordance with your proxy.

If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares unless you obtain a valid legal proxy from such broker or nominee.  Your broker or nominee cannot vote your shares with regard to the matters set forth above without your direction.   You should follow the directions provided by your broker or nominee regarding how to instruct such broker or nominee to vote your shares.

Under Oklahoma law, if the merger is completed, holders of O.I. Corporation common stock who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by an Oklahoma District Court.  In order to exercise your appraisal rights, you must submit a written demand for an appraisal prior to the shareholder vote on the merger agreement, not vote in favor of adoption of the merger agreement, and comply with other Oklahoma law procedures explained in the accompanying proxy statement.

The merger is described in the accompanying proxy statement, which we urge you to read carefully.  A copy of the merger agreement is attached as Annex A to the proxy statement.

College Station, Texas
October 14, 2010

By Order of the Board of Directors,

Laura E. Hotard
Corporate Counsel and Secretary

O.I. CORPORATION
SPECIAL MEETING OF SHAREHOLDERS

PROXY STATEMENT	1

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING	1

The Proposed Merger	1
The Special Meeting	3
Voting and Proxy Procedures	4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION	7

SUMMARY	8

The Companies	8
The Merger	8
Contingent Special Dividend	9
Treatment of Stock Options	9
Treatment of Our Employee Stock Purchase Plan	9
Reasons for the Merger and Recommendation of our Board of Directors	9
Opinion of our Financial Advisor	10
Financing of the Merger	10
The Special Meeting	10
Revocation of Proxies	11
Interests of O.I. Corporation’s Executive Officers and Directors in the Merger	11
Legal Proceedings Regarding the Merger	12
The Shareholder Agreements	12
Conditions to Closing of the Merger	12
Restrictions on the Solicitation of Other Offers	13
Restrictions on Change of Recommendation to Shareholders	13
Termination of the Merger Agreement	14
Additionally, we may terminate the merger agreement if:	14
Fees and Expenses	15
Material United States Federal Income Tax Consequences	16
Appraisal Rights	16

THE SPECIAL MEETING	17

Date, Time, and Place	17
Purpose of the Special Meeting	17
Recommendation of our Board of Directors	17
Record Date; Share Entitled to Vote; Quorum	17
Vote Required	18
Voting by OI’s Directors and Executive Officers	18
Voting of Proxies	18
Revocation of Proxies	19
Rights of Shareholders Who Object to the Merger	19
Solicitation of Proxies	19
Other Business	19
Shareholder List	20
Availability of Documents	20

THE PARTIES TO THE MERGER	20

O.I. Corporation	20
ITT Corporation	20
Oyster Acquisition Corp.	20

THE MERGER	21

Background to the Merger	21
Reasons for the Merger and Recommendation of Our Board of Directors	25
Opinion of our Financial Advisor	28
Financial Forecasts	44
Financing of the Merger	46
Interests of Our Executive Officers and Directors in the Merger	46
Legal Proceedings Regarding the Merger	48
Form of the Merger	49
Merger Consideration	49
Contingent Special Dividend	49
Treatment of Stock Options Outstanding Under Our Stock Plans	49
Treatment of Our Employee Stock Purchase Plan	49
Effective Time of the Merger	49
Effects on Us if the Merger is Not Completed	50
Delisting and Deregistration of our Common Stock	50
Material United States Federal Income Tax Consequences of the Merger	50
Regulatory Matters	52

THE MERGER AGREEMENT	53

PROPOSAL NO. 1	53

Representations and Warranties	53
The Merger	53
Effective Time of the Merger	53
Merger Consideration	54
Contingent Special Dividend	54
Payment Procedures	54
Appraisal Rights	55
Treatment of Stock Options	55
Treatment of Employee Stock Purchase Plan	55
Representations and Warranties	55
Definition of Material Adverse Effect	57
Covenants Relating to the Conduct of Our Business	58
Conditions to Closing of the Merger	60
Restrictions on Solicitation of Other Offers	61
Restrictions on Change of Recommendation to Shareholders	62
Termination of the Merger Agreement	62
Fees and Expenses	63
Further Actions and Agreements	64
Employee Benefits	65
Amendment and Waiver	65

THE SHAREHOLDER AGREEMENTS	65

Introduction	65
Shareholder Agreement	65

APPRAISAL RIGHTS	66

MARKET PRICES AND DIVIDEND DATA	67

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	68

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL NO. 2)	70

OTHER MATTERS	70

FUTURE SHAREHOLDER PROPOSALS	70

MISCELLANEOUS	70

WHERE YOU CAN FIND MORE INFORMATION	71

ANNEXES

Annex A – Agreement and Plan of Merger
Annex B – Shareholder Agreement
Annex C – Opinion of Blackhill Advisors, L.P.
Annex D – Section 1091 of the Oklahoma General Corporation Act

PROXY STATEMENT

Except as otherwise specifically noted, any references to “OI,” the “Company,” “we,” “our,” “us” and similar words in this proxy statement refer to O.I. Corporation.  In addition, we refer to ITT Corporation as “ITT” and to Oyster Acquisition Corp. as “Merger Sub.”

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following are some questions you may have regarding the proposed merger and the Special Meeting.  We urge you to carefully read the remainder of this proxy statement, the annexes to the proxy statement, and the documents we refer to or incorporate by reference as these questions and answers may not provide all the information that may be important to you as a shareholder of OI.

The Proposed Merger

Q:	What will I receive for my shares of O.I. Corporation common stock in the merger?

A:
As a result of the merger, our shareholders will be entitled to receive, as merger consideration, $12.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock they own on the date of the merger, unless they exercise and perfect their appraisal rights under the Oklahoma General Corporation Act.  For example, if you own 1,000 shares of our common stock, you will be entitled to receive $12,000 in cash, less any applicable withholding taxes, in exchange for your 1,000 shares.

Additionally, shareholders of our common stock may receive a contingent special dividend of up to $0.50, without interest and less any applicable withholding taxes, for each share of our common stock they own on the record date of the dividend.  Payment of the special dividend is contingent upon our Net Cash Amount being at least $4,145,000 at the time of closing.  If we do not have enough cash on hand to pay the contingent special dividend in the amount of $0.50 per share, we may pay a portion of that amount which would be calculated by dividing the excess of the Net Cash Amount on hand over $4,145,000, if any, by the number of shares of common stock outstanding to determine the special dividend per share which may be up to but not exceeding $0.50 per share outstanding.  For example, if you own 1,000 shares of our common stock, and the special dividend is declared to be $0.25, you would be entitled to receive $250, less any applicable withholding taxes, as a special cash dividend in addition to the compensation described above.

As of the date of this proxy statement, our Net Cash Amount exceeds the threshold set forth in the merger agreement and we anticipate that our Net Cash Amount will be sufficient to pay the full $0.50 per share contingent special dividend. Only shareholders on the contingent special dividend record date set by our Board of Directors will be eligible to receive the dividend.  We currently expect that such record date will be the date of the merger and that the payment of the contingent special dividend, if any, will be as soon as practicable thereafter.  There can be no assurance that the contingent special dividend will in fact be declared or paid.

“Net Cash Amount” is defined in the merger agreement as an amount equal to the sum of the aggregate amount of cash and cash equivalents of OI and its subsidiaries minus the aggregate principal amount of OI’s indebtedness for borrowed money and minus unpaid transaction expenses incurred by OI and its subsidiaries in connection with the merger.  The Net Cash Amount will be adjusted to provide a credit to OI for up to $175,000 of expenses paid or incurred by OI in connection with the merger. Any cash used to pay the contingent special dividend will not be included in the calculation of the Net Cash Amount.

Q:	What will the holders of O.I. Corporation stock options receive in the merger?

A:
At the effective time of the merger, all of our outstanding stock options, whether vested or unvested, will be cancelled and the holders of such stock options will be entitled to receive a cash payment in an amount equal to the product of (i) the excess, if any, of (A) $12.00 plus the amount of the contingent special dividend, if any, over (B) the exercise price per share of such option multiplied by (ii) the number of shares of common stock for which such options have not yet been exercised.

Q:	What effects will the proposed merger have on O.I. Corporation?

A:
Upon completion of the proposed merger, O.I. Corporation will cease to be a publicly traded company and will be wholly owned by ITT.  As a result, you will no longer have any interest in our future earnings or growth, if any.  Following completion of the merger, the registration of our common stock and our reporting obligations with respect to our common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.  In addition, upon completion of the proposed merger, shares of our common stock will no longer be listed on The NASDAQ Global Market.

Q:	When do you expect the merger to be completed?

A:
We are working toward completing the merger as expeditiously as possible and expect to consummate the merger in the fourth quarter of 2010, promptly following the Special Meeting.  In addition to obtaining shareholder approval, we must also satisfy all other closing conditions.

Q:	What happens if the merger is not completed?

A:
If the merger agreement is not adopted by our shareholders, or if the merger is not completed for any other reason, our shareholders will not receive any payment for their shares pursuant to the merger agreement.  Instead, O.I. Corporation will remain as a public company and our common stock will continue to be registered under the Exchange Act and be listed and traded on The NASDAQ Global Market.  Under specified circumstances set forth in the “Merger Agreement – Fees and Expenses” beginning on page 63, we may be required to pay ITT a termination fee, as well as certain of its fees and expenses incurred in connection with the merger.  Additionally, we will not pay the contingent special dividend.

Q:	What rights do I have if I oppose the merger?

A:
Our shareholders are entitled to appraisal rights under Oklahoma law by following the requirements specified in Section 1091 of the Oklahoma General Corporation Act.  A copy of Section 1091 is attached as Annex D to this proxy statement.  See “Appraisal Rights” beginning on page 66.

Q:	Do any of O.I. Corporation’s directors or officers have interests in the merger that may differ from those of OI shareholders?

A:
Both of our executive officers are party to agreements with us that provide the executive officer with certain severance payments and benefits if the executive officer’s employment is terminated under certain circumstances within one year following the effective time of the merger.  In addition, certain of our executive officers and directors (i) own shares of our common stock for which they will be entitled to receive the same cash consideration per share on the same terms and conditions as our other shareholders and (ii) hold stock options which will accelerate in full and be cashed out in connection with the merger.

Q:	Will the merger be taxable to me?

A:
Yes.  In general, the merger will be a taxable transaction for holders of shares of our common stock.  For U.S. federal income tax purposes, you will generally recognize a gain or loss measured by the difference, if any, between the cash you receive (before reduction for any applicable withholding tax) in the merger and your adjusted tax basis in the shares exchanged in the merger.  Gain or loss will be determined separately for each block of your shares (i.e., shares acquired at the same cost in a single transaction).  Under applicable authorities, the treatment of the contingent special dividend is not free from doubt.  We intend to treat the contingent special dividend as a dividend to the extent of our current or accumulated earnings and profits.  However, the contingent special dividend alternatively may be treated as part of the merger consideration received by holders of shares of our common stock in the merger.  You should read “The Merger—Material United States Federal Income Tax Consequences of the Merger” beginning on page 50 for a more complete discussion of the U.S. federal income tax consequences of the merger and the contingent special dividend.  You are also urged to consult your own tax advisor about the tax consequences to you of the merger.

The Special Meeting

Q:	Why am I receiving this proxy statement?

A:
Our Board of Directors is furnishing this proxy statement in connection with the solicitation of proxies to be voted at a Special Meeting of shareholders or at any adjournments or postponements thereof.  This document contains important information about the merger and the Special Meeting of shareholders and you should read it carefully.

Q:	When and where is the Special Meeting of shareholders?

A:	The Special Meeting of our shareholders will be held on November 15, 2010 at 10:00 a.m., local time, at O.I. Corporation headquarters located at 151 Graham Road, College Station, Texas 77845.

Q:	What am I being asked to vote on?

A:	You will be asked to consider and vote on the following proposals:

•	To adopt the merger agreement; and

•
To approve the adjournment of the Special Meeting from time to time as may be necessary to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement at the time of the Special Meeting.

Shareholders will also consider and act upon any other business which may properly come before the Special Meeting or any adjournment or postponement thereof.

Q:	How does OI’s Board recommend that I vote?

A:
At a special meeting held on September 13, 2010, our Board of Directors unanimously approved the merger agreement and determined that the merger and the merger agreement are advisable and fair to and in the best interests of OI and our shareholders. Our Board of Directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the Special Meeting from time to time as may be necessary to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement at the time of the Special Meeting.

Q:	What factors did OI’s Board consider in making its recommendation?

A:	In making its recommendation, our Board of Directors took into account, among other things:

•	The merger consideration to be received by our shareholders;

•	That our shareholders may also receive a contingent special dividend of up to $0.50 per share;

•	Our prospects as an independent company;

•	The opinion of Blackhill Advisors, L.P.;

•	The financial forecasts prepared by our management;

•	Terms of the merger agreement;

•	Limitations on OI’s business under the merger agreement;

•	The fact that the transaction is in cash with our shareholders no longer retaining any equity upside;

•	The requirement under the merger agreement that the Special Meeting be held even if our Board of Directors recommends against the merger;

•	The shareholder agreements;

•	The termination fees and expenses payable to ITT under certain circumstances; and

•	Interests of our directors and officers.

Voting and Proxy Procedures

Q:	Who is entitled to vote at the Special Meeting?

A:
Only shareholders of record as of the close of business on October 5, 2010 are entitled to receive notice of the Special Meeting and to vote the shares of our common stock that they held at that time at the Special Meeting or any adjournments or postponements thereof.

Q:	How many votes is each share entitled to?

A:	Each share of common stock you own on the record date is entitled to one vote.

Q:	What vote is required to adopt the merger agreement?

A:	The proposal to adopt the merger agreement must be approved by the holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting.

Q:	What vote is required to approve a proposal to adjourn the Special Meeting from time to time as may be necessary to solicit additional proxies?

A:
The proposal to adjourn the Special Meeting from time to time as may be necessary to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the Special Meeting and entitled to vote on the matter.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:
No.  Your broker cannot vote your shares without instructions from you to do so.  You should instruct your broker to vote your shares in accordance with the procedure provided by your broker.  Without instructions from you, your shares will not be voted which will have the same effect as if you had voted “AGAINST” adoption of the merger agreement.

Q:	What do I need to do now?

A:
We urge you to read this proxy statement (including its annexes and any documents we refer to and incorporated by reference into this proxy statement) carefully and consider how the merger affects you.  Submit your proxy via the Internet or telephone or complete, date, and sign your proxy card and return it in the postage-prepaid envelope as soon as possible so that your shares can be voted at the Special Meeting.  Please do not send your stock certificates with your proxy card.

Q:	How do proxies work?

A:	The Board of Directors is asking for your proxy, meaning that you authorize us to vote your shares at the Special Meeting in the manner you direct.

Q:	May I vote in person?

A:
Yes.  If your shares are registered in your name, you may attend the Special Meeting and vote your shares in person, rather than submitting your proxy through the Internet or by telephone or signing and returning your proxy card by mail.  If your shares are held in “street name,” you must obtain a proxy from your broker or other nominee in order to attend the Special Meeting and vote in person. Even if you plan to attend the Special Meeting in person, we urge you to submit your proxy through the Internet or by telephone or by completing, signing, dating, and returning the enclosed proxy by mail to ensure that your shares will be represented at the Special Meeting.

Q:	May I submit a proxy via the Internet or telephone?

A:
Yes.  If your shares are registered in your name, you may vote by submitting your proxy through the Internet at http://www.voteproxy.com or telephonically by calling 1-800-PROXIES.  You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or telephone.

If your shares are held in “street name” through a broker or other nominee, you may provide voting instructions by completing and returning the voting form provided by your broker or nominee or via the Internet or telephone through your broker or nominee if they provide such a service.  To provide voting instructions via the Internet or telephone through your broker or nominee, you should follow the instructions on the voting form provided by your broker or nominee.

Q:
What happens if I do not return my proxy card by mail, submit a proxy through the Internet or by telephone, authorize my broker or nominee to vote on my behalf, or attend the Special Meeting and vote in person?

A:
The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting.  Therefore, if you do not return your proxy card, submit a proxy through the Internet or by telephone, authorize your broker or nominee to vote on your behalf, or attend the Special Meeting and vote in person, it will have the same effect as if you voted “AGAINST” adoption of the merger agreement.

In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.  If a quorum is present in person or represented by proxy at the Special Meeting, approval of the proposal to adjourn the Special Meeting, if necessary to solicit additional proxies, requires the affirmative vote of a majority of the votes cast on the matter by our shareholders present, in person or by proxy, and the Special Meeting.  Therefore, if you do not vote in person or by proxy, it will have no effect on the outcome of such proposal to adjourn.

Q:	May I change my vote after I have mailed my signed proxy card or submitted my proxy through the Internet or by telephone?

A:	Yes. You may change your vote at any time before your proxy is voted at the Special Meeting. If your shares are registered in your name, you may revoke your proxy by:

•
Delivering a written revocation of the proxy or a later dated, signed proxy card, to our Corporate Secretary at our corporate offices at P.O. Box 9010, College Station, Texas 77845, or by fax to (979) 690-5550, on or before the business day prior to the Special Meeting;

•	Delivering a new, later dated proxy through the Internet or by telephone prior to the Special Meeting;

•	Delivering a written revocation or a later dated, signed proxy card to us at the Special Meeting prior to the taking of the vote on the matters to be considered at the Special Meeting; or

•	Attending the Special Meeting and voting in person.

If you have instructed a broker or other nominee to vote your shares, you may revoke your proxy only by following the directions received from your broker or nominee to change those instructions.

Revocation of the proxy will not affect any vote previously taken.  Attendance at the Special Meeting will not in itself constitute the revocation of a proxy; you must vote in person at the Special Meeting to revoke a previously delivered proxy.

Q:	What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instructions.  For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares.  If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card.  Please complete, sign, date, and return by mail each proxy card, or submit the same through the Internet or by telephone.

Q:	What happens if I sell my shares of OI common stock before the Special Meeting?

A:
The record date for the Special Meeting, October 5, 2010, is earlier than the date of the Special Meeting and the date the merger is expected to be completed.  If you transfer your shares of our common stock after the record date but before the Special Meeting, you will retain your right to vote at the Special Meeting but will transfer the right to receive the merger consideration.  Similarly, if you transfer your shares of our common stock before the contingent special dividend record date, you will transfer the right to receive the contingent special dividend, if any.

Q:	Should I send in my stock certificate(s) now?

A:
No.  After the merger is completed, you will receive written instructions for exchanging your shares of our common stock for the merger consideration of $12.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock you hold.

Q:	If the contingent special dividend is paid, how will I receive the payment?

A:	If we pay the contingent special dividend, it will be paid in cash to each holder of record of our common stock on the contingent special dividend record date set by our Board of Directors.

Q:	Who can help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

O.I. Corporation
Attn: Corporate Secretary
P.O. Box 9010
College Station, Texas 77845
(979) 690-1711

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This proxy statement contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 12E of the Exchange Act that are based on our current expectations, beliefs, estimates, and projections about OI and its industry.  The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “should,” and similar expressions.  Factors that may affect those forward-looking statements include, among other things:

•	The risk that the merger may not be consummated in a timely manner, if at all;

•	The risk that the merger agreement may be terminated in circumstances that require us to pay ITT up to $285,000, $1 million, or $1.285 million, depending on the circumstances;

•	The risk that our Net Cash Amount may not be at least $4,145,000 and therefore we will not be able to pay all or a portion of the contingent special dividend;

•	Risks regarding a loss of or a substantial decrease in purchases by our major customers;

•	Risks related to the diversion of management’s attention from our ongoing business operations;

•	Risks regarding employee retention; and

•
Legal and regulatory proceedings, including but not limited to litigation arising out of the proposed merger, or other matters that affect the timing or our ability to complete the transactions as contemplated.

In addition, we are subject to risks and uncertainties and other factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 15, 2010, amended on August 26, 2010, and updated in our subsequently filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which should be read in conjunction with this proxy statement.  See “Where You Can Find More Information” on page 71 of this proxy statement. We caution you that reliance on any forward-looking statement involves risk and uncertainties and, although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate.  As a result, the forward-looking statements based on those assumptions could be incorrect.  In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans, objectives, or projected financial results referred to in any of the forward-looking statements.  We do not undertake to release the results of any revision of these forward-looking statements to reflect future events or circumstances.

SUMMARY

This Summary highlights selected information from this proxy statement and may not contain all of the information that is important to you.  To better understand the merger, and for a more complete description of the legal terms thereof, you should carefully read this entire proxy statement including its annexes and any documents we refer to and incorporate by reference into the proxy statement.  The merger agreement is attached as Annex A.  We encourage you to read the merger agreement which is the legal document governing the merger.

The Companies

O.I. Corporation
151 Graham Road
College Station, Texas 77845
Telephone:  (979) 690-1711
http://www.oico.com

Incorporated in Oklahoma in 1963, O.I. Corporation provides innovative products for chemical analysis and monitoring. Our products perform detection, analysis, measurement and monitoring applications in a wide variety of industries, including environmental testing, food and flavors, pharmaceutical, semiconductor, power generation, chemical, petrochemical and security. We sell our products throughout the world utilizing a direct sales force as well as a network of independent sales representatives and distributors. Our primary strategy is to identify market niches that we can penetrate using our product development capabilities, manufacturing processes and marketing skills, with the goal of assuming a market leadership position.

Additional information regarding OI is contained in our filings with the SEC.  See “Where You Can Find More Information” on page 71 of this proxy statement.

ITT Corporation
1133 Westchester Avenue
White Plains, New York 10604
Telephone:  (914) 641-2000
http://www.itt.com

Incorporated in Indiana in 1995, ITT Corporation is a global multi-industry high-technology engineering and manufacturing organization engaged directly and through its subsidiaries with approximately 40,200 employees operating in 62 countries.  ITT generates revenue and cash through the design, manufacture, and sale of a wide range of engineered products and by providing services in three vital markets: global defense and security, water and fluids management, and motion and flow control.  Its portfolio of its three core businesses is focused on making a difference to its communities and the world.  From climate change and water scarcity to population growth, infrastructure modernization, critical communications and security concerns, ITT is prepared to play a continuing role in developing sustainable solutions to pressing global problems.

Oyster Acquisition Corp.
1133 Westchester Avenue
White Plains, New York 10604
Telephone:  (914) 641-2000

Incorporated on September 7, 2010, Oyster Acquisition Corp., an Oklahoma corporation and wholly-owned subsidiary of ITT, was organized solely for the purpose of entering into the merger agreement with OI and completing the merger.  Oyster Acquisition Corp. has not conducted any business operations.

The Merger

Upon the terms and subject to the conditions of the merger agreement, Oyster Acquisition Corp. will be merged with and into OI, and OI will become a wholly-owned subsidiary of ITT.  If the merger is completed, you will be entitled to receive, as merger consideration, $12.00 in cash, without interest and less any applicable withholding taxes, in exchange for each share of our common stock that you own as of the date of the merger and for which you have not properly exercised appraisal rights.

After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as a shareholder of OI.  You will acquire no ownership interest in ITT as a result of the merger.  OI shareholders will receive the merger consideration after surrendering their OI shares in accordance with the instructions contained in the letter of transmittal to be sent to our shareholders shortly after closing the merger.  As a result of the merger, OI will cease to be a publicly-traded company.

The merger agreement is attached as Annex A to this proxy statement.  Please read it carefully.

Contingent Special Dividend (page 49)

Additionally, you may be entitled to receive a contingent special dividend of up to $0.50 per share of our common stock that you own as of the record date for the payment of the contingent special dividend if and as declared by our Board of Directors.  Payment of the special dividend is contingent upon our Net Cash Amount being at least $4,145,000 at the time of closing.  If OI does not have enough cash on hand to pay a special dividend in the amount of $0.50 per share, it may pay a portion of that amount which would be calculated by dividing the excess of the Net Cash Amount on hand over $4,145,000 by the number of shares of OI common stock outstanding to determine the special dividend per share, which may be up to but not in excess of $0.50 per common share outstanding. Only shareholders on the contingent special dividend record date set by our Board of Directors are eligible to receive the dividend.  We currently expect that such record date will be the date of the merger and that the payment of the contingent special dividend, if any, will be as soon as practicable thereafter.  There can be no assurance that the contingent special dividend will in fact be declared or paid.

Treatment of Stock Options (page 49)

At the effective time of the merger, each stock option to purchase shares of our common stock, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger, including stock options held by our executive officers and directors, will become fully vested and be cancelled.  The holder of each such stock option will become entitled to receive a cash payment in an amount equal to the product of (i) the excess, if any, of (A) $12.00 plus the amount of the contingent special dividend over (B) the exercise price per share subject to such option multiplied by (ii) the number of shares of common stock for which such options have not yet been exercised.  That payment will be subject to reduction for any applicable withholding taxes.

Treatment of Our Employee Stock Purchase Plan (page 49)

In connection with the merger, we terminated our Employee Stock Purchase Plan at the end of the third quarter of 2010.

Reasons for the Merger and Recommendation of Our Board of Directors (page 25)

Our Board of Directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the Special Meeting from time to time as may be necessary to solicit additional proxies.  At a special meeting of our Board of Directors on September 13, 2010, after consultation with financial and legal advisors, our Board of Directors unanimously determined that the merger agreement and the merger are advisable and fair to and in the best interests of OI and its shareholders.  Our Board of Directors has unanimously approved the merger agreement.

In making its recommendation, our Board of Directors took into account, among other things:

•	The merger consideration to be received by our shareholders;

•	That our shareholders may also receive a contingent special dividend of up to $0.50 per share;

•	Our prospects as an independent company;

•	The opinion of Blackhill Advisors, L.P.;

•	The financial forecasts prepared by our management;

•	Terms of the merger agreement;

•	Limitations on OI’s business under the merger agreement;

•	The fact that the transaction is in cash with our shareholders no longer retaining any equity upside;

•	The requirement under the merger agreement that the Special Meeting be held even if our Board of Directors recommends against the merger;

•	The shareholder agreements;

•	The termination fees and expenses payable to ITT under certain circumstances; and

•	Interests of our directors and officers.

Opinion of our Financial Advisor (page 28)

Blackhill Advisors, L.P. (“Blackhill”) delivered its written opinion to our Board of Directors on September 13, 2010, stating that, as of that date and based upon and subject to the factors, assumptions, qualifications, and limitations set forth therein, the consideration to be received by our shareholders in the merger was fair from a financial point of view to such shareholders.

The full text of Blackhill’s written opinion dated September 13, 2010, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken in connection with its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference.  Blackhill provided its opinion for the information of our Board of Directors in connection with and for the purposes of the evaluation of the transactions contemplated by the merger agreement.  Blackhill’s opinion addresses only the consideration to be received by the holders of our common stock in the merger and does not address any other matter.  Blackhill’s opinion does not constitute a recommendation to any shareholder of OI as to how such shareholder should vote with respect to any matter.

Financing of the Merger (page 46)

ITT has sufficient cash on hand and/or available credit facilities to pay the aggregate merger consideration in accordance with the merger agreement and to make all other necessary payments of fees and expenses required to be paid by ITT and Merger Sub in connection with the transactions contemplated by the merger agreement.

The Special Meeting (page 17)

Date, Time, and Place.  A Special Meeting of our shareholders will be held on November 15, 2010 at O.I. Corporation headquarters, 151 Graham Road, College Station, Texas 77845, at 10:00 a.m., local time, to consider and vote on:

•	Adoption of the merger agreement; and

•
Adjournment of the Special Meeting from time to time as may be necessary to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement at the time of the Special Meeting.

Shareholders will also consider and act upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Record Date and Voting Power.  You are entitled to vote at the Special Meeting if you owned shares of our common stock at the close of business on October 5, 2010, the record date for the Special Meeting.  You will have one vote at the Special Meeting for each share of our common stock you owned at the close of business on the record date.  The outstanding shares of our common stock are entitled to cast a total of 2,362,388 votes at the Special Meeting.

Required Vote.  The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding at the close of business on the record date.  Approval of any proposal to adjourn the Special Meeting from time to time as may be necessary to solicit additional proxies requires the affirmative vote of a majority of the votes cast on the matter by holders of our common stock present, in person or represented by proxy, at the Special Meeting, provided that a quorum is present at the Special Meeting.

Revocation of Proxies (page 19)

You may change your vote at any time before your proxy card is voted at the Special Meeting.  If your shares are registered in your name, you may revoke your proxy by:

•
Delivering a written revocation of the proxy, or a later dated signed proxy card, to our Corporate Secretary at our corporate offices at P.O. Box 9010, College Station, Texas 77845 or by fax to (979) 690-5550, on or before the business day prior to the Special Meeting;

•	Delivering a new, later dated proxy through the Internet or by telephone prior to the Special Meeting;

•	Delivering a written revocation or later dated signed proxy card to us at the Special Meeting prior to the taking of the vote on the matters to be considered at the Special Meeting; or

•	Attending the Special Meeting and voting in person.

If you have instructed a broker or nominee to vote your shares, you may revoke your proxy only by following the directions received from your broker or nominee to change those instructions.

Revocation of the proxy will not affect any vote previously taken.  Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.  You must vote in person at the Special Meeting to revoke a previously delivered proxy.

Interests of O.I. Corporation’s Executive Officers and Directors in the Merger (page 46)

When considering the recommendation of OI’s Board of Directors, you should be aware that OI’s directors and executive officers have interests in the merger other than their interests as OI shareholders generally, as described below.  These interests may be different from, or in conflict with, your interests as an OI shareholder.  The members of our Board of Directors were aware of these additional interests and considered them when they approved the merger agreement.  These interests include the following:

•
Our two executive officers, Bruce Lancaster and Donald Segers, are parties to agreements with us that provide for severance payments and benefits if the executive officer’s employment is terminated under certain circumstances within one year following the effective time of the merger.  The Employment Agreement of our President and Chief Operating Officer, Donald Segers, has been amended and restated effective upon the closing of the merger to set forth the terms of his future employment with ITT;

•
Based on holdings as of October 5, 2010, our executive officers and directors beneficially own in the aggregate 719,914 shares of our common stock (including shares owned by Farnam Street Partners and Mustang Capital Advisors but excluding shares underlying stock options) and will receive an aggregate of approximately $8,638,968 in cash for these shares in connection with the merger.  In addition, these executive officers and directors would receive approximately $359,957 in cash in the event that the contingent special dividend is paid in full at $0.50 per share;

•
Based on holdings as of October 5, 2010, our executive officers and directors hold options to purchase an aggregate of 59,400 shares of our common stock with per-share exercise prices less than $12.50 and will receive an aggregate of approximately $256,548 in cash (net of applicable exercise prices and subject to applicable withholding taxes) in exchange for these stock options in connection with the merger, assuming that the contingent special dividend is paid at $0.50 per share; and

•
Following the effective time of the merger, the surviving corporation of the merger will provide continued indemnification to our officers and directors applicable to the period prior to the effective time of the merger.

Legal Proceedings Regarding the Merger (page 48)

We are not aware of any legal proceedings regarding the merger.

The Shareholder Agreements (page 65)

Under shareholder agreements signed in conjunction with the merger agreement, certain of our directors and our two largest shareholders as of October 5, 2010, Farnam Street Partners and Mustang Capital Advisors, have agreed to vote their shares of common stock in favor of adoption of the merger agreement and against any proposal in opposition to or in competition with the merger.  A copy of the form of shareholder agreement is attached as Annex B to this proxy statement.

Conditions to Closing of the Merger (page 60)

The obligations of OI, ITT, and Merger Sub to consummate the merger are subject to the satisfaction or waiver of each of the following conditions:

•	The merger agreement shall have been duly approved and adopted by our shareholders; and

•
No court or other governmental entity shall have enacted, issued, promulgated, enforced, or entered any law, rule, regulation or order then in effect prohibiting or having the effect of making illegal the consummation of the merger and no governmental entity shall have instituted any action that is pending seeking such an order.

In addition, the obligation of ITT and Merger Sub to consummate the merger is subject to the satisfaction or waiver of each of the following additional conditions:

•	We shall have performed in all material respects each of our agreements contained in the merger agreement and required to be performed on or prior to the effective time of the merger;

•
Each of our representations and warranties contained in the merger agreement shall be true and correct in all material respects on and as of the effective time of the merger as if made on such date except that each of the representations and warranties with respect to our capital stock and options shall be true and correct;

•
Since the date of the merger agreement, there shall not have been any event, occurrence, fact, condition, effect, change, or development that, individually or in the aggregate, would be reasonably expected to have a material adverse effect on us;

•	We shall have obtained all required notifications, authorizations, consents, orders, declarations, or approvals required to be obtained in connection with the merger agreement;

•
There shall not be instituted or pending any litigation or legal action by any person relating to the merger agreement, the shareholder agreements, or the proposed merger, or which would have, individually or in the aggregate, a material adverse effect on us or ITT;

•	The dissenting shares shall include no more than 5% of our outstanding common stock;

•	We must have a Net Cash Amount of at least $4,145,000 immediately prior to the effective time of the merger; and

•	We shall provide to ITT a certificate signed on behalf of OI by our Chief Executive Officer and Chief Financial Officer stating that each of the foregoing conditions have been satisfied.

In addition, our obligation to consummate the merger is subject to the satisfaction or waiver of each of the following conditions:

•	ITT and Merger Sub shall have performed in all material respects each of their agreements contained in the merger agreement required to be performed on or prior to the effective time of the merger;

•
Each of ITT’s and Merger Sub’s representations and warranties contained in the merger agreement shall be true and correct in all material respects on and as of the effective time of the merger as if made on such date; and

•	We shall have received a certificate of an executive officer of ITT stating that each of the foregoing conditions has been satisfied.

Restrictions on the Solicitation of Other Offers (page 61)

We have agreed that, from the date of the merger agreement until the consummation of the merger or the date on which the merger agreement is terminated, we will not directly or indirectly solicit, initiate or knowingly facilitate, induce, or encourage the submission of any takeover proposal, enter into any letter of intent or agreement providing for, relating to, or in connection with any such proposal, participate in discussions with any party that could reasonably be expected to lead to a takeover proposal or furnish to any third party any information regarding us or afford access to our properties, books and records in connection with a takeover proposal.

Prior to the Special Meeting we may furnish information to or engage in discussions or negotiations with a third party, provided that we did not solicit such discussions or negotiations, if, in the reasonable good faith judgment of our Board of Directors, after consultation with its outside financial advisors, the takeover proposal would, if consummated, be likely to result in a superior proposal, the party making the inquiry has, in the reasonable good faith judgment of our Board of Directors, after consultation with its outside financial advisors, the financial means to consummate their proposed transaction, and the failure to take such action in the reasonable good faith judgment of our Board Directors, after consultation with our outside counsel, would be inconsistent with the exercise of the fiduciary duties of our Board of Directors to our shareholders under applicable law.  No later than twenty-four hours of receipt of any such proposal or request, we must advise ITT orally and in writing of the request or proposal including providing the identity of the third party making the request or proposal.

Restrictions on Change of Recommendation to Shareholders (page 62)

Our Board of Directors has agreed not to withdraw, qualify or modify its recommendation to our shareholders in favor of the merger.  Prior to the approval and adoption of the merger agreement by our shareholders at the Special Meeting, in response to the receipt of a superior proposal that has not been withdrawn and provided we have complied in all material respects with the provisions of the merger agreement relating to takeover proposals, our Board of Directors may withdraw, qualify or modify its recommendation in favor of the merger; provided, that we have complied in all material respects with the following requirements and, after so complying, such proposal continues to constitute a superior proposal and our Board of Directors determines in good faith, after consultation with our outside legal and financial advisors, that the failure to withdraw, qualify or modify its recommendation would be inconsistent with the exercise of the fiduciary duties of our Board of Directors to the shareholders under applicable law.  Our Board of Directors may not withdraw, qualify or modify its recommendation in favor of the merger unless (i) we have, at least five business days in advance, provided a written notice to ITT advising ITT that our Board of Directors has received a superior proposal, specifying the material terms and conditions of such superior proposal, identifying the person making such superior proposal and providing copies of any agreements intended to effect such superior proposal, and (ii) during such five business day period, we and our representatives have negotiated in good faith with ITT regarding any revisions to the terms of the merger agreement and the merger in response to such superior proposal; provided, however, that if during the five business day notice period any revisions are made to the superior proposal and such revisions are material, we shall provide written notice of such revisions to ITT and the five business days notice period shall be extended by one business day.

Termination of the Merger Agreement (page 62)

OI, ITT, and Merger Sub may agree to terminate the merger agreement at any time prior to the effective time of the merger, even after our shareholders have adopted the merger agreement at the Special Meeting.

In addition, we on the one hand, and ITT and Merger Sub, on the other hand, each have separate rights to terminate the merger agreement without the agreement of the other party if, among other things:

•	The merger is not approved at the Special Meeting or at any adjournment or postponement thereof;

•
The merger has not been effected prior to March 31, 2011, provided the party terminating the merger agreement has not caused the merger to not be effected by failing to fulfill its obligations under the merger agreement; or

•
Any court or governmental entity having jurisdiction shall have issued or enacted an order or law or taken other action permanently enjoining or which prohibits or makes illegal consummation of the merger and such action shall have been final and nonappealable.

ITT and Merger Sub may also terminate the merger agreement if:

•
There has been a breach of any representation, warranty, covenant, or other agreement made by us in the merger agreement or any such representation or warranty became untrue after the date of the merger agreement and such breach either cannot be cured or has not been cured within thirty days written notice thereof;

•	We fail to file this proxy statement and conduct the Special Meeting as soon as practicable after the signing of the merger agreement;

•	We breach the non-solicitation provision of the merger agreement;

•	Our Board of Directors withdraws, or modifies or qualifies, in a manner adverse to ITT, its recommendation of a vote “FOR” consummation of the merger or recommends a vote in favor of another proposal;

•
A tender or exchange offer for 15% or more of the outstanding shares of our common stock is commenced and our Board of Directors fails to recommend against acceptance of such offer by our shareholders;

•	Our Board of Directors fails to reaffirm its recommendation in favor of the adoption of the merger agreement if requested to do so; and

•
If there shall have been a material adverse effect with respect to us and such material adverse effect is not curable or, if curable, is not cured within ten days after written notice is provided by ITT.

Additionally, we may terminate the merger agreement if:

•
There has been a breach of any representation, warranty, covenant, or other agreement made by ITT or Merger Sub in the merger agreement or any such representation or warranty became untrue after the date of the merger agreement and such breach either cannot be cured or has not been cured within thirty days written notice thereof.

Fees and Expenses (page 63)

Generally, each party must pay the costs and expenses it incurs in connection with the merger agreement and the consummation of the merger.  Notwithstanding the foregoing, there are certain instances set forth below, in which we will become obligated to pay ITT its costs, a breakup fee, or both.

In certain instances, we are obligated to reimburse ITT’s costs in an amount not to exceed $285,000.

If the merger agreement is not approved at the Special Meeting or any adjournment or postponement thereof, we must pay ITT its costs which shall not exceed $285,000.

If ITT terminates the merger agreement because there has been a breach of any representation, warranty, covenant, or other agreement made by us in the merger agreement or any such representation or warranty became untrue after the date of the merger agreement and such breach either cannot be cured or has not been cured within thirty days written notice thereof, we must pay ITT its costs which shall not exceed $285,000.

If the merger agreement is terminated by ITT because (i) we shall have breached any of the non-solicitation provisions of the merger agreement or those relating to the filing of this proxy statement and conducting the Special Meeting as soon as practicable after the signing of the merger agreement; (ii) our Board of Directors shall have withdrawn, qualified or modified its recommendation in favor of the merger or shall have taken any other action or made any other statement in connection with the Special Meeting inconsistent with its recommendation in favor of the merger or shall have resolved or proposed to do any of the foregoing; (iii) our Board of Directors shall have recommended to our shareholders any third party takeover proposal or shall have resolved to do so; (iv) a tender offer or exchange offer for 15% or more of the outstanding shares of our capital stock is commenced and our Board of Directors fails to recommend against acceptance of such tender offer or exchange offer by our shareholders; or (v) our Board of Directors fails to reaffirm its recommendation in favor of the adoption and approval of the merger agreement within five business days after ITT requests in writing that such recommendation be reaffirmed, then we must pay ITT its costs which shall not exceed $285,000.

In any instance where we are required to pay ITT a termination fee in connection with the merger not being effected by March 31, 2011 or because of a court or governmental injunction or prohibition, we must also pay ITT its costs, which shall not exceed $285,000.

In certain instances, we are obligated to pay ITT $1,000,000.

If ITT terminates the merger agreement because there has been a breach of any representation, warranty, covenant, or other agreement made by us in the merger agreement or any such representation or warranty became untrue after the date of the merger agreement and such breach either cannot be cured or has not been cured within thirty days written notice thereof and, a takeover proposal existed between the date of the merger agreement and the date of its termination, and concurrently with or within twelve months after any such termination another acquisition transaction involving us is consummated or we enter into any letter of intent or agreement with respect to an acquisition transaction, we must pay ITT a fee of $1,000,000.

If (a) ITT or we terminate the merger agreement because the merger has not been effected by March 31, 2011, or because any court or governmental entity having jurisdiction shall have issued or enacted an order or law or taken other action permanently enjoining or which prohibits or makes illegal consummation of the merger and such action shall have been final and nonappealable, (b) a takeover proposal existed between the date of the merger agreement and the date of its termination, and (c) concurrently with or within twelve months after any such termination another acquisition transaction involving us is consummated or we enter into any letter of intent or agreement with respect to an acquisition transaction, we must pay ITT a fee of $1,000,000.

If ITT or we terminate the merger agreement because the merger agreement is not approved at the Special Meeting or any adjournment or postponement thereof and a takeover proposal existed between the date of the merger agreement and the date of its termination, and concurrently with or within twelve months after any such termination another transaction involving us is consummated or we enter into any letter of intent or agreement with respect to an acquisition transaction, we must pay ITT a fee of $1,000,000.

If ITT terminates the merger agreement because (i) we shall have breached any of the non-solicitation provisions of the merger agreement or those relating to the filing of this proxy statement and conducting the Special Meeting as soon as practicable after the signing of the merger agreement; (ii) our Board of Directors shall have withdrawn, qualified or modified its recommendation in favor of the merger or shall have taken any other action or made any other statement in connection with the Special Meeting inconsistent with its recommendation in favor of the merger or shall have resolved or proposed to do any of the foregoing; (iii) our Board of Directors shall have recommended to our shareholders any third party takeover proposal or shall have resolved to do so; (iv) a tender offer or exchange offer for 15% or more of the outstanding shares of our capital stock is commenced and our Board of Directors fails to recommend against acceptance of such tender offer or exchange offer by our shareholders; or (v) our Board of Directors fails to reaffirm its recommendation in favor of the adoption and approval of the merger agreement within five business days after ITT requests in writing that such recommendation be reaffirmed, then we must pay ITT a fee of $1,000,000.

In certain instances, we are obligated to pay ITT up to $1,285,000.

If any instance where we are required to reimburse ITT’s costs occurs in conjunction with any instance in which we are required to pay the $1,000,000 fee, then we must pay ITT both their costs and the fee for a total payment of up to $1,285,000.

Material United States Federal Income Tax Consequences (page 50)

The conversion of shares of our common stock into the right to receive the $12.00 per share cash merger consideration (without interest and subject to any applicable withholding taxes) will generally be a taxable transaction for holders of shares of our common stock.  For U.S. federal income tax purposes, you will generally recognize a gain or loss measured by the difference, if any, between the cash you receive (before reduction for any applicable withholding tax) in the merger and your adjusted tax basis in the shares exchanged in the merger.  Gain or loss will be determined separately for each block of your shares (i.e., shares acquired at the same cost in a single transaction).  Under applicable authorities, the treatment of the contingent special dividend is not free from doubt.  We intend to treat the contingent special dividend as a dividend to the extent of our current or accumulated earnings and profits.  However, the contingent special dividend alternatively may be treated as part of the merger consideration received by holders of shares of our common stock in the merger.  You should read “The Merger—Material United States Federal Income Tax Consequences of the Merger” for a more complete discussion of the U.S. federal income tax consequences of the merger.  You are urged to consult your own tax advisor about the tax consequences to you of the merger and the contingent special dividend.

Appraisal Rights (page 66)

Holders of our common stock who do not vote in favor of the merger agreement may elect to pursue their appraisal rights to receive the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the per share merger consideration under the merger agreement, but only if they comply with the procedures required under Oklahoma law.  In order to qualify for these rights, you must (1) not vote in favor of adoption of the merger agreement (although you may choose not to vote), (2) deliver to us a written demand for appraisal prior to the taking of the vote on the adoption of the merger agreement at the Special Meeting, and (3) otherwise comply with the procedures of Oklahoma law regarding the exercise of appraisal rights.  An executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted for the adoption of the merger agreement and will disqualify the shareholder submitting that proxy from demanding appraisal rights.

A copy of Section 1091 of the Oklahoma General Corporation Act is included as Annex D to this proxy statement.  Failure to follow the procedures set forth therein will result in the loss of appraisal rights.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board of Directors of O.I. Corporation for use at the Special Meeting of shareholders or at any adjournment or postponement thereof.

Date, Time, and Place

We will hold the Special Meeting at O.I. Corporation headquarters, located at 151 Graham Road, College Station, Texas 77845, at 10:00 a.m., local time, November 15, 2010.

Purpose of the Special Meeting

The purposes of the Special Meeting are to consider and act upon the following matters:

•
To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of September 13, 2010, as amended, by and among us, ITT and Merger Sub, as described in this proxy statement, as it may be amended from time to time.  A copy of the merger agreement is attached as Annex A to this proxy statement; and

•
To consider and vote upon the adjournment of the Special Meeting from time to time as may be necessary to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement at the time of the Special Meeting.

Shareholders will also consider and act on any other matters that may properly come before the Special Meeting or any adjournment or postponement thereof.

Recommendation of our Board of Directors

Our Board of Directors has determined and believes that the merger and merger agreement described in this proxy statement are advisable and fair to and in the best interests of OI and its shareholders.  Our Board of Directors has approved the merger agreement and recommends that our shareholders vote “FOR” Proposal No. 1 to adopt the merger agreement.

Our Board of Directors has determined and believes that adjourning the Special Meeting from time to time as may be necessary to solicit additional proxies if there are not sufficient votes in favor of the proposal to adopt the merger agreement is advisable and fair to and in the best interests of OI and our shareholders.  Our Board of Directors recommends that shareholders vote “FOR” Proposal No. 2 to adjourn the Special Meeting from time to time as may be necessary to solicit additional proxies if there are not sufficient votes in favor of the proposal to adopt the merger agreement.

Record Date; Share Entitled to Vote; Quorum

Only holders of record of our common stock at the close of business on October 5, 2010, the record date, are entitled to notice of and to vote at the Special Meeting.  On the record date, there were 2,362,388 shares of our common stock issued and outstanding.  Holders of record of our common stock on the record date are entitled to one vote per share at the Special Meeting on the proposal to adopt the merger agreement and the proposal to adjourn the Special Meeting from time to time as may be necessary to solicit additional proxies.

A quorum of shareholders is necessary to hold a valid Special Meeting.  Under our Bylaws, a quorum is present at the Special Meeting if a majority of the shares of our common stock which is issued and outstanding are present, in person of by proxy.  In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.  For purposes of determining the presence of a quorum, abstentions will be counted as shares present, however broker non-votes (where a broker does not exercise discretionary authority to vote on a manner), if any, will not be counted as shares present.

Vote Required

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote at the Special Meeting.  Adoption of the merger agreement is a condition to the closing of the merger.

Approval of any proposal to adjourn the Special Meeting from time to time as may be necessary to solicit additional proxies requires the affirmative vote of a majority of the votes cast on the matter by holders of our common stock present, in person or represented by proxy, at the Special Meeting, provided that a quorum is present at the Special Meeting.

Voting by OI’s Directors and Executive Officers

As of October 5, 2010, the record date, our directors and executive officers held and were entitled to vote 719,914 shares of our common stock (including shares owned by Farnam Street Partners and Mustang Capital Advisors, but excluding options held by such persons), representing approximately 30.5% of our outstanding common stock as of such date.  All of our directors and executive officers have informed us that they currently intend to vote all of their shares “FOR” the adoption of the merger agreement and “FOR” the adjournment proposal.  If all of our directors and executive officers (together with Farnam Street Partners and Mustang Capital Advisors) vote their shares in favor of adopting the merger agreement, 30.5% of our outstanding shares will have voted for the proposal to adopt the merger agreement.  This means that additional holders of approximately 19.6% of all shares entitled to vote at the Special Meeting would need to vote for the proposal to adopt the merger agreement in order for it to be adopted.  Certain of our directors and officers and our two largest shareholders as of October 5, 2010 have entered into shareholder agreements which provide that, among other things, each of the parties to such shareholder agreements will, subject to the terms and conditions set forth therein, vote their shares of our common stock in favor of the adoption and approval of the merger and against any proposal in opposition to or in connection with the merger.  These shareholder agreements are discussed more fully under the section of this proxy statement entitled “The Shareholder Agreements” beginning on page 65.

Voting of Proxies

If your shares are registered in your name, you may cause your shares to be voted by (i) mailing a signed proxy card in the enclosed postage-prepaid envelope, (ii) submitting a proxy through the Internet at http://www.voteproxy.com or by telephone at 1-800-PROXIES or (iii) by voting in person at the Special Meeting.

If your shares are registered in your name and you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the meeting.  If your shares are registered in your name, you are encouraged to submit a proxy even if you plan to attend the Special Meeting in person.

Voting instructions are included on your proxy card.  All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the shareholder’s instructions.  Properly executed proxies that do not contain voting instructions will be voted “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the Special Meeting from time to time as may be necessary to solicit additional proxies.

If your shares are held in “street name” through a broker or other nominee, you may provide voting instructions by completing and returning the voting form provided by your broker or nominee or via the Internet or by telephone through your broker or nominee if they provide such a service.  To provide voting instructions via the Internet or telephone, you should follow the instructions on the voting form provided.  If you plan to attend the Special Meeting, you will need a proxy from your broker or nominee in order to be given a ballot to vote your shares.  If you do not return your broker’s or nominee’s voting form, provide voting instructions via the Internet or telephone through your broker or nominee, if possible, or attend the Special Meeting and vote in person, it will have the same effect as if you voted “AGAINST” adoption of the merger agreement.

Shareholders that abstain from voting on a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular manner will not be counted as votes in favor of such matter.  For purposes of determining the presence of a quorum, abstentions will be counted as shares present, however, broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter), if any, will not be counted as shares present.  Abstentions and broker non-votes will have the same effect as if you voted “AGAINST” adoption of the merger agreement and will have no effect on the proposal to adjourn the Special Meeting from time to time as may be necessary to solicit additional proxies if there are not sufficient votes in favor of adoption of the merger agreement at the time of the Special Meeting.

Revocation of Proxies

Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted.  Proxies may be revoked as follows:

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Delivering a written revocation of the proxy or a later dated, signed proxy card, to our Corporate Secretary at our corporate offices at P.O. Box 9010, College Station, Texas 77845, or by fax to (979) 690-5550, on or before the business day prior to the Special Meeting;

•	Delivering a new, later dated proxy through the Internet or by telephone prior to the Special Meeting;

•	Delivering a written revocation or a later dated, signed proxy card to us at the Special Meeting prior to the taking of the vote on the matters to be considered at the Special Meeting; or

•	Attending the Special Meeting and voting in person.

If you have instructed a broker or other nominee to vote your shares, you may revoke your proxy only by following the directions received from your broker or nominee to change those instructions.

Revocation of the proxy will not affect any vote previously taken.  Attendance at the Special Meeting will not in itself constitute the revocation of a proxy; you must vote in person at the Special Meeting to revoke a previously delivered proxy.

Rights of Shareholders Who Object to the Merger

Shareholders are entitled to appraisal rights under Oklahoma law in connection with the merger.  This means that you are entitled to have the value of your shares determined by an Oklahoma District Court and to receive payment based on that valuation.  The ultimate amount you receive as a dissenting shareholder in an appraisal proceeding may be more than, the same as, or less than the amount you would have received under the merger agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to OI before the vote is taken on the merger agreement and you must not vote in favor of adoption of the merger agreement.  Your failure to follow exactly the procedures specified under Oklahoma law may result in the loss of your appraisal rights.  The text of the Oklahoma appraisal rights statute is reproduced in its entirety as Annex D to this proxy statement.

Solicitation of Proxies

We will bear the cost of the solicitation of the proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock.  Proxies may also be solicited by certain of our directors, officers, and employees, none of whom will be compensated for such services.

Other Business

We are not currently aware of any business to be acted upon at the Special Meeting other than the matters discussed in this proxy statement.  Under our Bylaws, business transacted at the Special Meeting is limited to the purposes stated in the notice of the Special Meeting, which is provided at the beginning of this proxy statement.  If other matters do properly come before the Special Meeting, or at any adjournment or postponement thereof, we intend that shares of our common stock represented by properly submitted proxies will be voted in accordance with the recommendations of our Board of Directors.

Shareholder List

A list of our shareholders entitled to vote at the Special Meeting will be available for examination by any of our shareholders at the Special Meeting.  For ten days prior to the Special Meeting, the list will be available for inspection by any shareholder for any purpose germane to the Special Meeting.  The list may be inspected during regular business hours at our corporate offices located at 151 Graham Road, College Station, Texas 77845.

Availability of Documents

The reports, opinions, or appraisals referenced in this proxy statement will be made available for inspection and copying by any of our shareholders during ordinary business hours at our corporate offices located at 151 Graham Road, College Station, Texas 77845.

THE PARTIES TO THE MERGER

O.I. Corporation

O.I. Corporation provides innovative products for chemical analysis and monitoring. Our products perform detection, analysis, measurement and monitoring applications in a wide variety of industries, including environmental testing, food and flavors, pharmaceutical, semiconductor, power generation, chemical, petrochemical and security. We sell our products throughout the world utilizing a direct sales force as well as a network of independent sales representatives and distributors. Our primary strategy is to identify market niches we can penetrate using our product development capabilities, manufacturing processes and marketing skills with the goal of assuming a market leadership position.  Management continually emphasizes product innovation, quality improvement, performance enhancement and on-time delivery while striving for product cost improvements to promote added value for our products.

We were incorporated in 1963 in Oklahoma and our principal executive offices are located at 151 Graham Road, College Station, Texas 77845.  Our mailing address is:  P.O. Box 9010, College Station, Texas 77842-9010.  Our website is located at http://www.oico.com.  Additional information regarding OI is contained in our filings with the SEC.  See “Where You Can Find Additional Information” on page 71.

ITT Corporation

ITT Corporation is a global multi-industry high-technology engineering and manufacturing organization engaged directly and through its subsidiaries with approximately 40,200 employees operating in 62 countries.  ITT generates revenue and cash through the design, manufacture, and sales of a wide range of engineered products and by providing services in three vital markets: global defense and security, water and fluids management, and motion and flow control.  Its portfolio of its three core businesses is focused on making a difference to its communities and the world.  From climate change and water scarcity to population growth, infrastructure modernization, critical communications, and security concerns, ITT is prepared to play a continuing role in developing sustainable solutions to pressing global problems.

ITT was incorporated in Indiana in 1995 and the mailing address for its principal executive offices is 1133 Westchester Avenue, White Plains, New York 10604.  Its telephone number is (914) 641-2000.  ITT’s website is located at http://www.itt.com.  Additional information regarding ITT is contained in ITT’s filings with the SEC.

Oyster Acquisition Corp.

Oyster Acquisition Corp., an Oklahoma corporation, is a wholly-owned subsidiary of ITT.  Oyster was organized for the sole purpose of entering into the merger agreement with OI and completing the merger.  Oyster was incorporated on September 7, 2010 and has not conducted any business operations.  The mailing address for its principal executive offices is 1133 Westchester Avenue, White Plains, New York 10604.  Its telephone number is (914) 641-2000.

THE MERGER

The following discussion of the merger in this proxy statement is qualified by reference to the merger agreement which is attached to this proxy statement as Annex A.  We urge you to read the merger agreement carefully.

Background to the Merger

As part of the ongoing evaluation of our business, our Board of Directors, together with our executive officers, regularly reviews our long-term strategic goals and associated risks, including potential opportunities to increase shareholder value through acquisitions, strategic partnerships, business combinations or other strategic alternatives.  For example, in 2007, we conducted a self-tender pursuant to which we purchased 301,080 shares of our common stock at a price of $14.50 per share.  In the remainder of 2007 and through June 2010 we continued to engage in a share repurchase program pursuant to which we purchased an aggregate of 298,774 shares of our common stock at purchase prices ranging from $7.08 to $13.40.

After being contacted in February 2009 by a party interested in the potential acquisition of OI, our Board of Directors engaged an industry expert in March 2009 and Blackhill in April 2009 to contact other companies and inquire as to their interest in acquiring us.  In March 2009, our Board of Directors formed a Special Committee (the “2009 Special Committee”), consisting of Messrs. Linnartz and Cabillot, as well as Mr. Leo Womack, who served on our Board until September 2009, to act on behalf of the full Board of Directors with respect to the potential sale of OI including evaluating, deliberating upon, negotiating, or taking any such other action as the committee deemed appropriate, including rejecting any such proposal or recommending the acceptance of any such proposal to the full Board.

In total, 39 companies were contacted by us, the industry expert we retained or by Blackhill to ascertain their interest in acquiring OI.  These companies included both industry participants and financial buyers.  Of the companies contacted, 17 indicated that they had interest in receiving additional information regarding OI.  Among these companies was Nova Analytics, a company that was acquired by ITT in 2010.  From February to July 2009, we engaged in discussions or meetings regarding a potential transaction with these 17 companies.  We executed a non-disclosure agreement with Nova Analytics on March 9, 2009.

Subsequently, three of the 17 companies submitted preliminary indications of interest to acquire us, with values ranging from $10.00 to $12.00 per share.  We engaged in extensive negotiations with these three companies, one of which was Nova Analytics.

During March and April 2009, Messrs. Lancaster and Segers engaged in discussions with and we provided due diligence information to representatives of Nova Analytics and its financial advisor, EuroConsult.  Following these discussions, Nova Analytics informed us that it was withdrawing its interest in acquiring OI.

In July 2009, we received written proposals to purchase OI from two companies, one at a price of $6.00 to $7.00 a share and one for $7.00 to $7.50 per share.  One of these companies we will refer to as “Company A”.  On July 16, 2009, the 2009 Special Committee met with Blackhill to review the written proposals received as well as Blackhill’s related report.  The 2009 Special Committee also conferred with Andrews Kurth LLP, outside legal counsel to OI, and Strasburger & Price LLP, special counsel to the 2009 Special Committee.  The 2009 Special Committee rejected both proposals, determining that neither represented a fair value for OI’s shareholders.  The 2009 Special Committee was dissolved and the process to sell OI was concluded at that time.

In February 2010, Mr. Lancaster was contacted by a representative of EuroConsult on behalf of Nova Analytics in order to reestablish communication between the two companies.  On March 2, 2010, during “The 2010 Pittsburgh Conference,” an annual instrumentation trade show held in Orlando, Florida, Dr. Segers met with a representative of EuroConsult and Chris McIntire, the President of Nova Analytics both then and following the acquisition of Nova Analytics by ITT.  Nova Analytics discussed its pending acquisition by ITT and the parties discussed the business environment.

In addition, at The 2010 Pittsburgh Conference Dr. Segers was contacted by representatives of Company A which indicated that it had renewed interest in acquiring OI. Dr. Segers directed Company A to discuss the matter more fully with Mr. Lancaster.  Company A did not have any further communications with us following this meeting and we did not contact them as we were not in an active process to sell OI.

Following The 2010 Pittsburgh Conference, Messrs. Lancaster and Segers updated our Board of Directors regarding the inquiries by Nova Analytics and Company A, both informally and at regularly scheduled meetings of the Board of Directors.

On March 23, 2010, ITT completed its acquisition of Nova Analytics.

On May 12, 2010, a representative of EuroConsult contacted Messrs. Lancaster and Segers to inform them that ITT wanted to pursue the discussions Nova Analytics had previously undertaken with us in 2009 regarding a potential acquisition of OI.  From May 12, 2010 to May 26, 2010, ITT and OI negotiated the terms of a non-disclosure agreement prior to engaging in further discussions.  On May 26, 2010, we amended and restated the non-disclosure agreement between us and Nova Analytics, now a wholly-owned subsidiary of ITT, to allow us to engage in further discussions regarding a potential transaction and to provide diligence materials.

On June 4, 2010, EuroConsult informed Messrs. Lancaster and Segers that ITT wanted to arrange a site visit and to engage in further meetings regarding a potential transaction.

During the week of June 7, 2010, a representative of a company, which we will refer to as “Company B,” with whom we had engaged in discussions regarding a potential transaction during the 2009 process, contacted Messrs. Lancaster and Segers, renewing its interest in a potential transaction.  We had entered into a confidentiality agreement with Company B in March 2009 that was still in effect.

On June 21, 2010, ITT representatives met with Messrs. Lancaster and Segers at our corporate headquarters in College Station, Texas.  On June 22, 2010, representatives of Company B met with Messrs. Lancaster and Segers at our corporate headquarters in College Station, Texas.  Following Company B’s site visit, Mr. Lancaster informed representatives of EuroConsult, on behalf of ITT, and Company B that another party had expressed an interest in a potential transaction with us.

On June 25, 2010, Mr. Lancaster informed a representative of ITT that Company B had visited us that week and that we expected Company B to submit a proposal to acquire us.  Also on June 25, 2010, a representative of EuroConsult informed Mr. Lancaster that ITT was very interested in a transaction and was working on preparing a proposal to acquire us.

On June 29, 2010, Mr. Lancaster informed a representative of EuroConsult that our Board of Directors was of the view that the then market price of our common stock was lower than the $9.00 price at which our common stock had been recently trading due to a large volume sale that had significantly reduced the market price.  Mr. Lancaster noted that our Board of Directors believed that an appropriate premium would be based on such “normalized” price as opposed to the then lower market price.  Mr. Lancaster also indicated that no decision had been made regarding a sale of OI.

On July 1, 2010, our Board of Directors met telephonically to discuss the possibility of entering into a transaction for the sale of OI and established a new Special Committee (the “Special Committee”), comprised of Messrs. Cabillot and Linnartz to act on behalf of the full Board of Directors with respect to a potential sale of OI including evaluating, deliberating upon, negotiating, or taking any such other action as the committee deemed appropriate, including rejecting any such proposal or recommending the acceptance of any such proposal to the full Board.

Beginning on July 6, 2010, Mr. Lancaster had several telephone conversations with a representative of EuroConsult to discuss when ITT’s proposal would be submitted.  At that time, we were informed that ITT was targeting submission of a proposal on July 9, 2010.  On July 9, 2010, a representative of EuroConsult informed Mr. Lancaster that ITT was still preparing its indication of interest.  On July 13, 2010 ITT submitted a preliminary written indication of interest to purchase OI for $11.50 per share.  ITT also requested, as a condition to spending the time and incurring the expense involved in conducting due diligence on OI, an exclusivity period during which we would not solicit or encourage any proposal for the acquisition of OI by a third party and would not furnish information or enter into any discussions, negotiations, or agreements relating to such an acquisition.  Mr. Lancaster informally informed the Special Committee of ITT’s indication of interest.  The Special Committee engaged in discussions with Mr. Lancaster and requested that Mr. Lancaster inform ITT that they would need to increase the proposed purchase price from $11.50 per share to $12.50 per share in order for the Special Committee to consider the proposed purchase price.

On July 14, 2010, a representative of Company B contacted Mr. Linnartz and made an oral indication of interest for the acquisition of OI at a price of $10.00 per share.  Mr. Linnartz informed Company B that we had received another proposal and that, while we would consider their proposal, the other proposal was for a higher price.

On July 14, 2010, Mr. Lancaster had telephone conversations with representatives of EuroConsult and ITT requesting an increase in ITT’s proposed purchase price above the $11.50 per share price to $12.50 per share.  On July 15, 2010, Mr. Lancaster had further telephone conversations with representatives of EuroConsult regarding increasing the proposed purchase price.

On July 16, 2010, ITT submitted to us a revised indication of interest providing for a merger consideration of $12.00 per share and allowing OI to declare and pay, subject to certain conditions, a contingent special dividend of up to $0.50 per share. ITT also requested a 45 day exclusivity period.

The Special Committee met telephonically on July 16, 2010 to review ITT’s revised indication of interest and request for exclusivity, with a representative of Andrews Kurth LLP present.  The Special Committee discussed the status of the other inquiries we had received in 2010 as well as the results of the 2009 process.  The Special Committee expressed the view that they did not believe that we would receive a superior proposal for our acquisition to that submitted by ITT.  Accordingly, the Special Committee voted unanimously to recommend to the full Board of Directors that we grant ITT exclusivity as requested and work with them toward completing a definitive agreement.  Following the Special Committee meeting, the full Board of Directors met telephonically with a representative of Andrews Kurth LLP to discuss the recommendation of the Special Committee.  Following discussion, our Board of Directors adopted the recommendation of the Special Committee.  On July 16, 2010, we entered into an exclusivity agreement with ITT which provided for exclusivity through September 1, 2010.

On July 19, 2010, we opened an online data room to provide ITT with certain documents and other information for their due diligence review of us.  Representatives of ITT and its legal counsel, Sidley Austin LLP, began to review the documents hosted on the online data room on July 19, 2010, and continuing through September 10, 2010.

On August 5, 2010, representatives of ITT visited OI’s Alabama facility to continue in its due diligence review of OI.  On August 10, 2010, representatives of ITT visited OI’s College Station facility.

On August 11, 2010, the Special Committee re-engaged Blackhill to prepare a fairness opinion for OI in connection with the approval of any such transaction.

On August 19, 2010, ITT sent to us a draft merger agreement prepared by Sidley Austin LLP.  In the draft merger agreement, ITT requested, among other things, that we pay a termination fee of $1,000,000 and up to $285,000 of ITT’s expenses if the merger agreement is terminated under certain conditions.  ITT also delivered to us  a draft shareholder agreement which provided, among other things, for the signatories to vote in favor of the transaction with ITT and against any transaction with any other party.  ITT requested that certain of our shareholders and all of our directors and executive officers enter into this agreement concurrently with our signing of the proposed merger agreement.

Also on August 19, 2010, a representative of ITT called Dr. Segers and indicated that ITT wanted Dr. Segers and certain other employees of OI to enter into employment agreements concurrently with our signing the proposed merger agreement.  The employment agreements would be effective upon the consummation of the merger.

On August 23, 2010, our Special Committee held a telephonic meeting, at which a representative of Andrews Kurth LLP was present, to review the draft merger agreement.  The representative of Andrews Kurth LLP discussed the terms of the merger agreement proposed by ITT including the amount and scope of the termination fee and expense reimbursement obligation, the scope of our representations and warranties, the scope of the covenants relating to the conduct of our business before the closing of the proposed merger, the cash amount that would allow us to pay the contingent special dividend and the restrictions that would not allow us to pay the dividend, and our ability to consider and pursue other acquisition proposals.  The Special Committee discussed the advantages and disadvantages of accepting ITT’s proposal compared to continuing to operate as an independent company.  The Special Committee also discussed the terms of the merger agreement proposed by ITT as well as our ability to pay the contingent special dividend.  At the Special Committee’s request, Mr. Lancaster updated the Special Committee on OI’s current cash position and on the projected cash position on future dates.  Mr. Lancaster also reviewed with the Special Committee the results to date for OI’s third fiscal quarter.  The Special Committee further discussed expenses that OI would incur in connection with the negotiation of the merger agreement and filing of the proxy statement and the extent to which those expenses could impact our ability to pay the contingent special dividend in full.  The representative of Andrews Kurth LLP reviewed the fiduciary duties of the Special Committee and Board of Directors in the context of the proposed transaction.  The Special Committee reviewed the potential termination fee and expenses that OI could be required to pay ITT and concluded that the fee of $1,000,000, plus up to $285,000 in expenses, would not represent an unreasonable barrier to another interested party making a competing proposal.

On August 30, 2010, the Special Committee met telephonically to discuss ITT’s request that the exclusivity agreement, which was set to expire at 11:59 p.m. EDT on September 1, 2010, be extended until 11:59 p.m. EDT on September 10, 2010.  After discussion, the Special Committee granted the requested extension and we and ITT amended the exclusivity agreement accordingly.

On September 1, 2010, Blackhill delivered its preliminary written valuation report of the proposed transaction based on merger consideration of $12.00 per share of our common stock.

On September 1, 2010, representatives of OI, ITT, Andrews Kurth LLP and Sidley Austin LLP held a telephonic meeting to consider and discuss the revised merger agreement.

On September 2, 2010, the Special Committee met telephonically with representatives of Blackhill and with our internal corporate counsel, Laura Hotard, to review in detail the preliminary valuation report previously delivered to the Special Committee.  Representatives of Blackhill reviewed the valuation methodologies they had prepared as well as their views on the trading characteristics of our stock and its future trading prices.  Blackhill also reviewed the actions they had taken, both during the 2009 process and during 2010 in order to prepare the preliminary initial valuation report.  The Special Committee discussed the report and asked related questions of the representatives of Blackhill present for the meeting.

On September 3, 2010, ITT sent us a revised draft of the merger agreement.  Later that day, Mr. Lancaster, Ms. Hotard and a representative of Andrews Kurth LLP held a telephone conference to review and discuss the revised merger agreement.  Mr. Lancaster apprised the Special Committee of the receipt of the revised merger agreement and discussed the remaining open items reflected in the revised merger agreement with the Special Committee.  Later that day, Mr. Lancaster spoke with Denise Brower, Director of Corporate Development of ITT, to discuss the resolution of open issues in the revised merger agreement.

On September 8, 2010, representatives of OI, ITT, Andrews Kurth LLP and Sidley Austin LLP discussed the remaining open issues in the merger agreement, as well as the timing of the proposed transaction.

On September 9, 2010, ITT sent us a revised draft of the merger agreement, following which Mr. Lancaster, Ms. Hotard and a representative of Andrews Kurth LLP held a telephone conference to review and discuss the revised merger agreement.  Mr. Lancaster then apprised the Special Committee of the receipt of the revised merger agreement and discussed the remaining open items with the Special Committee.  Later that day, our Special Committee met telephonically with members of management and a representative of Andrews Kurth LLP.  The representative of Andrews Kurth LLP summarized the remaining open items in the merger agreement, including the calculation of the required cash amount that would required in order to pay the contingent special dividend and as a closing condition to the merger, and the scenarios in which OI could be required to pay the termination fee and certain of ITT’s expenses in the merger.

Following the Special Committee meeting, representatives of OI, ITT, Andrews Kurth LLP and Sidley Austin LLP held a telephonic meeting to consider, discuss and attempt to resolve the remaining open issues in the merger agreement, as well as to discuss the timing of the proposed transaction.

Later on September 9, 2010, Mr. Lancaster spoke with Ms. Brower of ITT to discuss the resolution of certain open issues in the revised merger agreement.

From September 10, 2010 through September 12, 2010, representatives of OI, ITT, Andrews Kurth LLP and Sidley Austin LLP exchanged various drafts of the merger agreement and held a number of telephonic meetings to consider and resolve the remaining open issues under the agreement, including the calculation of the Net Cash Amount required in order for us to pay the contingent special dividend, to coordinate preparation of the final merger agreement, and to discuss the timing of the proposed transaction and other material outstanding issues.

On September 13, 2010, our Board of Directors met telephonically with Blackhill to review Blackhill’s financial analysis of the proposed $12.00 per share price, Blackhill presented to our Board of Directors in detail its financial analysis of the proposed merger consideration and answered questions of our directors.  At the conclusion of the discussion, Blackhill delivered its oral opinion, later confirmed by delivery of a written opinion dated September 13, 2010, to the effect that, as of that date and based upon and subject to the various factors, assumptions, qualifications, and limitations set forth in its written opinion, the merger consideration to be received by the holders of our common stock in the proposed merger was fair from a financial point of view to such shareholders.  After reviewing and discussing the terms of the merger agreement and the various discussions with our management and our legal and financial advisors, and taking into consideration the factors described under “Reasons for the Merger and Recommendation of our Board of Directors,” our Board of Directors unanimously determined that the merger and the merger agreement were advisable and fair to and in the best interests of OI and our shareholders, approved the merger agreement,  authorized management to execute and deliver the merger agreement, and recommended that our shareholders adopt the merger agreement.

During the evening of September 13, 2010, Andrews Kurth LLP, Sidley Austin LLP, and the managements of ITT and OI finalized the merger agreement and the attachments thereto.  On September 13, 2010 the parties executed the merger agreement, certain of our directors and shareholders entered into shareholder agreements with ITT, and Dr. Segers entered into an amended and restated employment agreement with us effective at the time the proposed merger is closed.  Additionally, certain of our employees entered into employment agreements with us which are effective at the time the proposed merger is closed.  Before the opening of trading on September 14, 2010, we issued a joint press release with ITT announcing the signing of the merger agreement and the transactions contemplated thereby.

Reasons for the Merger and Recommendation of Our Board of Directors

At a special meeting of our Board of Directors on September 13, 2010, our Board of Directors unanimously determined that the merger agreement and the merger are advisable and fair to and in the best interest of OI and its shareholders.  Our Board of Directors unanimously approved the merger agreement.  Our Board of Directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the Special Meeting from time to time as may be necessary to solicit additional proxies.

In the course of reaching its decision to approve the merger agreement and the merger and to recommend that our shareholders vote to adopt the merger agreement, our Board of Directors consulted with our executive management, a financial advisor, and legal counsel and considered a number of factors, including the following material factors:

Merger Consideration.  Our Board of Directors considered the following with respect to the merger consideration to be received by OI shareholders:

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That shareholders will be entitled to receive, as merger consideration, $12.00 per share in cash upon the closing of the merger, providing liquidity and certainty of value as compared to the uncertain future long-term value to shareholders that might be realized if we remained independent;

•	That shareholders may also receive a contingent special dividend up to $0.50 per share;

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Our Board of Directors’ belief that the merger is more favorable to our shareholders than any other alternative reasonably available to us and our shareholders, including the alternative of remaining a stand-alone, independent company;

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The fact that the $12.00 per share value of the cash merger consideration represents a 48% and 49% premium, respectively, over the volume weighted average price of our common stock on The NASDAQ Global Market over the one week and one month periods ending September 13, 2010 (the last trading day prior to our directors’ approval of the merger agreement), a 43% premium over the closing price of our common stock on The NASDAQ Global Market on September 13, 2010, and a 28% premium over the high trading price for our common stock for the 52-week period ending September 13, 2010; and

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The then-current financial market conditions and the recent and historical market prices of our common stock, including the market price performance of our common stock relative to those of other industry participants over the past two years.

Prospects in Remaining Independent.  Our Board of Directors considered the possibility of continuing to operate OI as an independent public company, including the perceived risks and uncertainties of remaining an independent public company.  In considering the alternative of pursuing growth as an independent company, our Board of Directors considered the following factors:

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As a smaller company, remaining public consumes a substantial portion of our financial and management resources.  These resources would otherwise be available to support growth and innovation efforts in product development, marketing, sales, and distribution.

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As a technology-based company, we need to upgrade certain of our current products to maintain our competitive position and grow.  As an independent company with limited resources, which was exacerbated by the cost reductions made in 2009, updating our current products will likely require more time to complete.  This could negatively impact our market share and future growth potential.

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Over the past several years, we have developed new process Total Organic Carbon, or TOC, technology with the goal of expanding into the online process analytics market from our Laboratory Products segment.  The initial model of this new product line is currently being introduced in the marketplace.  With the cost reductions initiated in 2009, the sales potential for this new product may be limited should we remain independent without increased expenditures in sales, marketing, and distribution.  OI is currently well known in the Laboratory Products market but has very limited presence and recognition in online process-measurement applications.

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We have invested heavily in R&D to develop our patented Ion charge coupled device, or ion-CCD, miniaturized mass spectrometer, or MS, technology over the past five years.  We now have one commercially available model of this product, but to realize the full sales potential for this new product we will require continued significant future expenditures for application development, marketing, distribution, support, and development of additional models, software, and peripheral equipment.  With the cost reductions initiated in 2009, the sales potential for this new product will be limited should we remain independent without increased expenditures in the above noted areas.  This would negatively our impact cash flow and profitability.  Further, there is no assurance as to our success in entering this new market.

•
The outlook for our Air Monitoring Systems segment is promising over the next several years due to the number of chemical-weapons disposal plants currently under construction.  However, there are no plans for the construction of any additional domestic plants.  This will negatively impact longer-term sales in the Air Monitoring Systems segment if we are unsuccessful in launching the miniaturized mass spectrometer product or some other new product line in this segment.

•
In addition to the new products noted above, we have further technologies that we believe have significant sales potential that we are not developing because of resource limitations.  We are unlikely to complete development and bring them to market as an independent company.

•
There is a possibility that it could take a considerable period of time, if ever, before the trading price of our shares would reach and sustain at least the merger consideration of $12.00 per share, as adjusted for present value.  Our stock price declined subsequent to our announcement of substantially improved performance in the second quarter of 2010, and there is no assurance that continued positive performance will improve our stock price as a thinly traded, micro-cap stock.

Opinion of Blackhill Advisors.  Our Board of Directors considered the opinion of Blackhill that, as of September 13, 2010 and based upon and subject to the factors, assumptions, qualifications and limitations set forth in such opinion, the consideration to be received by the holders of our common stock in the merger was fair from a financial point of view to such shareholders.  The Board of Directors reviewed the financial analysis presented by Blackhill in connection with such opinion.

Financial Forecasts.  Our Board of Directors considered the financial forecasts prepared by our management and summarized below.  The financial forecasts were also provided to Blackhill for purposes of the opinion described in the preceding paragraph.

Terms of the Merger Agreement.  Our Board of Directors considered the terms and conditions of the merger agreement and the course of negotiations related thereof, including:

•
The conditions to ITT’s obligation to complete the merger, the limited ability of ITT to terminate the merger agreement under certain specified circumstances, and our ability to seek specific performance of ITT’s obligation to complete the merger; and

•
The ability of our Board of Directors in response to a superior proposal, and subject to various requirements, to change its recommendation that our shareholders adopt the merger agreement if our Board of Directors determines in good faith (after consultation with our outside legal and financial advisors) that the failure to change its recommendation would be inconsistent with the exercise of its fiduciary duties to shareholders under applicable law.

Process Followed.  Our Board of Directors considered:

•
The risks and contingencies related to the announcement of the pendency of the merger, including the impact on our employees and our relationships with existing and prospective customers, suppliers, and business partners;

•	The conditions to ITT’s obligation to complete the merger and the right of ITT to terminate the merger agreement under certain specified circumstances; and

•
The risks and costs to OI if the merger is not completed, including the diversion of management and employee attention, potential employee attrition, the potential impact on our stock price, and the effect on our business relationships.

Limitations on OI’s Business.  Our Board of Directors considered the potential limitations on our pursuit of business opportunities due to pre-closing covenants in the merger agreement whereby we agreed that we will carry on our business in the ordinary course of business consistent with past practice and subject to specified exceptions.

Cash Transaction.  Our Board of Directors considered that the merger consideration is in cash and, as a result, our shareholders will forego any potential future increase in our value that might result from our possible growth and income realized as a result of the merger will generally be taxable to our shareholders.

Shareholder Vote.  Our Board of Directors considered the requirement that the merger agreement obligates OI to submit the merger agreement for adoption by our shareholders even if our Board of Directors withdraws its recommendation to adopt the merger agreement or recommends an alternative transaction.

Shareholder Agreements.  Our Board of Directors considered that certain of our directors and our two largest shareholders as of October 5, 2010, Farnam Street Partners and Mustang Capital Advisors, collectively, owning shares of approximately 30.5% of our outstanding common stock as of the record date, would be entering into shareholder agreements to vote in favor of adoption of the merger agreement.  Such shareholders did, in fact, enter into such agreements as discussed more fully under the section of this proxy statement entitled “The Shareholder Agreements” beginning on page 65.

Termination Fee and Expenses and Other Alternative Acquirers.  Our Board of Directors considered the possibility that the termination fees and expenses payable to ITT under the circumstances set forth in the merger agreement might discourage a competing proposal to acquire OI or reduce the price of any such proposal.

Interests of Directors and Officers.  Our Board of Directors considered the interests that certain of our directors and executive officers may have with respect to the merger in addition to their interests as OI shareholders generally.

In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination and individual directors may have given different weight to different factors.  In addition, our Board of Directors did not reach any specific conclusion with respect to any of the factors or reasons considered.  Instead, our Board of Directors conducted an overall analysis of the factors and reasons described above and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the merger agreement and accordingly recommends that OI shareholders vote “FOR” the adoption of the merger agreement.

Opinion of our Financial Advisor

Pursuant to a letter agreement dated August 11, 2010, OI retained Blackhill to render to the Special Committee and to the Board of Directors an opinion (the “Fairness Opinion”) as to the fairness from a financial point of view of the $12.00 per share in cash (the “Merger Consideration”) to be received by the holders of shares of OI’s common stock in connection with the consummation of the merger agreement.  Although the merger agreement also permits the declaration by the Board of Directors of a contingent special dividend of up to $0.50 per share, the Board of Directors directed Blackhill not to consider such contingent special dividend in Blackhill’s analysis, as the actual amount of any such dividend has not yet been declared.  The Board of Directors selected Blackhill to provide the Fairness Opinion because it is an investment bank continuously engaged in the valuation of businesses and their securities in connection with merger and acquisitions, private placements, restructurings, and valuations for corporate and other purposes.  Furthermore, Blackhill served as investment banker to OI in the period April to July, 2009, when OI was evaluating strategic alternatives for its business.  The Fairness Opinion states that, based upon and subject to the factors, assumptions, qualifications and limitations set forth therein, as of September 13, 2010, the Merger Consideration was fair from a financial point of view to OI’s common shareholders.

The full text of the written opinion of Blackhill, dated as of September 13, 2010 is attached to this proxy statement as Annex C.  The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Blackhill in rendering its opinion.  Blackhill encourages you to read carefully the entire opinion.  The opinion, and the other views and analysis of Blackhill referenced throughout this proxy statement, do not constitute a recommendation to any holder of OI’s common stock as to how to vote at any shareholders’ meeting to be held in connection with the merger agreement.  Blackhill provided its opinion for the information and assistance of OI’s Board of Directors in connection with the directors’ consideration of the merger agreement and addresses only the fairness from a financial point of view of the Merger Consideration pursuant to the merger agreement to holders of OI’s common stock as of the date of the opinion.  It does not address any other aspect of the merger agreement.  The summary of the opinion of Blackhill set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

In connection with its review of the merger, and in arriving at its opinion, Blackhill:

(1)	Reviewed certain publicly available financial statements and other business and financial information for recent years and interim periods of OI;

(2)	Reviewed certain internal financial statements and other business, operating and financial information of OI;

(3)	Reviewed certain financial projections prepared by the management of OI;

(4)
Discussed with management of OI the past and current operating and financial condition of OI,  including certain strategic, financial and operational plans as these may relate to the financial forecasts of OI;

(5)	Reviewed the reported prices and trading activity for OI’s common stock, with particular emphasis on the liquidity of OI’s common stock;

(6)	Compared the financial performance of OI and the prices and trading activity of OI’s common stock with that of certain publicly-traded companies;

(7)
Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions in the instrumentation industry relating to process flow, chromatography, and chemical and gas detection and monitoring;

(8)
Reviewed Blackhill’s previous experience and updated its documentation from the period April - July, 2009, during which Blackhill conducted a broad solicitation exercise seeking interest in OI’s common stock from potential acquirers;

(9)	Reviewed the merger agreement; and

(10)	Performed such other analyses, examinations and inquiries and considered such other financial, economic and market factors as Blackhill deemed appropriate.

Blackhill relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Blackhill or discussed with or reviewed by Blackhill.  Blackhill further relied upon the assurances of OI’s management that the financial information provided had been prepared on a reasonable basis in accordance with industry practice, and that OI’s management was not aware of any information or facts that would make any information provided to Blackhill incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of its opinion, Blackhill assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by Blackhill, that such information had been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of OI’s management as to the expected future results of operations and financial condition of OI. Blackhill expressed no opinion as to any financial forecasts, estimates or forward-looking information or the assumptions on which they were based.

In addition, Blackhill assumed that the merger would be completed, in all material respects, in accordance with the terms set forth in the merger agreement without any material waiver, amendment or delay of any material terms or conditions.  Blackhill assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger agreement, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger agreement.  Blackhill is not a legal, tax or regulatory advisor.  Blackhill is a financial advisor only and relied upon, without independent verification, the assessment of OI and its legal, tax, and regulatory advisors with respect to legal, tax and regulatory matters.  Blackhill expressed no opinion with respect to the fairness of the amount or nature of the compensation to be received by any of OI’s officers, directors or employees or any class of such persons, relative to the consideration to be received by the holders of OI’s common stock in the merger.  Blackhill did not make any independent valuation or appraisal of the assets or liabilities (fixed, contingent, derivative, off-balance sheet or other) of OI, nor was Blackhill furnished with any such appraisals or valuations.  The analyses performed by Blackhill in connection with its opinion were going concern analyses.  Blackhill did not express an opinion regarding the liquidation value of OI or any other entity.  Without limiting the generality of the foregoing, Blackhill undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which OI or any of our affiliates is a party or which may be subject.  No company or transaction used in any analysis for purposes of comparison is identical to OI or the merger.  Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies and transactions to which OI and the merger were compared and other factors that could affect the public trading value or transaction value of OI.

Blackhill’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Blackhill as of, the date of the opinion. Events occurring after the date of the opinion may affect the opinion and the assumptions used in preparing it, and Blackhill did not assume any obligation to update, revise or reaffirm the opinion.

The following is a summary of the material financial analyses used by Blackhill in connection with the preparation of its Fairness Opinion, which was reviewed with the Special Committee at a meeting held on September 3, 2010 and was formally delivered to the Board of Directors at a special meeting held on September 13, 2010. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, this summary does not purport to be a complete description of the analyses performed by Blackhill or of its presentations to the Special Committee on September 3, 2010 and to the Board of Directors on September 13, 2010.  This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole, in order to fully understand the financial analyses presented by Blackhill. The tables alone do not constitute a complete summary of the financial analyses. The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to these analyses by Blackhill or the Special Committee or the Board of Directors. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 13, 2010, and is not necessarily indicative of current market conditions.

Certain Projections

In connection with Blackhill’s due diligence review of OI, OI provided Blackhill with certain non-public business and financial information about OI. The information provided to Blackhill included illustrative financial projections that reflected management’s best estimate of OI’s future performance as of September 1, 2010 for fiscal years 2010 through 2013, which are referred to as the “projections.”  The projections included summary level information of key business drivers.  OI has informed Blackhill that these projections were prepared on a basis consistent with the accounting principles used in OI’s historical financial statements.  These projections do not take into account the merger.

O.I. Corporation Income Statement

		Forecast	Forecast	Forecast	Forecast
$ in thousands	FY2009	FY2010	FY2011	FY2012	FY2013

Sales	$19,982.0	$25,351.3	$25,880.1	$27,697.1	$30,411.6
Y/Y Growth	(30.8)%	26.9%	2.1%	7.0%	9.8%
Cost of Goods	10,210.7	12,382.4	12,536.2	13,316.5	14,376.2
Gross Profit	9,771.3	12,969.0	13,343.9	14,380.6	16,035.4
Gross Margins	48.9%	51.2%	51.6%	51.9%	52.7%
Operating Expenses	9,877.0	10,463.2	10,852.8	11,425.5	11,930.6
% of Sales	49.4%	41.3%	41.9%	41.3%	39.2%
EBIT	(105.7)	2,505.7	2,491.1	2,955.2	4,104.8
Operating Margin	(0.5)%	9.9%	9.6%	10.7%	13.5%
Interest and Other Income	49.0	0.0	0.0	0.0	0.0
% of Sales	0.2%	0.0%	0.0%	0.0%	0.0%
Pre-Tax Income	(56.7)	2,505.7	2,491.1	2,955.2	4,104.8
Pre-Tax Margin	(0.3)%	9.9%	9.6%	10.7%	13.5%
Taxes	110.7	(751.7)	(747.3)	(886.5)	(1,231.4)
Tax Rate		30.0%	30.0%	30.0%	30.0%
NI to Common	$53.9	$1,754.0	$1,743.8	$2,068.6	$2,873.4
Net Margin	0.3%	6.9%	6.7%	7.5%	9.4%
EBITDA(1)	420.3	3,031.7	2,966.1	3,355.2	4,504.8
EBITDA Margin	2.1%	12.0%	11.5%	12.1%	14.8%

(1)
EBITDA represents operating earnings before interest, taxes, depreciation and amortization. EBITDA is not a measure of performance under generally accepted accounting principles and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Further, management’s methodology employed to calculate EBITDA may differ from that used by others.

O.I. Corporation Projected Cash Flows

	Forecast	Forecast	Forecast	Forecast
$ in thousands	FY2010	FY2011	FY2012	FY2013

Net Income	$1,754.0	$1,743.8	$2,068.6	$2,873.4
Depr/Amort	526.0	475.0	400.0	400.0
Stock Based Comp	106.0	75.0	0.0	0.0
Change in Accounts Receivable	(1,073.9)	(132.2)	(454.3)	(678.6)
Change in Inventory	319.9	(111.3)	(382.5)	(571.5)
Change in Other Assets	350.0	110.0	150.0	0.0
Change in Accounts Payable	(53.3)	18.6	63.8	95.2
Change in Other Liabilities	446.1	183.7	192.1	101.3
Net Cash Flow from Operations	2,374.8	2,362.5	2,037.7	2,219.8

Interest Expense (adjusted for tax)	0.0	0.0	0.0	0.0

Purchase of PP&E (CapEx)	(300.0)	(400.0)	(400.0)	(400.0)
Sale of PP&E	0.0	0.0	0.0	0.0
Net Investment Activity	0.0	0.0	0.0	0.0
Other	0.0	0.0	0.0	0.0

Total Free Cash Flows	$2,074.8	$1,962.5	$1,637.7	$1,819.8

OI does not, as a matter of course, publicly disclose projections of future revenues, earnings or other results. The projections were not prepared with a view toward complying with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information but, in the view of Company management, were prepared on a reasonable basis, reflected at the time they were prepared the best currently available estimates and judgments and presented to the best of OI’s management’s knowledge and belief at the time they were prepared, the expected course of action and the expected future financial performance of OI.  However, the projections are not fact and should not be relied upon as being indicative of future results, and shareholders are cautioned not to place undue reliance on the projections.  The projections are not guarantees of performance.  The projections are forward looking statements that are subject to a number of risks, uncertainties and assumptions and should be read with caution.  The projections are subjective in many respects and thus are susceptible to interpretation and periodic revision based on actual experience and recent developments.  While presented with numeric specificity, the projections reflect numerous assumptions made by management with respect to industry and financial conditions and other matters, as well as general economic conditions, many of which are beyond its control.  In addition, the projections do not include various charges and expenses that may be incurred as a result of the merger or any other potential transactions.  Accordingly, results can vary materially from the projections.  No representation is made by OI or its respective affiliates or representatives to any security holder of OI’s common stock regarding the ultimate performance of OI compared to the information contained in the projections. OI does not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.

Neither OI’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the projections, nor have they expressed any opinion or any other form of assurance on the projections or their achievability, and they assume no responsibility for, and disclaim any association with, the projections.

Executive Summary

The analyses Blackhill employed are summarized below and described in greater detail in subsequent sections:

1.
Premiums Paid Analysis.  This analysis compared the premium paid in the Merger Consideration for OI’s common stock against premiums paid for a range of sixty-three acquisitions with transaction values between $20 million and $100 million over the past three years.  Adjusted for outliers, the highest premium paid in those acquisitions was 57.1% above the average share price during the one month preceding the announcement.  At the Merger Consideration of $12.00 per share of common stock, the implied premium paid for OI’s common stock at its closing price of $7.85 on August 30, 2010, was 53%;

2.
Comparable Company Analysis.  Comparable company analysis values a company by reference to other publicly traded companies with similar industry operating and financial characteristics. Multiples of Revenue and EBITDA are calculated from the share prices of the sample group and then applied to the subject company’s operating statistics to calculate implied value.  OI’s industry segment is composed primarily of companies vastly larger in size and far more diversified than OI.  OI’s market capitalization is very small and Blackhill could not find a sufficient number of micro-cap companies in the laboratory test and measurement instrumentation industry that would enable Blackhill to construct a statistically representative sample of comparable companies.  Blackhill is therefore cautious about the utility of this measure of value.  Nonetheless, as a broad check on Blackhill’s other analyses, and as a gauge of investor sentiment generally towards this industry, Blackhill selected and examined a range of companies in the laboratory test and measurement industry.  Blackhill examined the current market price paid for the various comparable companies as a multiple of revenues (trailing and forecast) and EBITDA (trailing and forecast).  Blackhill calculated a range of multiples and, using its judgment, determined a specific range of multiples to apply to OI’s revenue (trailing and forecast) and EBITDA (trailing and forecast to derive an implied value for OI’s common stock.  The range of multiples applied by Blackhill and the implied value per OI common share are shown below:

	Revenue								EBITDA
	LTM				Forecast				LTM				Forecast
	Low		High		Low		High		Low		High		Low		High

Comparable Companies Multiple Range	0.8	x	1.5	x	0.6	x	1.2	x	7.0	x	11.4	x	6.1	x	8.1	x
Implied Value of O.I. Common Stock	$9.73		$16.37		$8.72		$15.30		$9.09		$13.45		$9.81		$12.32

(1)  LTM means the last twelve months through the most recently reported quarterly period.

(2)  EBITDA represents operating earnings before interest, taxes, depreciation and amortization. EBITDA is not a measure of performance under generally accepted accounting principles and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity.

3.
Comparable Acquisitions Analysis.  Comparable acquisitions analysis values a company by reference to other companies, with similar operating and financial characteristics, which have been acquired in merger transactions.  Blackhill reviewed eleven acquisitions of companies involved in the test, measurement and monitoring industries for the period 2002 to 2010 with transaction values between approximately $20 million to $100 million. With respect to those acquisitions, Blackhill analyzed the price paid by the acquiror as a multiple of revenues of the acquired company.  There was insufficient data to determine prices paid as a multiple of EBITDA.  Blackhill determined an applicable range of multiples between 0.7 times to 1.4 times revenue.  Applying that multiple range to OI’s trailing 12 month revenue (“LTM Revenue”) produced an implied value for OI’s common stock of between $8.78 to $15.42 per share.  Blackhill noted that there are fundamental underlying differences among the companies and that the valuations show no conforming pattern.  Nonetheless, Blackhill believed that the analysis had some relevance in establishing general parameters of value;

4.
Discounted Cash Flow Analysis.  Blackhill performed a discounted cash flow analysis to calculate a range of theoretical values for OI, based on (i) the present value of implied future free cash flows of OI’s business and (ii) a terminal value which is the estimate of the future value of OI’s business.  OI’s management provided Blackhill with its forecast of operations, free cash flow, and balance sheets from January 1, 2010 through December 31, 2013.  Based on the buildup method of estimating the appropriate cost of equity capital for OI, and as adjusted to account for company-specific variables, Blackhill determined a discount rate of 16.0%.  We estimated a terminal value range based upon a multiple of EBITDA between 6.0x to 9.0x, which reflects the multiples at which OI has traded during 2010, as well as falling within the range of multiples of the Comparable Company Analysis.  We applied the 16.0% discount rate to the free cash flow and terminal value in order to establish a present value and adjusted the present value to account for OI’s absence of debt and positive cash balance at June 30, 2010.  The Discounted Cash Flow Analysis determined a range of value of OI’s common stock between $11.20 and $14.87 per share;

5.
Monte Carlo Discounted Cash Flow Analysis.  Monte Carlo analysis is highly dynamic, in that it permits the estimation of better or worse outcomes for a variety of individual variables simultaneously.  Management provided Blackhill with its estimates of both more pessimistic and more optimistic outcomes for each of thirty financial variables (e.g., specific product line forecasts, specific expense items, etc.), which Blackhill used to test the management forecast employed in the Discounted Cash Flow Analysis.  Blackhill ran 50,000 forecast iterations in order to test a wide range of cases.  The discount rate (16.0%) and range of multiples of EBITDA (6.0x to 9.0x) remained as in the Discounted Cash Flow Analysis.  The Monte Carlo Discounted Cash Flow Analysis determined a range of value of OI’s common stock between $9.89 and $15.96;  and

6.	Summary of Analysis. Blackhill’s analyses are summarized below:

	O.I. Corporation Implied Value per Share
	Low	High	Reference Metric Employed by Blackhill

Premiums Paid	$7.85	$12.64	0.0% – 57.1%
Comparable Companies - LTM Revenue	$9.73	$16.37	LTM Revenue Multiple: 0.80x – 1.50x
Comparable Companies - 2011E Revenue	$8.72	$15.30	2011E Revenue Multiple: 0.60x – 1.20x
Comparable Companies - LTM EBITDA	$9.09	$13.45	LTM EBITDA Multiple: 7.00x – 11.40x
Comparable Companies - 2011E EBITDA	$9.81	$12.32	2011E EBITDA Multiple: 6.10x – 8.10x
Comparable Acquisitions	$8.78	$15.42	Revenue(1) Multiple 0.7x – 1.4x
DCF Valuation	$11.20	$14.87	WACC: 16%; EBITDA Multiple 6.0x – 9.0x
Monte Carlo DCF Valuation	$9.89	$15.96	WACC: 16%; EBITDA Multiple 6.0x – 9.0x

(1)  Revenue as reported.
(2)  WACC means the Weighted Average Cost of Capital.

In all of the analyses, the Merger Consideration was within the range of implied value per share.

Premiums Paid Analysis

Blackhill reviewed publicly available information, for the last three years, for selected completed merger or buyout transactions between $20 million and $100 million in value to determine the premiums paid in the transactions over recent trading prices of the target companies prior to announcement of the transaction.  Blackhill collected information on 63 transactions, eliminating certain outliers with substantial negative premiums that would have had the effect of distorting the analysis.  Blackhill selected these transactions by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources.  Blackhill chose to analyze a broad set of acquisition transactions within the selected range of value, irrespective of industry, because the number of announced transactions in OI’s industry segment during this period was too limited to permit an appropriate statistical sample.  Nonetheless, Blackhill felt that the sample provided general insight into premiums paid for companies similar in size to OI.

Blackhill calculated the premiums paid in these transactions over the applicable stock price of the acquired company (i.e., the amount by which the price that the acquiror paid for the target’s shares exceeded the average closing market price of such shares) for:

1.	The stock price of the target company one day prior to the announcement of the acquisition

2.	The average stock price of the target company during the one week prior to the announcement

3.	The average stock price of the target company during the one month prior to the announcement

The following table summarizes the results of that Premiums Paid Analysis:

	Premium To Closing Average
	1 Day	1 Week	1 Month

High	11.0%	23.4%	57.1%
Low	-6.6%	-27.5%	-29.9%
Median	0.0%	0.4%	0.3%
Mean	0.6%	1.7%	1.5%

In consideration of the premiums, Blackhill determined an indicative premium range to be between 0.0% and 57.1%. Applying this premium range to the current value of OI’s common stock of $7.85 as of August 30, 2010 implies a value per share of OI’s common stock of between $7.85 and $12.64.

Pre-Announcement	OICO Stock	Reference Set Premiums Paid		OICO Implied Share Price
Time Period	Price	Median	High	Median	High

One Day Stock Price (08/30/10)	$7.85	0.0%	11.0%	$7.85	$8.71

One Week Average Stock Price	$7.84	0.4%	23.4%	$7.88	$9.68

One Month Average Stock Price	$8.05	0.3%	57.1%	$8.07	$12.64

Blackhill noted that the Merger Consideration of $12.00 per share represents a premium of 49.1% to the 30–day average trading price of OI’s common stock and a 53% premium to the price of the common stock on August 30, 2010, prior to the announcement of the merger.

Historical Share Price and Volume Analysis

Blackhill performed a historical share price and trading volume analysis to provide background and perspective on the historical share prices and trading volumes of OI’s common stock. Blackhill reviewed the closing share price and trading volume of OI’s common stock for various periods beginning August 30, 2009, and ending August 30, 2010. Blackhill observed the following:

Time Period	Average Price	Average Daily Trading Volume
August 30, 2010	$7.85	300
1-Week Average	$7.84	740
1-Month Average	$8.03	1,770
2-Month Average	$7.96	1,680
3-Month Average	$8.05	3,020
6-Month Average	$8.35	2,760
1-Year Average	$7.98	3,160
52-Week Average High	$8.14	-
52-Week Average Low	$7.81	-

52-Week Closing High	$9.20	-
52-Week Closing Low	$6.00	-

Source: Capital IQ (Standard & Poor's)

The average daily trading volume of OI’s common stock was very low, demonstrating poor liquidity.  Blackhill notes that OI’s 10K filing for the fiscal year ending 2009 states “We are considered a microcap company and have a relatively small number of shares of common stock outstanding, with insiders and holders of 5% or more shares owning a significant portion of our stock.  Because of this concentration of ownership, our common stock is thinly traded and experiences some periods with no transactions. This lack of public float adversely affects the liquidity of an investment in our shares.”

Comparable Companies Analysis

Comparable company analysis values a company by reference to other publicly traded companies with similar industry operating and financial characteristics.  Multiples of Revenue and EBITDA are calculated from the share prices of the sample group and then applied to the subject company’s operating statistics to calculate implied value.

No company used in the comparable companies trading analysis is identical or directly comparable to OI.  A comparable company analysis relies on a broad statistical sample in order to smooth out the high degree of variability among the companies themselves.  In evaluating the selected companies, Blackhill made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of OI, such as the impact of competition on the businesses of OI and the industry generally, industry growth, the absence of any material adverse change in the financial condition and prospects of OI or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using peer group data.

Blackhill reviewed selected financial data that were prepared by OI’s management as its internal forecasts for calendar years 2009 through 2010 and compared them to corresponding subscription Wall Street research reports, where applicable, for publicly traded companies that are engaged primarily in the laboratory instrumentation industry.  Blackhill selected companies based on information obtained by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources and by applying the following criteria:

•	U.S. listed public companies;

•	Companies headquartered in the U.S.;

•	Companies in the Electronic Equipment & Instruments industry (per S&P / CapitalIQ classification); and

•	Companies whose primary business is Measuring & Analyzing technology.

OI’s market capitalization is very small.  Blackhill could not find a sufficient number of micro-cap companies in the laboratory test and measurement instrumentation industry that would enable Blackhill to construct a statistically representative sample of comparable companies.  Nonetheless, Blackhill felt it was useful to construct a general, stratified sample of companies in the industry in order to generate a view towards general market sentiment towards the industry, as well as to serve as a check on the other analyses employed by Blackhill.  Blackhill cautions that direct comparison of OI and most of the companies in the reference set should be treated with care, as the industry in which OI competes is composed of companies that exhibit far greater market capitalization, revenue, financial capacity, product diversity and market share than OI.

Blackhill compared valuation multiples for OI derived from the Merger Consideration of $12.00 per common share and historical and projected revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) for OI, on one hand, to valuation multiples for the selected companies below derived from their market valuation and historical and projected revenue and EBITDA data, on the other hand.  Based on the analysis of the relevant financial multiples and ratios for each of the comparable companies, Blackhill selected representative ranges of financial multiples for the selected comparable companies and applied this range of multiples to the corresponding financial statistics of OI to arrive at a range of implied enterprise values for OI.  As OI has no debt, Blackhill then added OI's balance sheet cash at June 30, 2010 to the respective implied enterprise values to derive the estimated equity values and divided those values by the number of shares of OI’s common stock outstanding at June 30, 2010.  Blackhill did not divide by fully-diluted shares outstanding as all potentially dilutive securities are being cashed out in the merger agreement at their respective in-the-money values.

The results of this analysis are depicted in the table below, which includes as additional information the respective LTM EBITDA margins for each of the subject companies:

Company	EV/LTM Rev		EV/2011E Rev		EV/ LTM EBITDA		EV/2011E EBITDA		LTM EBITDA Margin

OICO at Offer Price ($12.00 Per Share)	1.0	x	0.9	x	9.9	x	7.8	x	10.5%

Small Company
Sutron Corp. (NasdaqCM:STRN)	1.0	x	n/a		5.4	x	n/a		19.2%
MOCON Inc. (NasdaqGM:MOCO)	1.7	x	n/a		8.5	x	n/m		19.4%
Mesa Laboratories Inc. (NasdaqGM:MLAB)	2.9	x	n/a		7.9	x	n/m		37.1%

High	2.9	x	n/a		8.5	x	n/a		37.1%
Low	1.0	x	n/a		5.4	x	n/a		19.2%
Median	1.7	x	n/a		7.9	x	n/a		19.4%
Mean	1.9	x	n/a		7.3	x	n/a		25.3%

Medium Company
X-Rite, Incorporated (NasdaqGS:XRIT)	2.3	x	n/a		12.3	x	n/a		18.5%
ICx Technologies, Inc. (NasdaqGM:ICXT)	1.4	x	1.0	x	121.4	x	9.1	x	1.1%
MKS Instruments Inc. (NasdaqGS:MKSI)	0.8	x	0.6	x	4.5	x	2.4	x	18.8%
Dionex Corp. (NasdaqGS:DNEX)	2.9	x	2.7	x	11.9	x	10.9	x	23.9%
Teledyne Technologies Inc. (NYSE:TDY)	0.9	x	0.8	x	7.0	x	6.1	x	12.3%
Bruker Corporation (NasdaqGS:BRKR)	1.6	x	1.4	x	9.7	x	8.4	x	16.6%
PerkinElmer Inc. (NYSE:PKI)	1.5	x	1.4	x	10.1	x	7.8	x	15.1%

High	2.9	x	2.7	x	121.4	x	10.9	x	23.9%
Low	0.8	x	0.6	x	4.5	x	2.4	x	1.1%
Median	1.5	x	1.2	x	11.4	x	8.1	x	16.6%
Mean	1.6	x	1.3	x	25.2	x	7.4	x	15.2%

Large Company
Mettler-Toledo International, Inc. (NYSE:MTD)	2.1	x	2.0	x	11.3	x	9.9	x	18.7%
Waters Corp. (NYSE:WAT)	3.6	x	3.3	x	11.7	x	9.7	x	30.7%
Agilent Technologies Inc. (NYSE:A)	2.2	x	1.8	x	15.2	x	8.5	x	15.9%
Thermo Fisher Scientific, Inc. (NYSE:TMO)	1.7	x	16.0	x	8.7	x	7.3	x	19.4%

High	3.6	x	16.0	x	15.2	x	9.9	x	30.7%
Low	1.7	x	1.8	x	8.7	x	7.3	x	15.9%
Median	2.1	x	2.6	x	11.5	x	9.1	x	19.1%
Mean	2.4	x	5.8	x	11.7	x	8.9	x	21.2%

EV Means Enterprise Value
LTM means Last Twelve Months, to the most recent reporting date

Due to the fact that there was insufficient data within the small company segment, and the large company segment contained companies substantially larger than OI, Blackhill calculated a range of multiples drawn from the medium company segment and, using its judgment, applied these multiples to the relevant Company financial statistics in order to construct a range of implied values per share.

	Comparable Companies
	Valuation Multiple Range
	Revenue								EBITDA
($ in thousands, except per share amounts)	LTM Revenue				Forecast Revenue				LTM EBITDA				Forecast EBITDA

OICO Metric	$22,391				$25,880				$2,341				$2,966
	Low		High		Low		High		Low		High		Low		High
Comparable Company Applied Multiple Range	0.8	x	1.5	x	0.6	x	1.2	x	7.0	x	11.4	x	6.1	x	8.1	x

Implied Enterprise Value minus:	$17,913		$33,586		$15,528		$31,056		$16,387		$26,687		$18,093		$24,025
Net Debt [add: Cash(1)(2)]	$5,071		$5,071		$5,071		$5,071		$5,071		$5,071		$5,071		$5,071
Implied Value of Equity	$22,984		$38,657		$20,599		$36,127		$21,458		$31,758		$23,164		$29,096

Per Share:	$9.73		$16.37		$8.72		$15.30		$9.09		$13.45		$9.81		$12.32

(1)  At 6/30/10.  Source: OICO 10Q Filing.
(2)  No Balance Sheet Debt.  Balance Sheet Cash:  $5,071

Blackhill notes that the Merger Consideration per share of OI’s common stock is within the range of implied values.

Comparable Acquisition Analysis

Blackhill performed a precedent transactions analysis, which attempts to provide an implied value of a company based on publicly available financial terms of selected transactions that share certain characteristics with the merger agreement.  A comparable precedent transaction analysis generates an implied value of a company based on publicly available financial terms of selected change of control transactions involving companies that share certain characteristics with the company being valued. However, no company or transaction utilized in the precedent transactions analysis is identical to OI or the merger agreement.  In evaluating the precedent transactions, Blackhill made judgments and assumptions with regard to general business, market and financial conditions and other matters beyond the control of OI, such as the impact of competition on the business of OI or the industry generally, industry growth and the absence of any material adverse change in the financial condition of OI or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared.

In connection with its analysis, Blackhill reviewed eleven transactions involving target companies in the test, measurement and monitoring industries that it deemed comparable to OI.  Blackhill selected these transactions by searching SEC filings, public company disclosures, press releases, industry and press reports, databases and other sources and by applying the following criteria:

•	Transactions involving target companies with aspects Blackhill deemed similar to OI’s business;

•	Transactions involving target companies with enterprise values between $20 million - $100 million;

•	Transactions that were announced between January 2002 and 2010; and

•	Change of control transactions, excluding share repurchases and acquisitions of a minority interest.

The transaction value range of $20 million to approximately $100 million is a compromise between representative sample size versus distortions from transactions that were either too small (even if relevant in terms of one or more product lines) or too large (reflecting companies with financial and market power substantially greater than OI).

For each transaction, Blackhill derived the aggregate enterprise values for the transaction and divided by the last 12 months revenue of the target company as disclosed in any announcement relating to the transaction.  This analysis resulted in a reference range of enterprise value multiples of revenue of 0.7 times to 2.0 times.  EBITDA information was disclosed for only one company in the analysis, and therefore Blackhill did not employ a multiple of EBITDA measure.  Furthermore, as most of these transactions involved targets that were private companies with no publicly traded securities or following by industry analysts, no published estimates of future revenue or EBITDA were available.

Blackhill noted that there are fundamental underlying differences among the companies and that the valuations show no conforming pattern.  Nonetheless, Blackhill believed that the analysis held some relevance in establishing general parameters of valuation.

Selected Precedent Transactions
(Sorted by Transaction Date, in millions)

Date Announced	Target	Acquirer	Transaction Value	EV(1) / LTM Rev
9/14/2010	OICO at offer	ITT Corporation	$28.3	1.3	x

8/23/2002	Raytek Corporation	Fluke Corporation	$75.0	1.5	x
9/2/2003	Chandler Instruments Company, LLC	Ametek Inc.	$50.0	1.7	x
4/7/2004	Isco Inc.	Teledyne Technologies Inc.	$101.4	1.5	x
6/13/2005	SPECTRO Betelligungs GmbH	Ametek Inc.	$98.0	0.9	x
8/25/2005	Solartron Group Ltd.	Ametek Inc.	$75.0	1.5	x
10/25/2007	Extech Instruments Corporation	FLIR Systems, Inc.	$40.0	1.0	x
12/31/2007	Brooks Instrument, LLC	American Industrial Partners; HSBC Investments (USA) Inc.	$100.0	1.1	x
2/2/2009	Thar Instruments, Inc.	Waters Corp.	$36.0	2.0	x
11/30/2009	PROENGIN SA	Tocqueville Finance S.A.	$30.0	1.8	x
2/2/2010	Dantec Dynamics A/S	Tocqueville Finance S.A.	$22.5	0.7	x
7/11/2010	Simtronics ASA	Autronica Fire and Security AS	$44.8	1.0	x

High			$101.4	2.0	x
Low			$22.5	0.7	x
Median			$50.0	1.5	x
Mean			$61.2	1.3	x

Source: Capital IQ (Standard & Poor's)
(1) In the absence of additional information, Blackhill assumed that the reported Transaction Value equaled Enterprise Value.

The range of Enterprise Value to LTM Revenue was 0.7 times to 2.0 times.  Blackhill elected to employ as its reference range for OI the low multiple of the reference set (0.7 times) and the average of the multiples for the transactions in 2009 to 2010 (1.4 times).  Blackhill applied that range to the LTM Revenue of OI and translated the resulting range of value into implied share prices for OI equal to $8.78 to $15.42.  The results of this analysis are depicted in the tables below:

($ in thousands, except per share amounts)	OICO 12 Month Trailing Revenue(1)	Comparable Acquisitions Valuation Multiple Range
	$22,391	0.7x	(3)	1.4x	(4)

Implied Enterprise Value		$15,674		$31,347
minus: Net Debt [add: Cash(1)(2)]		$5,071		$5,071
Implied Value of Equity		$20,745		$36,418

Per Share:		$8.78		$15.42

(1)	At 6/30/10. Source: OICO 10Q Filing.
(2)	Balance Sheet Cash: $5,071
(3)	Low multiple of reference set (2010)
(4)	Average of transactions in 2009 and 2010 of reference set.

The analysis showed that, based on the estimates and assumptions used in the analysis, the proposed Merger Consideration was within the range of implied values.

Discounted Cash Flow Analysis

Blackhill calculated a range of equity values for OI common shares based on a three-year discounted cash flow analysis (sometimes referred to as DCF).  Valuation analyses were performed as of August 30, 2010 using the June 30, 2010 Company balance sheet and based on a projection period from January 1, 2011 to December 31, 2013.  All projections used for purposes of the valuation of OI were prepared by the senior management.  The DCF analysis took into account the present value of unlevered free cash flows, discounted to December 31, 2010, that OI could generate from 2011 through 2013.  Blackhill then assumed terminal values based on a range of EBITDA terminal value multiples of 6.0 times to 9.0 times.  This range of multiples was then applied to OI’s estimated 2013 EBITDA to calculate a terminal value, which along with the unlevered free cash flows from 2011 to 2013, was discounted at an estimated cost of capital of 14.0%-18.0%, derived from the buildup method of calculating the cost of capital, the judgment of Blackhill and OI’s capital structure.  Based on the foregoing, at a midrange discount rate of 16.0%, Blackhill calculated a range of implied value per share of OI’s common shares of approximately $11.20 to $14.87.

($ in thousands, except per share amounts)	Discount Rate	Discounted Cash Flow Terminal EBITDA Multiple Range
	16.0%	6.0	x	9.0	x

Implied Enterprise Value		$21,391		$30,049
minus: Net Debt [add: Cash(1)(2)]		$5,071		$5,071
Implied Value of Equity		$26,462		$35,120

Per Share:		$11.20		$14.87

(1)	At 6/30/10. Source: OICO 10Q Filing.
(2)	Balance Sheet Cash: $5,071

Blackhill notes that the Merger Consideration per share of OI’s common stock is within the range of implied values.

The table below shows the calculation and assumptions employed by Blackhill in constructing the estimated cost of equity capital for OI using the buildup method.  OI has no debt, thus its weighted average cost of capital is identical to its cost of equity capital.  Blackhill chose to use the buildup method of estimating the cost of equity capital  rather than the Capital Asset Pricing Model.  The Capital Asset Pricing Model assumes a reliable measure of the volatility of a company’s common stock as compared with the volatility of the market.  Due to the limited liquidity of, and minimal trading in, OI’s common stock, Blackhill determined that a measure of the volatility of OI’s common stock compared with the volatility of the market could not be reliably constructed.

Cost of Capital: Buildup Method

Components	Current Estimates	Comment

1. Riskless Rate	3.50%
10 year estimated U.S. Treasury Rate.  Although the 10 year U. S. Treasury Rate has declined throughout 2010 and is currently 2.66% (August, 2010), significant uncertainty exists whether these low rates are only temporary and may rise with prospective inflation.  The average 10 year U.S. Treasury Rate YTD in 2010 was 3.42%.  Source:  U.S. Treasury. Daily Treasury Yield Curve Rates, 2010.

Plus
2. Equity Risk Premium	5.30%	Average of various academic studies and surveys.
Plus
3. Industry Risk Premium	(1.01)%	Source: Ibbotson SBBI 2010(1); SIC Code 38, "Measuring, Analyzing and Controlling Equipment."
Plus
4. Size Premium	12.50%	Source: Ibbotson SBBI 2010(1); "MicroCap Size Premia, 1999-2009."

Cost of Equity Estimate	20.29%

Company Specific Adjustments (Blackhill)	(4.00)%
Factors considered: CMS revenue stream is stable and low risk, with significant order backlog; Near-term market acceptance of innovative TOC products reduces market risk; Partnerships to commercialize Company technology reduces funding risk; Despite lower sales than in 2008, OI remains cash flow positive with a strong cash position.

Adjusted Cost of Equity (1)	16.29%

(1)  From 2010 Ibbotson® Stocks, Bonds, Bills, and Inflation® Valuation Yearbook

Monte Carlo DCF Valuation

Monte Carlo analysis is a statistical technique for estimating solutions to problems by means of probability sampling.  As applied to financial modeling, Monte Carlo analysis begins by constructing a probability estimate around each key variable in the model.  Thousands of iterations of the model are run, each randomly selecting a value for the variables driven by the probability estimate for each variable, simultaneously.  Thus, for example, one iteration may yield a result that where certain variables increase in value while others are decreasing, while another iteration may yield a result where the values of all variables are increasing (within the originally established ranges of probability).

Because Monte Carlo analysis is highly dynamic, permitting the estimation of better or worse outcomes for a variety of individual variables simultaneously, Blackhill believed that this analysis incorporates a wider variety of potential outcomes and potentially provides a more thorough analysis than a single projection.

Due to the high degree of uncertainty in the current economic environment, coupled with the risks inherent in OI’s small size and minimal market share, Blackhill elected to apply Monte Carlo analysis to OI’s projections in order to reflect these facts and therefore introduce both a pessimistic and optimistic adjustment to the projections.  Management supplied Blackhill with various estimates by product line and expense items, by year, of alternative pessimistic and optimistic outcomes for the variables over the projection period.

Blackhill ran 50,000 forecast iterations in order to test a wide range of cases.  The discount rate (16.0%) and range of multiples of EBITDA (6.0x to 9.0x) remained as in the Discounted Cash Flow Analysis.  The Monte Carlo Discounted Cash Flow Analysis determined a range of value of OI’s common stock between $9.89 and $15.96.

($ in thousands, except per share amounts)	Discount Rate	Monte Carlo Discounted Cash Flow Terminal EBITDA Multiple Range
	16.0%	6.0	x	9.0	x

Implied Enterprise Value		$18,293		$32,614
minus: Net Debt [add: Cash(1)(2)]		$5,071		$5,071
Implied Value of Equity		$23,364		$37,685

Per Share:		$9.89		$15.96

(1)     At 6/30/10.  Source: OICO 10Q Filing.
(2)     Balance Sheet Cash:  $5,071

Blackhill notes that the Merger Consideration per share of OI’s common stock is within the range of implied values.

General

In connection with the review of the merger by the Special Committee of our Board of Directors, Blackhill performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description.  In arriving at its opinion, Blackhill considered the results of all of its analyses as a whole, although with lesser emphasis ascribed to the Comparable Company method of analysis due to the limitation of the number of publicly-traded micro-cap companies in our industry sector.  Other than its caution in the use of the Comparable Company method, Blackhill did not attribute any particular weight to any analysis or factor it considered.  Blackhill believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion.  In addition, Blackhill may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Blackhill’s view of the actual value of OI. In performing its analyses, Blackhill made numerous assumptions with respect to industry performance, general business and economic conditions and other matters.  Many of these assumptions are beyond the control of OI. Any estimates contained in Blackhill’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Blackhill conducted the analyses described above solely as part of its analysis of the fairness of the consideration to be received by holders of shares of common stock pursuant to the merger agreement from a financial point of view to such holders and in connection with the delivery of its opinion to the Special Committee. These analyses do not purport to be appraisals or to reflect the prices at which shares of the common stock might actually trade.

The Merger Consideration to be paid pursuant to the merger agreement was determined through arm’s–length negotiations between the Special Committee and ITT and was recommended by the Special Committee for approval by the Board of Directors of OI and was approved by OI’s Board of Directors and ITT.  Blackhill did not recommend any specific Merger Consideration to the Special Committee or that any specific Merger Consideration constituted the only appropriate Merger Consideration for the merger.  Blackhill has been engaged solely for the purposes of providing its views to the Special Committee and to the Board of Directors of OI as the fairness from a financial point of view of the consideration provided to the shareholders of OI under the merger agreement.

Blackhill’s opinion and its presentation was one of many factors taken into consideration by the Special Committee in deciding to approve, adopt and authorize the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Special Committee with respect to the consideration to be received by OI’s shareholders pursuant to the merger agreement or of whether the Special Committee would have been willing to agree to a different Merger Consideration.  The foregoing summary describes the material analyses performed by Blackhill but does not purport to be a complete description of the analyses performed by Blackhill.

Blackhill’s opinion was approved by a committee of Blackhill investment banking and other professionals in accordance with its customary practice.

Pursuant to our engagement letter with Blackhill, we agreed to pay Blackhill a fee of $120,000, of which $35,000 is payable in connection with the delivery of Blackhill’s opinion and $85,000 is payable upon the closing of the merger. In addition, we agreed to pay Blackhill $1,000 to cover its expenses and to indemnify Blackhill against various liabilities, in connection with its engagement.

Financial Forecasts

During our consideration of ITT’s offer, our management prepared a financial forecast (or “Management Projection”) of our operating performance for fiscal years 2010 through 2013.  Management provided this information to Blackhill.  Following are the key assumptions that were used in preparing the Management Projection and a summary table of projected results.

Key Assumptions

•	Revenues – Laboratory Products Segment

o
15% growth in 2010 revenues compared to our depressed sales in 2009 experienced during the global economic downturn, with sales up in each product line and our largest growth in TOC analyzers attributable in large part to increased orders from China.

o
Average 6% growth in subsequent years driven by increased sales in the TOC and Automated Chemistry Analyzer, or ACA, product lines.  We anticipate continued TOC growth in the China/Asia Pacific area particularly and also expect growth due to our new Process TOC product line as well as our new iTOC-CRDS products.  In the ACA product line, the U.S. Environmental Protection Agency has issued a new cyanide testing method which employs our equipment and we expect to introduce a new on-line cyanide analyzer in 2011.  Both of these factors should lead to increased ACA sales.

•	Revenues – Air Monitoring Segment

o
60% growth in 2010 revenues compared to our depressed sales in 2009 due primarily to shipments in connection with our contract with Bechtel National Inc. for a chemical agent monitoring system for the Pueblo Chemical Agent Destruction Pilot Plant Project that we announced in the third quarter of 2009.

o	Essentially flat sales in 2011 as we finish shipments under the Bechtel contract and anticipate additional orders for spares and other related equipment.

o
Growth of over 10% in subsequent years as we anticipate shipments in connection with the next chemical agent destruction plant which is currently under construction.  While we have not received this contract and have no assurance we will receive the contract, for purposes of this forecast we have included the expected value of this order.

o
The growth in subsequent years is also favorably impacted to a lesser extent by anticipated sales of either our new miniaturized mass spectrometer product or a new water-testing instrument based on patented technology that we are developing in partnership with a major industrial manufacturing and distribution company.

•	Operating Expenses

o
Sales and marketing expenses grow at a rate in excess of 10% in 2010 – 2011 as we increase travel and sales/marketing expenses associated with our new products and then grow at approximately 5% in 2012 – 2013.

o	R&D expenses remain below 2009 levels throughout the projection period due to cost savings initiatives and the completion of certain projects which incurred significant expenditures.

o
General and administrative expenses increase from 2009 levels due largely to the projected return of curtailed employee benefits, incentive compensation, and continuing increases in public company costs.    Despite these increases, general and administrative expenses are expected to remain below 2008 levels throughout the years projected.

Management Projection Summary Table

	Projection for Fiscal Year Ending December 31 $(000), except per share data
	2010	2011	2012	2013
Revenue	25,351	25,880	27,697	30,412
Gross Profit	12,969	13,344	14,381	16,035
EBIT	2,506	2,491	2,955	4,105
Net Income	1,754	1,744	2,069	2,873
Basic Earnings per Share	0.75	0.74	0.88	1.22
EBITDA	3,032	2,966	3,355	4,505

We can provide no assurance that our assumptions will accurately reflect future conditions.  In addition, the above Management Projection includes numerous assumptions and estimates as to future events that we believed to be reasonable at the time this information was prepared.  The above unaudited Management Projection does not give effect to the proposed merger.  We can provide no assurance that we will achieve these projected results for any of the periods presented.

We caution readers of this proxy statement not to place undue reliance on the unaudited Management Projection included above.  We make no representation to any shareholder of OI regarding our ultimate performance compared to the Management Projection.   Our inclusion of this unaudited Management Projection in this proxy statement should not be regarded as an indication that such financial information will be an accurate prediction of future events.

We have made publicly available our actual results of operations for the quarter ended June 30, 2010.  Our shareholders should review our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 to obtain this information.

None of OI or its affiliates, advisors, officers, directors, or representatives has made or makes any representation to any shareholder or other person regarding the ultimate performance of OI compared to the information contained in the forecasts or that forecasted results will be achieved.

Financing of the Merger

ITT has sufficient cash on hand and/or available credit facilities to pay the aggregate merger consideration in accordance with the merger agreement and to make all other necessary payments of fees and expenses required to be paid by ITT and Merger Sub in connection with the transactions contemplated by the merger agreement.

Interests of Our Executive Officers and Directors in the Merger

When considering the recommendation of our Board of Directors, you should be aware that the members of our Board of Directors and our executive officers have interests in the merger, as are described below, other than their interests as OI shareholders generally.  These interests may be different from, or in conflict with, your interests as an OI shareholder.  The members of our Board of Directors were aware of the material facts as to these additional interests and considered them when they approved the merger agreement.

Change of Control Agreements

Each of our executive officers is a party to an agreement with us that provides for severance payments and benefits to the executive officer in the event of termination of such executive’s employment in certain circumstances in connection with a change of control of OI.  The consummation of the merger will constitute a change of control of OI for the purposes of determining the potential entitlements due to our executive officers in connection with these agreements.

Executive Agreement with J. Bruce Lancaster.  Our Chief Executive Officer and Chief Financial Officer, J. Bruce Lancaster is a party to an agreement which provides that, if a Change in Control, as such term is defined in the agreement, occurs and within one month prior to or twelve months following a Change in Control (a) his employment is involuntarily terminated other than for cause or (b) he terminates his employment with us because (i) his base salary is reduced by 10% or more or his annual target bonus award or other equity compensation or benefits are materially reduced, (ii) his duties, authority, or responsibilities are materially diminished, or (iii) he is required to relocate by more than 50 miles, he will receive severance benefits equal to twenty-four months of his base salary and continued coverage under OI provided health plans for a period of twenty-four months.  This payment would be in addition to any other amounts of benefits earned but unpaid as of the date of termination.  If Mr. Lancaster’s employment terminates for any other reason, he will not receive these payments or benefits.

Upon termination for any reason whatsoever, Mr. Lancaster is entitled to all salary and expense reimbursements due to him through the date of his termination and such benefits as are available pursuant to the terms of any benefit or similar plans, policies, or programs in which he was participating at the time of such termination.

“Cause” is defined in Mr. Lancaster’s agreement as (i) failure to substantially perform duties and responsibilities described in the agreement or otherwise designated within 30 days after written demand for substantially improved performance, (ii) willful misconduct amounting to fraud or dishonesty which is materially injurious to OI or its subsidiaries, monetarily or otherwise, (iii) a violation of the responsibility to maintain non-public information confidential, or (iv) any violation of OI’s Code of Ethics which is materially injurious to OI.

Executive Agreement with Donald P. Segers.  Donald P. Segers, our President and Chief Operating officer is party to an agreement with us that was amended in connection with the signing of the merger agreement, with such amendment to be effective upon the closing of the merger.  This agreement provides that, if (a) his employment is terminated without cause or (b) he terminates his employment because (i) his base salary is reduced by 10% or more or his annual target bonus award is materially reduced, (ii) his benefits are materially reduced, such that they are inconsistent with those paid to similarly situated employees, (iii) his duties, authority, or responsibility are materially diminished, or (iv) he is required to relocate by more than 50 miles, in each case of (a) and (b), within twelve months after the consummation of the transaction, he will receive severance benefits equal to twenty-four months of his base salary then in effect, payable on our regularly scheduled payroll dates over a period of twenty-four months commencing on the thirtieth day after the date of termination.  Additionally, we will be obligated to provide continued coverage under OI provided health plans during this twenty-four month period.  This payment would be in addition to any other amounts of benefits earned but unpaid as of the date of termination.  If Dr. Segers’ employment terminates for any other reason, he will not receive these payments or benefits.

Upon termination for any reason whatsoever, Dr. Segers is entitled to all salary and expense reimbursements due to him through the date of his termination and such benefits as are available pursuant to the terms of any benefit or similar plans, policies, or programs in which he was participating at the time of such termination.

“Cause” is defined in Dr. Segers’ agreement as (i) failure to substantially perform duties and responsibilities as described in the agreement or as otherwise designated by ITT within 30 days after written demand for substantially improved performance is delivered identifying the manner in which ITT believes Dr. Segers has not substantially performed such duties and responsibilities, (ii) willful misconduct amounting to fraud or dishonesty which is materially injurious to ITT or its subsidiaries, monetarily or otherwise, (iii) a violation of the terms of the agreement that is materially injurious to ITT or (iv) any violation of ITT’s Code of Ethics, as the same may be amended from time to time, which is materially injurious to ITT.

The table below sets forth the estimated value of the payments and benefits we would be obligated to make or provide, as applicable, to each of our executive officers, assuming that the employment of each was terminated in connection with a change of control on October 5, 2010.

Name	Cash Severance	Reimbursement of Benefits
J. Bruce Lancaster	$450,000	$12,553
Donald P. Segers	$450,000	$19,794

Other Compensation and Benefit Arrangements

Cash Payable for Currently Outstanding Common Stock

Our executive officers and directors will receive the same cash consideration per share of common stock on the same terms and conditions as our other shareholders.  As of October 5, 2010, our executive officers and directors beneficially owned in the aggregate 719,914 shares of our common stock (including shares owned by Farnam Street Partners and Mustang Capital Advisors, which are entities with whom two of our directors are affiliated, but excluding options held by such persons) and will receive an aggregate of approximately $8,998,925 in cash (less any applicable withholding taxes) for these shares in connection with the merger, assuming that the contingent special dividend is paid out at $0.50 per share.  The table below sets forth information regarding the amount of cash consideration each of our executive officers and directors will receive in connection with the merger in exchange for the shares of our common stock beneficially owned by each of them.  The amounts set forth in the table below do not reflect any applicable tax withholdings.

Name	Number of Shares Owned	Merger Consideration for Shares (No Dividend)(1)	Merger Consideration for Shares (Full Dividend) (2)
Raymond E. Cabillot(3)	325,880	$3,910,560	$4,073,500
Richard W. K. Chapman	20,000	$240,000	$250,000
J. Bruce Lancaster	14,714	$176,568	$183,925
John K. H. Linnartz(4)	348,820	$4,185,840	$4,360,250
Donald P. Segers	10,500	$126,000	$131,250
Total	719,914	$8,638,968	$8,998,925

(1)	Assumes that no contingent special dividend is paid.
(2)	Assumes that the contingent special dividend is paid in full ($0.50 per share).

(3)
Includes 312,880 shares held by Farnam Street Partners, L.P.  Mr. Cabillot is the Chief Executive Officer and Chief Financial Officer of Farnam Street Capital, Inc., the general partner of Farnam Street Partners, L.P.  Mr. Cabillot disclaims beneficial ownership of the shares held by Farnam Street Partners, L.P.

(4)	Includes 334,720 shares held by Mustang Capital Advisors, L.P. Mr. Linnartz is the Managing Member of Mustang Capital Management, LLC, the general partner of Mustang Capital Advisors, L.P.

Effect of the Merger on Stock Options

Under the terms of the merger agreement, at the effective time of the merger, each stock option to purchase shares of our common stock, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger, including stock options held by our executive officers and directors, will become fully vested and be cancelled.  The holder of each such stock option will become entitled to receive a cash payment in an amount equal to the product of (i) the excess, if any, of (A) $12.00 plus the amount of the contingent special dividend over (B) the exercise price per share subject to such option multiplied by (ii) the number of shares of common stock for which such options have not yet been exercised.

As of October 5, 2010, our executive officers and directors held stock options to purchase an aggregate of 59,400 shares of our common stock with per-share exercise prices less than $12.50, assuming the contingent special dividend is paid at $0.50 per share.  In the aggregate, they will receive approximately $256,548 in cash (net of applicable exercise prices and subject to applicable withholding taxes) for these stock options in connection with the merger, assuming that the contingent special dividend is paid at $0.50 per share.

The table below sets forth the number of options held by each individual which have a strike price of less than $12.50 per share which either (i) are currently exercisable or (ii) will become exercisable pursuant to acceleration due to a change in control along with the difference between the strike price and the total merger consideration each person will receive for the options, assuming that the contingent special dividend is paid at $0.50 per share.  The amounts set forth in the table below do not reflect any applicable tax withholdings.

Name	Number of Options Outstanding	Average Strike Price	Merger Consideration for Options (No Dividend)(1)	Merger Consideration for Options (Full Dividend)(2)	Net Value After Exercise Price(2)
Raymond E. Cabillot	2,000	$12.35	$24,000	$25,000	$300
Richard W. K. Chapman	2,000	$12.35	$24,000	$25,000	$300
J. Bruce Lancaster	20,000	$11.42	$240,000	$250,000	$21,600
John K. H. Linnartz	—	—	—	—	—
Donald P. Segers	35,400	$5.88	$424,800	$442,500	$234,348

(1)	Assumes that no contingent special dividend is paid.
(2)	Assumes that the contingent special dividend is paid in full ($0.50 per share).

Indemnification and Insurance

Subject to applicable law, for a period of six years following the effective time of the merger, the surviving corporation of the merger shall indemnify and hold harmless our current and former directors and officers and those of any of our subsidiaries for acts or omissions occurring prior to the effective time of the merger to the same extent such persons are indemnified as of the date of the merger agreement by us pursuant to our Articles of Incorporation, Bylaws and any indemnification agreement entered into between us and such person prior to the date of the merger agreement and that was provided to ITT.

Legal Proceedings Regarding the Merger

We are not aware of any legal proceedings relating to the merger.

Form of the Merger

Subject to the terms and conditions of the merger agreement and in accordance with Oklahoma law, at the effective time of the merger, Merger Sub, a wholly-owned subsidiary of ITT and a party to the merger agreement, will merge with and into us.  We will survive the merger as a wholly-owned subsidiary of ITT.

Merger Consideration

At the effective time of the merger, each outstanding share of our common stock, other than treasury shares, shares held by ITT or any direct or indirect wholly-owned subsidiary of ITT or us, and shares held by shareholders who perfect their appraisal rights, will be converted into the right to receive, as merger consideration, $12.00 in cash, without interest and less any applicable withholding taxes.  Treasury shares and shares held by ITT or any direct or indirect wholly-owned subsidiary of ITT or us will be cancelled immediately prior to the effective time of the merger.

Contingent Special Dividend

In addition to the merger consideration, holders of our common stock may receive a contingent special dividend in an amount up to $0.50, without interest and less any applicable withholding taxes, for each share of our common stock they own on the contingent special dividend record date set by our Board of Directors.  Payment of the special dividend is contingent upon us having a Net Cash Amount of at least $4,145,000 on hand at the time of closing.  If we do not have enough cash on hand to pay a special dividend in the amount of $0.50 per share, we may pay a portion of that amount which would be calculated by dividing the excess Net Cash Amount on hand above $4,145,000 by the number of shares of common stock outstanding to determine the special dividend per share which may be up to but not exceeding $0.50 per common share outstanding.

As of the date of this proxy statement, our Net Cash Amount exceeds the threshold set forth in the merger agreement and we anticipate having enough cash to pay the full $0.50 per share contingent special dividend.  Only shareholders on the contingent special dividend record date set by our Board of Directors are eligible to receive the dividend.  We currently expect that such record date will be the date of the merger and that the payment of the contingent special dividend, if any, will be as soon as practicable thereafter.  There can be no assurance that the contingent special dividend will in fact be declared or paid.

Treatment of Stock Options Outstanding Under Our Stock Plans

At the effective time of the merger, all of our outstanding stock options granted under our 1993 and 2003 Incentive Plans, whether vested or unvested, will be cancelled in the merger and each holder of such stock options will be entitled to receive a cash payment in an amount equal to the product of (i) the excess, if any, of (A) $12.00 plus the amount, if any, of the contingent special dividend over (B) the exercise price per share subject to such option multiplied by (ii) the number of shares of common stock for which such options have not yet been exercised.

Treatment of Our Employee Stock Purchase Plan

In connection with the merger, we terminated our Employee Stock Purchase Plan at the end of the third quarter of 2010.

Effective Time of the Merger

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Oklahoma.  The closing of the merger will occur on the later of (i) the second business day following the day on which the last of the conditions to the merger has been fulfilled or waived in accordance with the merger agreement or (ii) the business date (which shall not be later than the tenth business day following the day on which the last of the conditions to the merger has been fulfilled or waived) specified by us to ITT in writing to the effect that we expect to be able to declare and pay the contingent special dividend immediately prior to the closing if the closing is delayed until such date.  We intend to complete the merger as promptly as practicable, subject to receipt of shareholder approval.  Although we expect to complete the merger during the fourth quarter of 2010, we cannot specify when or assure you that all conditions to the merger will be satisfied or waived or that the merger will be consummated.

Effects on Us if the Merger is Not Completed

If the merger agreement is not adopted by our shareholders, or if the merger is not completed for any other reason, our shareholders will not receive any payment for their shares or stock options and the contingent special dividend will not be paid.  Instead, OI will remain an independent public company and our common stock will continue to be listed and traded on The NASDAQ Global Market.  In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and our shareholders will continue to be subject to the same risks and opportunities to which they are currently subject.  Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your OI shares.  Under specified circumstances, we may be required to pay ITT a termination fee, as well as certain of its fees and expenses incurred in connection with the merger, as described in more detail below.  From time to time, our Board of Directors will evaluate and review, among other things, our business and operations and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholder value.  If the merger agreement is not adopted by our shareholders, or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to OI will be offered or that our business, prospects, or results of operations will not be adversely impacted.

Delisting and Deregistration of our Common Stock

If the merger is completed, our common stock will be delisted from and will no longer be traded on The NASDAQ Global Market and will be deregistered under the Exchange Act.  Following the closing of the merger, we will no longer be a public company.

Material United States Federal Income Tax Consequences of the Merger

The following are the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) whose shares are converted to cash in the merger.  This discussion does not address the consequences of the merger under the tax laws of any state, local or foreign jurisdiction or U.S. federal laws other than U.S. federal income tax laws and does not address tax considerations applicable to holders of stock options, restricted stock or restricted stock units.  In addition, this discussion does not describe all of the U.S. federal income tax consequences that may be relevant to particular classes of taxpayers, including persons who are not citizens or individual residents of the United States, persons that are properly treated as partnerships or S corporations under the Internal Revenue Code of 1986, as amended (the “Code”), persons who are subject to alternative minimum tax, persons whose functional currency is not the U.S. dollar, persons who acquired their shares of our common stock through the exercise of an employee stock option or otherwise as compensation, persons who hold their shares as part of a hedge, straddle or conversion transaction, persons whose shares are not held as a capital asset for U.S. federal income tax purposes or persons who are otherwise subject to special tax treatment under the Code, such as financial institutions, mutual funds, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies or traders in securities who elect to apply a mark-to-market method of accounting.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, all as currently in effect.  These laws are subject to change, possibly on a retroactive basis.  Any such change could alter the U.S. federal income tax consequences to you as described herein.

For purposes of this discussion, a U.S. holder means a beneficial owner of our common stock who is:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust (a) that is subject to the primary jurisdiction of a court within the United States and the control of one or more United States persons or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

The U.S. federal income tax consequence to a partner in an entity or arrangement treated as a partnership, for U.S. federal income tax purposes, that holds our common stock generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding our common stock are urged to consult their own tax advisors.

The receipt of cash for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.  In general, if a U.S. holder receives cash in exchange for such U.S. holders shares of our common stock pursuant to the merger, the U.S. holder will recognize capital gain or loss equal to the difference, if any, between the cash received (before reduction for any applicable withholding tax) in the merger and such U.S. holder’s adjusted tax basis in the shares exchanged in the merger.  Gain or loss will be determined separately for each block of such U.S. holder’s shares (i.e., shares acquired at the same cost in a single transaction).  Such gain or loss will be long-term capital gain or loss if such U.S. holder’s holding period for such shares is more than one year at the time of the consummation of the merger.  Currently, longer-term capital gain recognized by non-corporate taxpayers is generally taxed at a maximum federal tax rate of 15%.  This rate is scheduled to increase to 20% for taxable years beginning after December 31, 2010.  The deductibility of capital losses is subject to limitations.

Under applicable authorities, the treatment of the contingent special dividend is not free from doubt.  It is possible that the Internal Revenue Service may assert that the contingent special dividend should be treated as part of the merger consideration for U.S. federal income tax purposes received by holders of our common stock in the merger.  However, we intend to treat the contingent special dividend as a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.  Any amount of the contingent special dividend in excess of our current or accumulated earnings and profits would be treated as a tax-free return of capital to the extent of the U.S. holder’s tax basis in the shares of common stock and then as gain from the sale or exchange of the shares of common stock.  If the U.S. holder is a corporation, a dividends received deduction may be available with respect to dividends on shares of our common stock, subject to applicable limitations under the Code.  In addition, U.S. holders that are corporations should consult their tax advisors regarding the potential applicability of the “extraordinary dividend” provisions of the Code.  Dividends to non-corporate U.S. holders during taxable years beginning on or before December 31, 2010 will be taxed at a maximum rate of 15%, provided the U.S. holder held the stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and certain other requirements are met.  Dividends to non-corporate U.S. holders in taxable years beginning after December 31, 2010 are scheduled to be subject to tax at ordinary income rates.

In general, information returns will be filed with the Internal Revenue Service in connection with payments to a U.S. holder pursuant to the merger and the contingent special dividend, unless the U.S. holder is an exempt recipient.  A U.S. holder may be subject to backup withholding at a 28% rate (currently scheduled to increase to 31% for taxable years beginning after December 31, 2010) on the receipt of cash pursuant to the merger.  In general, backup withholding will only apply if a U.S. holder fails to furnish a correct taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and certification requirements.  Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules will be allowable as a refund or credit against your U.S. federal income tax liability provided the U.S. holder timely furnishes the required information to the Internal Revenue Service.

Appraisal Rights

Under specified circumstances, a U.S. holder may be entitled to appraisal rights in connection with the merger.  If a U.S. holder of our common stock receives cash pursuant to the exercise of appraisal rights, such U.S. holder generally will recognize gain or loss, measured by the difference between the cash received and such U.S. holder’s adjusted tax basis in such stock.  Gain or loss will be determined separately for each block of such U.S. holder’s shares (i.e., shares acquired at the same cost in a single transaction).  Interest, if any, awarded in the appraisal proceeding would be included in such U.S. holder’s income as ordinary income for U.S. federal income tax purposes.  Holders of our common stock who exercise appraisal rights are urged to consult their own tax advisors.

The U.S. federal income tax discussion set forth above is included for general information only and is based upon present law.  Due to the individual nature of tax consequences, you are urged to consult your tax advisors as to the specific tax consequences to you of the merger, including the effects of applicable foreign, state, local and other tax laws.

Regulatory Matters

We are not required to obtain any material governmental, administrative or other regulatory approvals in connection with the consummation of the merger.

THE MERGER AGREEMENT
(PROPOSAL NO. 1)

The following summary of the merger agreement is not complete and is qualified in its entirety by reference to the complete text of the merger agreement which is attached hereto as Annex A and incorporated herein by reference.  We urge you to carefully read the merger agreement in its entirety because this summary may not contain all the information about the merger agreement that is important to you.

The merger agreement and the following description have been included to provide you with information regarding the terms of the merger agreement.  It is not intended to provide any other factual information about OI or ITT.  Such information can be found elsewhere in this proxy statement and in the other public filings OI and ITT make with the SEC, which are available free of charge on the SEC’s website located at http://www.sec.gov.

Representations and Warranties

The merger agreement contains representations and warranties made by OI to ITT and Merger Sub and representations and warranties made by ITT and Merger Sub to OI.  The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement.  The assertions embodied in OI’s representations and warranties are qualified by information contained in a confidential disclosure schedule that OI provided to ITT in connection with the merger agreement.  Accordingly, OI shareholders should not rely on representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the merger agreement and are modified in important part by the disclosure schedule.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be reflected in OI’s public disclosures.  For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information.  This description of the representations and warranties is included to provide OI’s shareholders with information regarding the terms of the merger agreement.  The representations and warranties in the merger agreement and the description of them in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings OI publicly files with the SEC.  See the section entitled “Where You Can Find More Information.”

The Merger

Under the terms of the merger agreement, Merger Sub will merge with and into OI, with OI continuing as the surviving corporation of the merger.  As a result of the merger, the separate corporate existence of Merger Sub will cease and OI will become a wholly-owned subsidiary of ITT.  We occasionally refer to OI as the surviving corporation.  The Articles of Incorporation and Bylaws of OI will become the governing documents for OI, as they may be amended.  The directors and officers of Merger Sub immediately prior to the effective time of the merger will become the directors and officers of the surviving corporation.

Effective Time of the Merger

The closing of the merger will occur no later than the second business day following the satisfaction or waiver of all of the conditions to the merger set forth in the merger agreement or at such other date as the parties may agree in writing; provided, however, that we may delay the closing of the merger for up to ten business days following the fulfillment or waiver of all the conditions to the merger if we expect to be able to pay the contingent special dividend if the closing of the merger is delayed and give ITT notice to such effect.  The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Oklahoma.  We intend to complete the merger as promptly as practicable, subject to receipt of shareholder approval.  Although we expect to complete the merger during the fourth quarter of 2010, we cannot specify when or assure you that all conditions to the merger will be satisfied or waived or that the merger will be consummated.

Merger Consideration

At the effective time of the merger, each issued and outstanding share of our common stock, other than treasury shares, shares owned by ITT, Merger Sub, or any other wholly-owned subsidiary of ITT or OI and shares held by shareholders who have demanded and not effectively withdrawn or lost appraisal rights, will be cancelled and automatically converted into the right to receive, as merger consideration, $12.00 in cash, without interest and less applicable withholding taxes.

Treasury shares and any shares of our common stock held by ITT, Merger Sub, or any wholly-owned subsidiary of ITT or OI will be cancelled without any conversion of such shares and no consideration will be paid for such shares.  Shares held by shareholders who perfect their appraisal rights will be converted into the right to receive such consideration as may be determined by an Oklahoma District Court pursuant to Section 1091 of the Oklahoma General Corporation Act.

Contingent Special Dividend

In addition to the merger consideration, the merger agreement allows us to pay holders of our common stock a contingent special dividend in an amount up to $0.50, without interest and less any applicable withholding taxes, for each share of our common stock they own on the record date for the payment of the contingent special dividend if and as declared by our Board of Directors.  Payment of the special dividend is contingent upon our Net Cash Amount being at least $4,145,000 at the time of closing.  If we do not have enough cash on hand to pay a special dividend in the amount of $0.50 per share, we may pay a portion of that amount which would be calculated by dividing the excess of the Net Cash Amount on hand over $4,145,000 by the number of shares of our common stock outstanding to determine the special dividend per share, which may be up to but not in excess of $0.50 per common share outstanding.

As of the date of this proxy statement, our Net Cash Amount exceeds the threshold set forth in the merger agreement and we anticipate having enough cash to pay the full $0.50 per share contingent special dividend. Only shareholders on the contingent special dividend record date set by our Board of Directors are eligible to receive the dividend.  We currently expect that such record date will be a date shortly preceding the date of the merger and that the payment of the contigent special dividend, if any, will be as soon as practicable thereafter.  There can be no assurance that the contingent special dividend will in fact be declared or paid.

“Net Cash Amount” is defined in the merger agreement as an amount equal to the sum of the aggregate amount of cash and cash equivalents of OI and its subsidiaries minus the aggregate principal amount of OI’s indebtedness for borrowed money and minus unpaid transaction expenses incurred by OI and its subsidiaries in connection with the merger.  The Net Cash Amount will be adjusted to provide a credit to OI for up to $175,000 of expenses paid or incurred by OI in connection with the merger.

Payment Procedures

At or prior to the effective time of the merger, ITT will deposit cash with the exchange agent in order to permit the payment of the $12.00 per share merger consideration.  Similarly, in the event we pay the contingent special dividend OI will deposit cash with its transfer agent in order to permit the payment of the dividend to the record holders of our common stock on the record date for such dividend.

ITT will request the exchange agent to promptly after the effective time of the merger, mail to each holder of record of our common stock that was issued and outstanding immediately prior to the effective time of the merger a letter of transmittal and instructions for use in effecting the surrender of the certificates that represent shares of our common stock in exchange for the merger consideration.  If any of your certificates representing our common stock have been lost, stolen, or destroyed, you will be entitled to obtain the merger consideration after you make an affidavit of such fact and post a bond in such sum as ITT or the exchange agent may direct as indemnity against any claim that may be made with respect to such certificates.  In the event of a transfer of ownership of our common stock which is not registered in our transfer records, the merger consideration may be paid to a person other than the person in whose name the certificate so surrendered is registered if such certificate is presented to the exchange agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.  No interest will be paid or will accrue on the cash payable upon the surrender of any certificate.

ITT is entitled to cause the exchange agent to deliver to it any funds that have not been distributed within 180 days after the effective time of the merger.  After that date, holders of certificates who have not complied with the instructions to exchange their certificates will be entitled to look only to ITT for payment of the merger consideration.  None of ITT, the surviving corporation, or the exchange agent will have any liability to holders of shares of our common stock for any merger consideration delivered to a public official pursuant to any applicable abandoned property, escheatment, or similar law.

You should not send your OI common stock certificates to the exchange agent until you have received transmittal materials from the exchange agent.  Do not return your OI common stock certificates with the enclosed proxy.

Appraisal Rights

Shares of our common stock issued and outstanding immediately prior to the effective time of the merger that are held by any holder who has demanded and not lost appraisal rights to such shares will not be converted into the right to receive the applicable merger consideration.  Instead, such shareholder will only be entitled to payment of the appraised value of such shares in accordance with the Oklahoma General Corporation Act.  At the effective time of the merger, all such shares will automatically be cancelled and will cease to exist or be outstanding and each holder will cease to have any rights with respect to the shares, except for rights granted under Section 1091 of the Oklahoma General Corporation Act.  In the event a shareholder loses (through the failure to perfect or otherwise) the right to appraisal under the Oklahoma General Corporation Act, then the rights of such holder will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration described above.  We are required to serve prompt notice to ITT of any demands for appraisal that we receive, and ITT has the right to direct all negotiations and proceedings with respect to demands for appraisal under the Oklahoma General Corporation Act.  We may not, without ITT’s prior written consent, make any payment with respect to, or settle or offer to settle, any demands for appraisal.

These rights in general are discussed more fully under the section of this proxy statement entitled “Appraisal Rights” beginning on page 66.

Treatment of Stock Options

In connection with the merger, at the effective time of the merger, each stock option to purchase shares of our common stock, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger, will become fully vested, be cancelled and will solely represent the right to receive in exchange and in consideration of each stock option, at the effective time of the merger or as soon as practicable thereafter, but in any event not later than three business days following the effective time of the merger), a cash payment in an amount equal to the product of (i) the excess, if any, of (A) $12.00 plus the amount of the contingent special dividend over (B) the exercise price per share subject to such option multiplied by (ii) the number of shares of common stock for which such options have not yet been exercised.  That payment will be subject to reduction for any applicable withholding taxes.

Treatment of Employee Stock Purchase Plan

In connection with the merger, we terminated our Employee Stock Purchase Plan at the end of the third quarter of 2010.

Representations and Warranties

In the merger agreement, we make representations and warranties to ITT and Merger Sub, including those relating to the following:

•	Our corporate organization, standing, and power;

•	Our capitalization;

•	Our subsidiaries;

•	Our authorization, execution, delivery, performance, and the enforceability of the merger agreement;

•
The absence of conflicts with or violations of our organizational documents, applicable laws, contracts, or other obligations as a result of our execution of the merger agreement or consummation of the merger;

•	Documents filed by us with the SEC and the accuracy and completeness of the financial statements and other information contained therein;

•	Our system of internal controls and disclosure controls;

•	Our compliance with the Sarbanes-Oxley Act and the applicable rules of The NASDAQ Global Market;

•	The accuracy of the information we provide for inclusion in this proxy statement;

•	The absence of certain changes or events since December 31, 2009 or June 30, 2010;

•	Our compliance with laws;

•	Our possession of and compliance with permits, licenses, and approvals to conduct our business;

•	Our filing of tax returns, payment of taxes, and other tax matters;

•	The absence of pending or threatened litigation or investigations;

•	Our contracts, including contractual obligations which are not terminable or require the payment by us of certain monies;

•	Our employee benefit plans and other matters concerning the benefits we provide our employees and our employment agreements;

•	Our compliance with worker safety laws;

•	Environmental matters;

•	Our employees and other labor matters;

•	Our intellectual property;

•	Our property and assets;

•	Our key customers and suppliers;

•	Our insurance policies;

•	The absence of certain payments;

•	Related party transactions;

•	Our receipt of an opinion of a financial advisor;

•	Our taking action necessary to exempt the merger from the requirements of any anti-takeover Law or provision of our Articles of Incorporation or Bylaws;

•	The affirmative vote of the majority of our outstanding shares of our common stock being required to approve the merger agreement;

•	Brokers and investment bankers due a fee or commission in connection with the proposed merger; and

•	Our accounts receivable.

In the merger agreement, ITT and Merger Sub also make representations and warranties to us, including those relating to the following:

•	Their respective organization, standing, and power;

•	Their respective authorization, execution, delivery, performance, and the enforceability of the merger agreement;

•
The absence of conflicts with or violations of their respective organizational documents, applicable laws, contracts, or other obligations as a result of their execution of the merger agreement or consummation of the merger;

•	The absence of pending or threatened litigation relating to the proposed merger;

•	Brokers and investment bankers due a fee or commission in connection with the proposed merger;

•
That Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by the merger agreement and had engaged in no other business activities prior to the date of the merger agreement;

•	The accuracy of the material to be provided by ITT for inclusion in this proxy statement; and

•	The sufficiency of funds to perform their respective obligations under the merger agreement and consummate the merger.

Definition of Material Adverse Effect

Several of the representations and warranties made by us in the merger agreement and certain conditions to performance by ITT and Merger Sub are qualified by reference to whether the term in question would have a “Material Adverse Effect” on OI or ITT, as applicable.  The merger agreement provides that a “Material Adverse Effect” means any event, occurrence, fact, condition, change, development, or effect that individually or when taken together with all other such events, occurrences, facts, conditions, changes, developments, or effects is or would reasonably be expected to be materially adverse to the business, assets, liabilities, condition, or results of operations of ITT and its subsidiaries or OI and its subsidiaries, as applicable, taken as a whole.

However, none of the following, or any event, occurrence, fact, condition, change, development, or effect arising therefrom will constitute or be considered in determining whether a Material Adverse Effect has occurred:

•
General economic conditions or changes in financial markets (but only, with respect OI, to the extent that OI is not adversely affected in a disproportionate manner relative to other participants in the industries in which OI operates);

•
Conditions in or affecting the industries in which ITT and its Subsidiaries or OI operate generally (but only, with respect to OI, to the extent that OI is not adversely affected in a disproportionate manner relative to other participants in the industries in which it operates);

•
Any change, in and of itself, in the trading price or trading volume of OI’s common stock after the date of the merger agreement provided that any underlying event, occurrence, fact, condition, change, development, or effect that may have caused such change is not excluded;

•	The announcement or the existence of, or compliance with, or taking any action required by the merger agreement or the transactions contemplated thereby;

•	Any action taken at the written request of ITT or Merger Sub;

•
The adoption, implementation, promulgation, repeal, modification, or amendment of any law after the date of the merger agreement (but only, with respect to OI, to the extent OI is not adversely affected in a disproportionate manner relative to other participants in the industries in which is operates; or

•
The commencement, occurrence, or continuation of any war, armed hostilities, or acts of terrorism involving or affecting the United States of America or any part thereof (but only, with respect to OI, to the extent that OI is not adversely affected in a disproportionate manner relative to other participants in the industries in which OI operates).

Covenants Relating to the Conduct of Our Business

During the period between the date of the merger agreement and the effective time of the merger, we have agreed with ITT, except as expressly provided or permitted by the merger agreement or as ITT may otherwise agree in writing, that we will use all commercially reasonable efforts to act and carry on our business in the ordinary course of business consistent with past practice.

In addition, we have agreed that, except as expressly provided or permitted in the merger agreement, we will not, directly or indirectly, do any of the following without ITT’s prior written consent:

•
Declare, set aside, or pay any dividends or make any other distributions to shareholders other than our regularly quarterly $0.05 per share dividend or the contingent special dividend; provided, that in no event shall the contingent special dividend cause the Net Cash Amount to be less than $4,145,000;

•	Authorize for issuance, issue, deliver, pledge, dispose of, grant, or otherwise encumber any shares of our common stock;

•	Amend our Articles of Incorporation or Bylaws;

•	Acquire or agree to acquire a substantial portion of the assets of or equity in any other business, corporation, limited liability company, partnership, association, or other business;

•
Sell, transfer, lease, license, mortgage, pledge, encumber, or otherwise dispose of any of our properties or assets other than sales, leases, or licenses of products or services in the ordinary course of business;

•	Incur, assume, or modify any indebtedness for borrowed money;

•	Alter the corporate structure or ownership of OI or its subsidiary;

•	Enter into any transaction, contract, agreement, or understanding with any related party as such term is defined in the merger agreement;

•
Delay payment of any account payable more than ten days beyond its due date or the date when such payable would have been paid in the ordinary course of business (other than as a result of a good faith dispute with the payee or creditor);

•	Request or facilitate the payment of any account receivable prior to the due date, other than in the ordinary course of business;

•	Revalue any portion of our assets, properties, or business;

•	Modify, amend, terminate, supplement, or permit the lapse of, in any material manner, any lease, operating agreement, or other agreement relating to owned or leased real property;

•	Enter into any sale arrangement with a person in an embargoed country or on the restricted or denied parties list;

•	Allow any material intellectual property rights to lapse or expire;

•	Cancel or terminate any insurance policy or cause any of the coverage thereunder to lapse;

•	Enter into, adopt, amend or terminate any severance plan or contract, company plan, employment agreement, or consulting contract;

•
Increase the compensation or benefits payable or to become payable to our directors, officers, or employees or grant any severance or termination pay to, or enter into or amend any employment or severance contract with, any of our current or former directors or officers, except, in the case of employees other than directors and officers, increases in base compensation in the ordinary course of business consistent with past practice in connection with annual compensation reviews;

•
Enhance or accelerate any rights or benefits under any collective bargaining agreement or labor, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, or other plan, contract, trust, fund, policy, or arrangement for the benefit of any current or former director, officer, or employee;

•	Terminate the employment of or hire any person whose annual base compensation exceeded or its reasonably expected to exceed $100,000;

•	Knowingly violate or knowingly fail to perform any obligation or duty imposed on us by any applicable federal, state, or local law, rule, regulation, guideline, or ordinance;

•	Make or adopt any change to our accounting methods, practices, policies, or procedures other than actions required to be taken by GAAP;

•
Prepare or file any tax return inconsistent with past practice or, on any such tax return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made, or methods used in preparing or filing similar tax returns in prior periods, unless required by applicable law;

•	Make any material tax election or settle or compromise any material federal, state, local, or foreign income tax liability, unless required by applicable law;

•
Enter into, amend, modify, or terminate any certain material company contracts; waive, release, or assign any rights under the same, or terminate, amend, modify, or waive any provision of any confidentiality, non-disclosure, or similar agreement to which we are party;

•
Enter into or amend any contract that would alter the effective time of the merger, restrict ITT or any of its subsidiaries with respect to engaging in any line of business or in any geographical area or that contains exclusivity, most favored nation pricing, or non-solicitation provisions with respect to any customer or supplier;

•	Make or agree to make any new capital expenditure or expenditures which individually, is in excess of $40,000 or, in the aggregate, are in excess of $80,000;

•
Waive or release any material right or claim or pay, discharge, or satisfy any material claims, liabilities, or obligations, other than the payment, discharge, or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in our most recent SEC filings or incurred in the ordinary course of business consistent with past practice;

•	Initiate, settle, or compromise any action with the exception of settlement of an outstanding sales tax audit by the State of Texas;

•	Enter into any agreement or arrangement that would be required to be reported pursuant to Item 404 of Regulation S-K;

•
Take any action that would reasonably be expected to, or omit to take any action where such omission would reasonably be expected to, prevent, materially delay, or impede the consummation of the merger; or

•	Authorize, recommend, propose, or announce an intention to do any of the foregoing or enter into a contract to do any of the foregoing.

Conditions to Closing of the Merger

The obligations of OI, ITT, and Merger Sub to consummate the merger are subject to the satisfaction or waiver of each of the following conditions:

•	The merger agreement shall have been duly approved and adopted by our shareholders;

•
No court or other governmental entity shall have enacted, issued, promulgated, enforced, or entered any law, rule, regulation, or order then in effect prohibiting or having the effect of making illegal the consummation of the merger and no governmental entity shall have instituted any action that is pending seeking such an order;

In addition, the obligation of ITT and Merger Sub to consummate the merger is subject to the satisfaction or waiver of each of the following conditions:

•	We shall have performed in all material respects each of our agreements contained in the merger agreement and required to be performed on or prior to the effective time of the merger;

•
Each of our representations and warranties contained in the merger agreement shall be true and correct in all material respects on and as of the effective time of the merger as if made on such date, except that each of the representations and warranties with respect to our capital stock and options shall be true and correct;

•
Since the date of the merger agreement, there shall not have been any event, occurrence, fact, condition, effect, change, or development that, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect on us;

•	We shall have obtained all required notifications, authorizations, consents, orders, declarations, or approvals required to be obtained in connection with the merger agreement;

•
There shall not be instituted or pending any litigation or legal action by any person relating to the merger agreement, the shareholder agreements, or the proposed merger, or which would have, individually or in the aggregate, a Material Adverse Effect on us or ITT;

•	The dissenting shares shall include no more than 5% of our outstanding common stock;

•	We must have a Net Cash Amount of at least $4,145,000 immediately prior to the effective time of the merger; and

•	We shall provide to ITT a certificate signed on behalf of OI by our Chief Executive Officer and Chief Financial Officer stating that each of the foregoing conditions have been satisfied.

In addition, our obligation to consummate the merger is subject to the satisfaction or waiver of each of the following conditions:

•	ITT and Merger Sub shall have performed in all material respects each of their agreements contained in the merger agreement required to be performed on or prior to the effective time of the merger;

•
Each of ITT’s and Merger Sub’s representations and warranties contained in the merger agreement shall be true and correct in all material respects on and as of the effective time of the merger as if made on such date; and

•	We shall have received a certificate of an executive officer of ITT stating that each of the foregoing conditions has been satisfied.

Restrictions on Solicitation of Other Offers

We have agreed that, from the date of the merger agreement until the consummation of the merger or the date on which the merger agreement is terminated, we will not directly or indirectly solicit, initiate, knowingly facilitate, induce, or encourage the submission of any takeover proposal, enter into any letter of intent or agreement providing for or in connection with any such proposal, or participate in discussions with any party that could reasonably be expected to lead to a takeover proposal or furnish third party any information regarding us or afford access to our properties, books and records in connection with a takeover proposal.

Prior to the Special Meeting we may furnish information to or engage in discussions or negotiations with a third party, provided that we did not solicit such discussions or negotiations if, in the reasonable good faith judgment of our Board of Directors, after consultation with its outside financial advisors, the takeover proposal would, if consummated, be likely to result in a superior proposal and the party making the inquiry has the financial means to consummate their proposed transaction, and the failure to take such action in the reasonable good faith judgment of our Board Directors, after consultation with our outside counsel, would be inconsistent with the exercise of the fiduciary duties of our Board of Directors to our shareholders under applicable laws.  No later than twenty-four hours of receipt of any such proposal or request, we must advise ITT orally and in writing of the request or proposal including providing the identity of the third party making the request or proposal.

We may furnish such information or enter into such discussion or negotiations only pursuant to a confidentiality agreement not less favorable to us than the confidentiality agreement we entered into with ITT.

A “superior proposal” means an unsolicited, bona fide written take over proposal to acquire more than

•	50% of our outstanding voting securities; or

•	50% of our consolidated assets,

in either case, on terms that, in good faith judgment of our Board of Directors, after consultation with its outside financial advisors, are more favorable from a financial point of view to our shareholders than the proposed merger, taking into account any changes to the merger agreement proposed by ITT in response to such proposal, and is reasonably likely of being completed on the terms set forth in the proposal.

A “takeover proposal” means any inquiry, offer, or proposal by a third party relating to any “acquisition transaction” which is any transaction or series of related transactions other than the proposed merger involving: (a) any acquisition or purchase from us by any third party of more than a 15% interest in our total outstanding voting securities; (b) any tender offer or exchange offer that, if consummated, would result in any third party beneficially owning 15% or more of the total outstanding voting securities of the  Company or our subsidiary; (c) any merger, consolidation, business combination, recapitalization, or similar transaction involving us pursuant to which our shareholders immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction in substantially the same proportion as prior to such transaction; (d) any sale, lease, exchange, transfer, license, acquisition, or disposition of more than 15% of the assets of us or our subsidiary; or (e) any liquidation or dissolution of us or our subsidiary.

Restrictions on Change of Recommendation to Shareholders

Our Board of Directors has agreed not to withdraw, qualify or modify its recommendation to our shareholders in favor of the merger.  Prior to the approval and adoption of the merger agreement by our shareholders at the Special Meeting, in response to the receipt of a superior proposal that has not been withdrawn and provided us and our subsidiaries have complied in all material respects with the provisions of the merger agreement relating to takeover proposals, our Board of Directors may withdraw, qualify or modify its recommendation in favor of the merger; provided, that we have complied in all material respects with the following requirements and, after so complying, such proposal continues to constitute a superior proposal and our Board of Directors determines in good faith, after consultation with our outside legal and financial advisors, that the failure to withdraw, qualify or modify its recommendation would be inconsistent with the exercise of the fiduciary duties of our Board of Directors to the shareholders under applicable law.  Our Board of Directors may not withdraw, qualify or modify its recommendation in favor of the merger unless (i) we have, at least five business days in advance, provided a written notice to ITT advising ITT that our Board of Directors has received a superior proposal, specifying the material terms and conditions of such superior proposal, identifying the person making such superior proposal and providing copies of any agreements intended to effect such superior proposal, and (ii) during such five  business day period, we and our representatives have negotiated in good faith with ITT regarding any revisions to the terms of the merger agreement and the merger in response to such superior proposal; provided, however, that if during the five business day notice period any revisions are made to the superior proposal and such revisions are material, we shall provide written notice of such revisions to ITT and the five business days notice period shall be extended by one business day.

Termination of the Merger Agreement

OI, ITT, and Merger Sub may agree to terminate the merger agreement at any time prior to the effective time of the merger, even after our shareholders have adopted the merger agreement at the Special Meeting.

In addition, we on the one hand, and ITT and Merger Sub, on the other hand, each have separate rights to terminate the merger agreement without the agreement of the other party if, among other things:

•	The merger is not approved at the Special Meeting or at any adjournment or postponement thereof; or

•
The merger has not been effected by March 31, 2011, provided the party terminating the merger agreement has not caused the merger to not be effected by failing to fulfill its obligations under the merger agreement.

•
Any court or governmental entity having jurisdiction shall have issued or enacted an order or law or taken other action permanently enjoining or which prohibits or makes illegal consummation of the merger and such action shall have been final and nonappealable.

ITT and Merger Sub may also terminate the merger agreement if:

•
There has been a breach of any representation, warranty, covenant, or other agreement made by us in the merger agreement or any such representation or warranty became untrue after the date of the merger agreement and such breach either cannot be cured or has not been cured within thirty days written notice thereof;

•	We fail to file this proxy statement and conduct the Special Meeting as soon as practicable after the signing of the merger agreement;

•	We breach the non-solicitation provision of the merger agreement;

•	Our Board of Directors withdraws, or modifies or qualifies, in a manner adverse to ITT, its recommendation of a vote “FOR” consummation of the merger or recommends a vote in favor of another proposal;

•
A tender offer or exchange offer for 15% or more of the outstanding shares of our common stock is commenced and our Board of Directors fails to recommend against acceptance of such offer by our shareholders;

•	Our Board of Directors fails to reaffirm its recommendation in favor of the adoption of the merger agreement if requested to do so; and

•
If there shall have been a material adverse effect with respect to us and such material adverse effect is not curable or, if curable, is not cured within ten days after written notice is provided by ITT.

Additionally, we may terminate the merger agreement if:

•
There has been a breach of any representation, warranty, covenant, or other agreement made by ITT or Merger Sub in the merger agreement or any such representation or warranty became untrue after the date of the merger agreement and such breach either cannot be cured or has not been cured within thirty days written notice thereof.

Termination does not relieve any party of liability for any willful breach of the merger agreement.

Fees and Expenses

Generally, each party must pay the costs and expenses it incurs in connection with the merger agreement and the consummation of the merger.  Notwithstanding the foregoing, there are certain instances set forth below, in which we will become obligated to pay ITT its costs, a breakup fee, or both.

In certain instances, we are obligated to reimburse ITT’s costs in an amount not to exceed $285,000.

If the merger agreement is not approved at the Special Meeting or any adjournment or postponement thereof, we must pay ITT its costs which shall not exceed $285,000.

If ITT terminates the merger agreement because there has been a breach of any representation, warranty, covenant, or other agreement made by us in the merger agreement or any such representation or warranty became untrue after the date of the merger agreement and such breach either cannot be cured or has not been cured within thirty days written notice thereof, we must pay ITT its costs which shall not exceed $285,000.

If the merger agreement is terminated by ITT because (i) we shall have breached any of the non-solicitation provisions of the merger agreement or those relating to the filing of this proxy statement and conducting the Special Meeting as soon as practicable after the signing of the merger agreement; (ii) our Board of Directors shall have withdrawn, qualified or modified its recommendation in favor of the merger or shall have taken any other action or made any other statement in connection with the Special Meeting inconsistent with its recommendation in favor of the merger or shall have resolved or proposed to do any of the foregoing; (iii) our Board of Directors shall have recommended to our shareholders any third party takeover proposal or shall have resolved to do so; (iv) a tender offer or exchange offer for 15% or more of the outstanding shares of our capital stock is commenced, and our Board of Directors fails to recommend against acceptance of such tender offer or exchange offer by our shareholders; or (v) our Board of Directors fails to reaffirm its recommendation in favor of the adoption and approval of the merger agreement within five business days after ITT requests in writing that such recommendation be reaffirmed, then, we must pay ITT its costs which shall not exceed $285,000.

In any instance where we are required to pay ITT a termination fee in connection with the merger not being effected by March 31, 2011 or because of a court or governmental injunction or prohibition, we must also pay ITT its costs, which shall not exceed $285,000.

In certain instances, we are obligated to pay ITT $1,000,000.

If ITT terminates the merger agreement because there has been a breach of any representation, warranty, covenant, or other agreement made by us in the merger agreement or any such representation or warranty became untrue after the date of the merger agreement and such breach either cannot be cured or has not been cured within thirty days written notice thereof and, a takeover proposal existed between the date of the merger agreement and the date of its termination, and concurrently with or within twelve months after any such termination another acquisition transaction involving us is consummated or we enter into any letter of intent or agreement with respect to an acquisition transaction, we must pay ITT a fee of $1,000,000.

If (a) ITT or we terminate the merger agreement because the merger has not been effected by March 31, 2011, or because any court or governmental entity having jurisdiction shall have issued or enacted an order or law or taken other action permanently enjoining or which prohibits or makes illegal consummation of the merger and such action shall have been final and nonappealable, (b) a takeover proposal existed between the date of the merger agreement and the date of its termination, and (c) concurrently with or within twelve months after any such termination another acquisition transaction involving us is consummated or we enter into any letter of intent or agreement with respect to an acquisition transaction, we must pay ITT a fee of $1,000,000.

If ITT or we terminate the merger agreement because the merger agreement is not approved at the Special Meeting or any adjournment or postponement thereof, a takeover proposal existed between the date of the merger agreement and the date of its termination, and concurrently with or within twelve months after any such termination another transaction involving us is consummated or we enter into any letter of intent or agreement with respect to an acquisition transaction, we must pay ITT a fee of $1,000,000.

If ITT terminates the merger agreement because (i) we shall have breached any of the non-solicitation provisions of the merger agreement or those relating to the filing of this proxy statement and conducting the Special Meeting as soon as practicable after the signing of the merger agreement; (ii) our Board of Directors shall have withdrawn, qualified or modified its recommendation in favor of the merger or shall have taken any other action or made any other statement in connection with the Special Meeting inconsistent with its recommendation in favor of the merger or shall have resolved or proposed to do any of the foregoing; (iii) our Board of Directors shall have recommended to our shareholders any third party takeover proposal or shall have resolved to do so; (iv) a tender offer or exchange offer for 15% or more of the outstanding shares of our capital stock is commenced, and our Board of Directors fails to recommend against acceptance of such tender offer or exchange offer by our shareholders; or (v) our Board of Directors fails to reaffirm its recommendation in favor of the adoption and approval of the merger agreement within five business days after ITT requests in writing that such recommendation be reaffirmed, then, we must pay ITT a fee of $1,000,000.

In certain instances, we are obligated to pay ITT up to $1,285,000.

If any instance where we are required to reimburse ITT’s costs occurs in conjunction with any instance in which we are required to pay the $1,000,000 fee, then we must pay ITT both their costs and the fee for a total payment of up to $1,285,000.

Further Actions and Agreements

Company Shareholder Meeting.  We have agreed to call and hold a Special Meeting of shareholders as promptly as practicable after the date of execution of the merger agreement for the purpose of voting upon the adoption of the merger agreement.  Unless the merger agreement is terminated, and regardless of whether our Board of Directors has changed its recommendation concerning the adoption of the merger agreement, our obligation to call and hold such meeting will not be affected.

Proxy Statement.  We have agreed to prepare and file with the SEC this proxy statement and all related materials as soon as reasonably practicable after the date of the merger agreement.

Access to Information.  We have agreed to afford ITT and its representatives reasonable access to our properties, books, personnel, records, and other information as may reasonably be requested prior to the closing of the merger.

Employee Benefits

The merger agreement provides generally that the surviving corporation will honor all employee benefits and agreements entered into by us prior to the date of the merger agreement, provided however, that such benefits and agreements may be amended or terminated by ITT or the surviving corporation following consummation of the merger.

To the extent employees are required to participate in any of ITT’s plans following consummation of the merger, employees will receive recognition of their prior service to OI for purposes of meeting waiting period, eligibility, and vesting requirements (but not for benefit accrual purposes).

ITT may request, at least twenty days prior to the effective time of the merger, we terminate our 401(k) plan.

Amendment and Waiver

Amendment.  The merger agreement may be amended by the parties thereto at any time before or after approval of the matters presented in connection with the merger by our shareholders.  No amendment may be made after such shareholder approval has been obtained that would legally require us to obtain further shareholder approval.

Waiver.  At any time prior to the effective time of the merger, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement, (ii) waive any inaccuracies in the representations and warranties contained in the merger agreement or any related document, or (iii) waive compliance with any of the covenants, agreements, or conditions contained in the merger agreement which may legally be waived.

The Board of Directors recommends that you vote “FOR” the adoption of the merger agreement.

THE SHAREHOLDER AGREEMENTS

The following summary of the shareholder agreements does not purport to describe all of the terms of the shareholder agreements.  The following summary is qualified in its entirety by reference to the complete text of the shareholder agreements, which are attached as Annex B to this proxy statement and incorporated into this proxy statement by reference.  Nothing in this proxy statement purports to amend, qualify, or in any way modify the shareholder agreements.  We urge you to read the shareholder agreements in their entirety.

Introduction

In connection with the execution of the merger agreement, ITT entered into shareholder agreements with certain of our directors and with our two largest shareholders as of October 5, 2010, Farnam Street Partners and Mustang Capital Advisors, which collectively own approximately 30.5% of our outstanding common stock as of the record date.  The shareholder agreements provide that, among other things, each of the parties to the agreements will, subject to the terms and conditions set forth therein, vote their shares of our common stock in favor of the adoption and approval of the merger and against any proposal in opposition to or in connection with the merger.

Shareholder Agreement

The shareholder agreements provide, among other things, that the parties thereto will, on the terms and subject to the conditions set forth therein, and so long as the merger agreement has not been validly terminated in accordance with its terms, at the Special Meeting or any adjournment or postponement thereof vote or cause to be voted all of the shares of our common stock beneficially owned by them in favor of the adoption and approval of the merger agreement and any other matter necessary for the consummation of the merger and against any proposal in opposition to or in competition with the merger.  In the event the Board of Directors changes its recommendation in response to a superior proposal, however, the parties to the shareholder agreements are not obligated to vote in favor of the merger with ITT.

APPRAISAL RIGHTS

If you do not vote for the adoption of the merger agreement at the Special Meeting and otherwise comply with the applicable statutory procedures of Section 1091 of the Oklahoma General Corporation Act (the “OGCA”), summarized herein, you may be entitled to appraisal rights under Section 1091 of the OGCA.  In order to exercise and perfect appraisal rights, a record holder of our common stock must follow the steps summarized below properly and in a timely manner.

Section 1091 of the OGCA is printed in its entirety as Annex D to this proxy statement.  Set forth below is a summary description.  This summary describes certain material aspects of Section 1091 and the law relating to appraisal rights and is qualified in its entirety by reference to Annex D.  All references in Section 1091 and this summary to “shareholder” are to the record holder of the shares of our common stock immediately prior to the effective time of the merger as to which the appraisal rights are asserted.  Failure to comply with the procedures set forth in Section 1091 of the OGCA may result in the loss of appraisal rights.

Under the OGCA, holders of our common stock who follow the procedures set forth in Section 1091 of the OGCA will be entitled to have their shares appraised by an Oklahoma District Court and to receive payment in cash of the “fair value” of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger.

Under Section 1091, in instances where appraisal rights are available, we must, not less than twenty days prior to the meeting, notify each of our shareholders that such rights are available and include a copy of Section 1091.  This proxy statement constitutes such notice to the holders of our common stock and Section 1091 of the OGCA is attached to this proxy statement as Annex D.  Any shareholder who wishes to exercise such appraisal rights or who wishes to preserve his right to do so should review the following discussion and Annex D carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the OGCA.

If you wish to exercise appraisal rights, you must not vote for the adoption of the merger agreement (although you may choose not to vote) and must deliver to OI, before the vote on the proposal to adopt the merger agreement, a written demand for appraisal of such shares of our common stock.  The demand will be sufficient if it reasonably informs us of the identity of the shareholder and states that the shareholder intends to demand the appraisal of the shares owned by the shareholder.  A proxy or vote against the merger does not constitute a demand for appraisal rights.  If you intend to exercise appraisal rights, you must submit a separate demand as described. Your failure to vote against the adoption of the merger agreement will not constitute a waiver of your appraisal rights as long as you do not vote for the adoption of the merger agreement and otherwise comply with the requirements of Section 1091 of the OGCA, including by delivering to OI, before the vote on the proposal to adopt the merger agreement, a written demand for appraisal of your shares of our common stock.

Only a holder of record of shares of our common stock is entitled to assert appraisal rights for such shares.  A demand for appraisal should be executed by or on behalf of the holder of record, state such holder’s name fully and correctly (ideally matching such holder’s name as it appears on his, her or its stock certificate or certificates), and must state that such holder intends thereby to demand appraisal rights of his, her, or its shares.  If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, execution of the demand for appraisal should be made in that capacity.  If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners.  An authorized agent, including one or two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners or expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners.

A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of our common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought.  The number of shares as to which appraisal is sought should reflect the shares of the beneficial owners for whom appraisal rights are being exercised.  Where the number of shares of our common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner.  If you hold your shares in brokerage accounts or other nominee forms and wish to exercise your appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal.

All written demands for appraisal of shares must be mailed or delivered to:  O.I. Corporation, P.O. Box 9010, College Station, Texas 77842-9010, Attention: Corporate Secretary, or should be delivered to the Secretary at the Special Meeting, prior to the vote on the adoption of the merger agreement.

Within ten days after the effective time of the merger, we will notify each shareholder who properly asserted appraisal rights under Section 1091 of the OGCA.  Within 120 days after the effective date, the surviving corporation or any shareholder who has properly asserted appraisal rights may file a petition in an Oklahoma District Court demanding a determination of the value of the stock of all shareholders seeking appraisal rights.  However, at any time within 60 days after the effective date, any shareholder shall have the right to withdraw the demand for appraisal and may accept the consideration for the merger.  Within 120 days after the effective date, any shareholder who has properly asserted appraisal rights may make a written request to the surviving corporation to receive a statement setting forth the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received, including the aggregate number of holders of the shares.  This statement must be mailed to the requesting shareholder within ten days after the written request is received by the surviving corporation or within ten days after expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition is filed by a shareholder, within twenty days after receipt of service we must file a list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements regarding the value of their shares have not been reached by the surviving corporation.  The court clerk will provide notice of the time and place for a hearing by the applicable Oklahoma District Court to determine the shareholders who have properly perfected their appraisal rights.  The court may require that shareholders demanding appraisal rights submit their stock certificates to the court clerk for the duration of the proceedings and, should any shareholder fail to so comply, the court may dismiss the proceedings as to that shareholder.

After determining the shareholders entitled to an appraisal, the court shall appraise the shares, determining their fair value, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid.  In determining the fair value, the court will consider all relevant factors including the rate of interest which the surviving corporation would have to pay to borrow money during the pendency of the proceedings.  After determining the fair value, the court will direct the surviving corporation to make payment, in the manner as the court may direct, to the shareholders entitled to such payment.

If you desire to exercise your appraisal rights, you must not vote for the adoption of the merger agreement and must strictly comply with the procedures set forth in Section 1091 of the Oklahoma General Corporation Act.  Failure to do so will result in the termination or waiver of such rights.

MARKET PRICES AND DIVIDEND DATA

Our common stock is listed on The NASDAQ Global Market under the symbol “OICO.”  The table below shows the intraday high and low per share prices for our common stock for the periods indicated.

	Fiscal Quarters
	First	Second	Third	Fourth
Fiscal Year 2010 (through October 11, 2010)
High	$9.01	$9.40	$12.44	$12.45
Low	$7.25	$7.50	$7.31	$11.39
Fiscal Year 2009
High	$10.77	$8.25	$7.84	$8.81
Low	$6.65	$5.20	$4.57	$6.55

The following table sets forth the closing price per share of our common stock as reported on The NASDAQ Global Market on September 13, 2010, the last full trading day before the public announcement of the merger, and on October 11, 2010, the latest practicable trading day before the printing of this proxy statement:

Common Stock Closing Price
September 13, 2010	$8.40
October 11, 2010	$12.36

Following the effective time of the merger, there will be no further market for our common stock and our stock will be delisted from The NASDAQ Global Market.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The table below sets forth, as of October 5, 2010, certain information with respect to the shares of common stock beneficially owned by: (i) each person known by us to own beneficially five percent or more of the Common Stock, (ii) each director of OI, (iii) each of our executive officers named above under “Executive Officers of the Registrant,” and (iv) all of our directors and executive officers as a group.

The number of shares of our common stock beneficially owned by each director, executive officer or greater than 5% shareholder is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting or investment power and also any shares which the individual has the right to acquire within 60 days after October 5, 2010 through the exercise of any stock option, warrant or other right. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. Percentage ownership calculations for beneficial ownership are based on 2,362,388 shares issued and outstanding as of October 5, 2010. Shares of common stock subject to stock options currently exercisable, or exercisable within 60 days of October 5, 2010, are deemed outstanding for computing the percentage ownership of the person holding such stock options but are not deemed outstanding for computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Executive Directors
Raymond E. Cabillot, Co-Chairman of the Board	327,880	(2)(3)	13.9%

Richard W.K. Chapman, Director	22,000	(3)	*

J. Bruce Lancaster, CEO, CFO, & Director	44,714	(4)	1.9%

John K. H. Linnartz, Co-Chairman of the Board	348,820	(5)	14.8%

Donald P. Segers, President, COO, & Director	60,900	(6)	2.5%

Directors and executive officers as a group (5 persons)	804,314	(7)	32.9%

Other 5% or Greater Shareholders
Farnam Street Partners, L.P.	312,880	(8)	13.2%

Mustang Capital Advisors, L.P.	334,720	(9)	14.2%

Dimensional Fund Advisors, Inc.	196,039	(10)	8.3%

*	Indicates ownership of less than 1%.

(1)
Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to shares of common stock beneficially owned by them. Under SEC rules, a person is deemed to be a “beneficial” owner of securities if he or she has or shares the power to vote or direct the voting of such securities or the power to direct the disposition of such securities. More than one person may be deemed to be a beneficial owner of the same securities.  Unless otherwise noted, the address of the persons and entities listed in the table above is c/o O.I. Corporation, 151 Graham Road, College Station, Texas 77845.

(2)
Includes 312,880 shares held by Farnam Street Partners, L.P.  Mr. Cabillot is the Chief Executive Officer and Chief Financial Officer of Farnam Street Capital, Inc., the general partner of Farnam Street Partners, L.P.  Mr. Cabillot disclaims beneficial ownership of the shares held by Farnam Street Partners, L.P.

(3)	Includes 2,000 shares subject to options exercisable within 60 days of October 5, 2010.
(4)	Includes 30,000 shares subject to options exercisable within 60 days of October 5, 2010.
(5)	Includes 334,720 shares held by Mustang Capital Advisors, L.P. Mr. Linnartz is the Managing Member of Mustang Capital Management, LLC, the general partner of Mustang Capital Advisors, L.P.
(6)	Includes 50,400 shares subject to options exercisable within 60 days of October 5, 2010.
(7)	Includes 84,400 shares subject to options exercisable within 60 days of October 5, 2010.
(8)
Based on a Form 13D/A filed by Farnam Street Partners, L.P. with the SEC on April 16, 2009.  The mailing address of Farnam Street Partners, L.P. is 3033 Excelsior Blvd., Suite 300, Minneapolis, MN 55416.

(9)	Based on a Schedule 13D/A filed by Mustang Capital Advisors, L.P. with the SEC on September 16, 2010. The mailing address of Mustang Capital Advisors, L.P. is 1506 McDuffie Street, Houston, TX 77019.
(10)
Based on a Schedule 13G/A filed by Dimensional Fund Advisors, Inc. with the SEC on February 8, 2010. Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities that are owned by the Funds and may be deemed to be the beneficial owner of the shares held by the Funds.  Dimensional disclaims beneficial ownership of such securities.  The mailing address of Dimensional Fund Advisors, Inc. is Palisades West, Building One, 6300 Bee Caves Road, Austin, TX 78746.

ADJOURNMENT OF THE SPECIAL MEETING
(PROPOSAL NO. 2)

If necessary, we may ask our shareholders to vote to adjourn the Special Meeting to solicit additional proxies if there are insufficient votes to adopt the merger agreement.  We do not intend to adjourn the Special Meeting so long as there are sufficient votes to adopt the merger agreement.  If we do propose to adjourn the Special Meeting, the proposal must be approved by the majority of the shares of our common stock present in person or by proxy and entitled to vote on the matter.

The Board of Directors recommends that you vote “FOR” the adjournment of the Special Meeting from time to time as may be necessary to solicit additional proxies.

OTHER MATTERS

Management knows of no other matters to be brought before the Special Meeting at the time and place indicated in the notice thereof; however, if any additional matters are properly brought before the Meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interest of O.I. Corporation.

The accompanying form of proxy has been prepared at the direction of our Board of Directors and is sent to you at the request of the Board of Directors.  The proxies named therein have been designated by your Board of Directors.

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE EXECUTE YOUR PROXY IMMEDIATELY.  YOU MAY REVOKE YOUR PROXY IN PERSON IF YOU ARE ABLE TO ATTEND.

FUTURE SHAREHOLDER PROPOSALS

In the event the merger is not completed, our shareholders will continue to be entitled to attend and participate in our shareholder meetings.  If the merger is not completed and you wish to present a proposal to be considered for inclusion in our proxy materials in connection with the 2011 Annual Meeting of Shareholders, the proposal, including the nomination of persons to stand for election to our Board of Directors, shall be presented no more than ninety nor less than sixty days prior to the first anniversary of the preceding year’s annual meeting, or between February 18, 2011 and March 19, 2011.  All proposals submitted for inclusion in the proxy statement must comply with all requirements of the Securities and Exchange Commission as well as our Bylaws.

MISCELLANEOUS

If you have questions regarding this proxy statement or the Special Meeting, you should contact:

O.I. Corporation
(979) 690-1711

You should not send in your stock certificates until you have received the transmittal materials from the exchange agent.  Our record holders who have further questions about their stock certificates or exchange of our common stock for cash should contact the exchange agent.

You should only rely on the information contained herein to vote on the merger proposal.  We have not authorized anyone to provide you with information that is different from what is contained herein.  This proxy statement is dated October 14, 2010.  You should not assume that the information contained herein is accurate as of any other date.  This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Your vote is important to us.  You may vote by returning the enclosed proxy card or by submitting your vote through the Internet or by telephone.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the Exchange Act and file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission.  You can read our SEC filings, including this proxy statement, on the SEC’s website at http://www.sec.gov or on our website at http://www.oico.com/oicorp.  Documents are also available in the SEC’s public reading room located at 100 F Street, N.E., Washington, D.C. 20549.

You may obtain copies of any of our documents which have been filed with the SEC by requesting them in writing or by telephone from us:

O.I. Corporation
Attention: Corporate Secretary
P.O. Box 9010
College Station, Texas 77842-9010
Telephone:  (979) 690-1711

If you would like to request documents from us, please do so by November 5, 2010, in order to allow us sufficient time to deliver them to you before the Special Meeting.  If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.

Statements contained in this proxy statement, or in any document incorporated herein by reference, regarding any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to the document as filed with the SEC.  Information incorporated by reference is considered to be a part of this proxy statement.  We incorporate by reference the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 15, 2010, as amended August 26, 2010;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010 filed with the SEC on May 13, 2010 and August 16, 2010, respectively;

•	Current Reports on Form 8-K filed with the SEC on January 26, 2010, March 2, 2010, April 28, 2010, May 18, 2010, July 27, 2010, August 16, 2010, September 14, 2010 and October 12, 2010; and

•	Definitive Proxy Statement for our 2010 Annual Meeting of Shareholders filed with the SEC on April 12, 2010.

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER*

AMONG

ITT CORPORATION

OYSTER ACQUISITION CORP.

AND

O.I. CORPORATION

Dated as of September 13, 2010

* As amended

A-i

A-ii

A-iii

EXHIBITS

Exhibit A	Form of Shareholder Agreement

A-iv

TABLE OF DEFINED TERMS

Defined Term	Section

Acquisition Transaction	4.2(g)(i)
Actions	2.4
Affiliate	8.10
Agreement	Introduction
Certificate of Merger	1.2
Certificates	1.6(b)
Closing	1.15(a)
Closing Date	1.15(a)
Closing Dividend	4.1(a)
Closing Trigger Date	1.15(b)
Code	1.7
Company	Introduction
Company Adverse Recommendation Change	4.2(d)
Company Business Personnel	3.14(a)
Company Bylaws	1.15(e)(iii)
Company Charter	1.4(a)
Company Common Stock	Recitals
Company Contracts	3.11(a)
Company Foreign Benefit Plan	3.12(j)
Company Letter	Article III
Company Multiemployer Plan	3.12(c)
Company Leased Real Property	3.16(c)
Company Owned Real Property	3.16(b)
Company Permits	3.8(a)
Company Plan	3.12(c)
Company Recommendation	5.1
Company SEC Documents	3.5(a)
Company Shareholders	1.6(b)
Company Stock Option Plans	3.2(a)
Company Stock Options	3.2(a)
Company Stock Plans	3.2(a)
Company Stock Purchase Plan	3.2(a)
Confidentiality Agreement	5.3
Constituent Corporations	Introduction
Contract	3.2(a)
Dissenting Shares	1.5(d)
Effective Time	1.2
Employee Agreement	3.12(d)
Environmental Claims	3.13(b)
Environmental Laws	3.13(b)
Environmental Permits	3.13(b)
ERISA	3.12(a)
ERISA Affiliate	3.12(c)
Exchange Act	2.3
Exchange Agent	1.6(a)

A-v

TABLE OF DEFINED TERMS

Exchange Fund	1.6(a)
Financial Statements	3.5(a)
GAAP	3.5(a)
Governmental Entity	3.8(a)
Hazardous Materials	3.13(b)
Intellectual Property Rights	3.15(a)
IRS	3.9
Key Customers	3.17
Key Suppliers	3.17
Knowledge of Parent	8.10
Knowledge of the Company	8.10
Law	8.10
Liens	3.2(b)
Material Adverse Change	2.3
Material Adverse Effect	2.3
Merger	Recitals
Merger Consideration	1.5(c)
NASDAQ	3.5(f)
Net Cash Amount	8.10
Notice Period	4.2(e)
OGCA	1.1
Order	8.10
Parent	Introduction
Parent Letter	2.3
Person	8.10
Prepaid Expense Amount	8.10
Proxy Statement	5.2
Receivables	3.25
Release	3.13(b)
Representatives	4.2(a)
Sarbanes-Oxley Act	3.5(b)
SEC	3.3
Shareholder Agreements	Recitals
Shareholder Meeting	5.1
Sub	Introduction
Subsidiary	2.3
Superior Proposal	4.2(g)
Surviving Corporation	1.1
Takeover Proposal	4.2(g)
Tax Return	3.9(e)
Taxes	3.9(e)
Third Party	4.2(g)(iii)
Transaction Expense Amount	8.10
Transfer Taxes	5.7
Transmittal Letter	1.6(b)
WARN Act	3.14(b)
Worker Safety Laws	3.13(a)

A-vi

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of September 13, 2010 (this “Agreement”), among ITT Corporation, an Indiana corporation (“Parent”), Oyster Acquisition Corp., an Oklahoma corporation and a direct wholly owned subsidiary of Parent (“Sub”), and O.I. Corporation, an Oklahoma corporation (the “Company”) (Sub and the Company being hereinafter collectively referred to as the “Constituent Corporations”).

WITNESSETH:

WHEREAS, the respective Boards of Directors of Sub and the Company have approved and declared advisable the merger of Sub with and into and the Company (the “Merger”), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of common stock, $0.10 par value, of the Company (“Company Common Stock”) not owned directly or indirectly by Parent or the Company will be converted into the right to receive the Merger Consideration (as hereinafter defined);

WHEREAS, the respective Boards of Directors of Sub and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective shareholders; and

WHEREAS, in order to induce Parent and Sub to enter into this Agreement, concurrently with the execution and delivery of this Agreement the directors and certain shareholders of the Company are entering into agreements (the “Shareholder Agreements”), substantially in the form attached hereto as Exhibit A, pursuant to which, among other things, each such Person has agreed to vote in favor of this Agreement and the Merger.

NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

ARTICLE I
THE MERGER

Section 1.1  The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Oklahoma General Corporation Act (the “OGCA”), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined).  Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of Sub in accordance with the OGCA.  Notwithstanding anything to the contrary herein, at the election of Parent, any direct wholly owned Subsidiary (as hereinafter defined) of Parent may be substituted for Sub as a constituent corporation in the Merger; provided that such substituted corporation is an Oklahoma corporation which is formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no other business activities.  In such event, the parties agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to Parent and the Company, in order to reflect such substitution.

Section 1.2  Effective Time.  The Merger shall become effective when a certificate of merger (the “Certificate of Merger”), executed in accordance with the relevant provisions of the OGCA, is filed with the Secretary of State of the State of Oklahoma; provided, however, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed.  When used in this Agreement, the term “Effective Time” shall mean the date and time at which the Certificate of Merger is accepted for recording or such later time established by the Certificate of Merger.  The filing of the Certificate of Merger shall be made on the date of the Closing (as hereinafter defined).

Section 1.3  Effects of the Merger.  The Merger shall have the effects set forth in this Agreement and in Section 1088 of the OGCA.

Section 1.4  Charter and Bylaws; Directors and Officers.

(a)           At the Effective Time, the Articles of Incorporation of the Company (the “Company Charter”), as in effect immediately prior to the Effective Time, shall be amended so that Article V reads in its entirety as follows:  “The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, $0.10 par value.”  As so amended, the Company Charter shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.  At the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or in the Certificate of Incorporation of the Surviving Corporation.

(b)           The directors and officers of Sub at the Effective Time shall be the directors and officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 1.5  Conversion of Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

(a)           Each issued and outstanding share of common stock, $0.01 par value, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

(b)           All shares of Company Common Stock that are held in the treasury of the Company or by any wholly owned Subsidiary of the Company and any shares of Company Common Stock owned by Parent or any wholly owned Subsidiary of Parent shall be canceled, and no consideration shall be delivered in exchange therefor.

(c)           Subject to the provisions of Section 1.13, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as hereinafter defined) and shares to be canceled in accordance with Section 1.5(b)) shall be converted into the right to receive $12.00, in cash and without interest (the “Merger Consideration”).  Each such share, when so converted, shall no longer be outstanding and shall automatically be canceled and retired, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in respect of each such share upon the surrender of such certificate in accordance with Section 1.6.

(d)           Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time which are held of record by shareholders who shall not have voted such shares in favor of the Merger and who shall have demanded properly in writing appraisal of such shares in accordance with Section 1091 of the OGCA (“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration as set forth in Section 1.5(c), but the holders thereof instead shall be entitled to, and the Dissenting Shares shall only represent the right to receive, payment of the fair value of such shares in accordance with the provisions of Section 1091 of the OGCA; provided, however, that (i) if such a holder fails to demand properly in writing from the Surviving Corporation the appraisal of his shares in accordance with Section 1091 of the OGCA or, after making such demand, subsequently delivers an effective written withdrawal of such demand, or fails to establish his entitlement to appraisal rights as provided in Section 1091 of the OGCA, if so required, or (ii) if a court shall determine that such holder is not entitled to receive payment for his shares or such holder shall otherwise lose his appraisal rights, then, in any such case, each share of Company Common Stock held of record by such holder or holders shall automatically be converted into and represent only the right to receive the Merger Consideration as set forth in Section 1.5(c), upon surrender of the certificate or certificates representing such Dissenting Shares.  The Company shall give Parent and Sub prompt notice of any demands received by the Company for appraisal of such shares, and Parent and Sub shall have the right to participate in all negotiations and proceedings with respect to such demands except as required by applicable Law.  The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for fair value for Dissenting Shares or offer to settle, settle or negotiate in respect of any such demands.  Any cash paid in respect of Dissenting Shares shall be paid by the Company solely with its own funds, and the Company shall not be reimbursed therefor by Parent or any of its Subsidiaries, either directly or indirectly.

Section 1.6  Exchange Agent.

(a)           As of the Effective Time, Parent shall designate, and enter into an agreement with, a bank or trust company, or with another Person reasonably acceptable to the Company, to act as exchange agent in the Merger (the “Exchange Agent”), which agreement shall provide that Parent shall deposit with the Exchange Agent as of the Effective Time cash sufficient to effect the payment of the Merger Consideration to which holders of shares of Company Common Stock are entitled pursuant to Section 1.5(c) (the “Exchange Fund”).

(b)           Parent shall request the Exchange Agent to, promptly after the Effective Time, mail to each holder of record of a certificate or certificates (collectively, the “Certificates”) representing shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (collectively, the “Company Shareholders”) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery thereof to the Exchange Agent and shall contain instructions for use in effecting the surrender of such Certificates in exchange for the consideration specified in Section 1.5(c) (the “Transmittal Letter”)).  Upon surrender for cancellation to the Exchange Agent of all Certificates held by any Company Shareholder, together with the Transmittal Letter, duly executed, such Company Shareholder shall be entitled to receive the Merger Consideration in exchange for each share of Company Common Stock represented by such Certificates, and any Certificate so surrendered shall forthwith be canceled.  In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable.

Section 1.7  Withholding.  Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement (including Sections 1.5(c) and 1.12(a)) to any Person such amounts as Parent or the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or under any provision of state, local or foreign tax Law.  To the extent that amounts are so withheld by Parent or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person who otherwise would have received the payment in respect of which such deduction and withholding was made by Parent or the Surviving Corporation.

Section 1.8  Return of Exchange Fund.  Any portion of the Exchange Fund that remains undistributed by the Exchange Agent to the Company Shareholders for 180 days after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such Company Shareholders who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of the consideration specified in Section 1.5 to which they are entitled.  None of the Exchange Agent, Parent or the Surviving Corporation shall be liable to any former holder of Company Common Stock for any consideration payable in accordance with this Article I which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Section 1.9  No Further Ownership Rights in Company Common Stock.  All cash paid upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock.

Section 1.10  Closing of Company Transfer Books.  At the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company.  If, after the Effective Time, Certificates are presented to the Surviving Corporation, Parent or the Exchange Agent, such Certificates shall be canceled and exchanged as provided in this Article I.

Section 1.11  Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such Person of a bond, in such amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to such Certificate, Parent will pay or cause to be paid in exchange for such lost, stolen or destroyed Certificate the consideration to which the holder thereof is entitled pursuant to Section 1.5.

Section 1.12  Company Stock Options.

(a)           All outstanding Company Stock Options heretofore granted under any Company Stock Plan, whether or not then exercisable or vested, shall cease to represent, as of the Effective Time, a right to acquire shares of Company Common Stock and shall be converted, in settlement and cancellation thereof, into the right to receive, at the Effective Time, a lump sum cash payment, without interest, by the Surviving Corporation of an amount equal to the product of (i) the excess, if any, of (A) the Merger Consideration plus the per share amount of the Closing Dividend over (B) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised.

(b)           The Company shall take all action necessary under the Company Stock Purchase Plan to provide that:  (i) no new subscription contract shall be submitted after the date of this Agreement; (ii) all options under the Company Stock Purchase Plan outstanding as of the date of this Agreement shall be exercised, to the extent of any accumulated payroll deductions as of the exercise date, on the earlier to occur of (A) last day of the calendar quarter pending as of the date of this Agreement and (B) a date that is at least five (5) business days prior the Effective Time; and (iii) the Company Stock Purchase Plan shall be terminated effective immediately prior to the Effective Time.

(c)           Effective at or before the Effective Time, the Company Stock Plans and all awards thereunder shall terminate, and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest with respect to the capital stock or other equity interests of the Company or any of its Subsidiaries shall be canceled, without any liability on the part of the Company or any of its Subsidiaries (except as otherwise expressly provided in this Agreement).

(d)           From and after the Effective Time, no Person shall have any right under the Company Stock Plans or under any other plan, program, agreement or arrangement with respect to equity interests of the Company or any of its Subsidiaries (except as otherwise expressly provided in this Agreement).

(e)           Not later than immediately prior to the Effective Time, the Board of Directors of the Company or any committee thereof administering the Company Stock Plans shall adopt all resolutions necessary to provide for the foregoing, and the Company shall take any other action necessary to effect the foregoing.  As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall pay the holders of Company Stock Options the cash payments specified in this Section 1.12.  No interest shall be paid or accrue on cash payments to holders of Company Stock Options.  The Company shall cooperate with Parent, and keep Parent fully informed, with respect to all resolutions, actions and consents that the Company intends to adopt, take and obtain in connection with the matters described in this Section 1.12.  Without limiting the foregoing, the Company shall provide Parent with a reasonable opportunity to review and comment on all such resolutions and consents and shall not undertake any obligation in connection with any such resolution, action or consent without the prior written consent of Parent.

Section 1.13  Certain Adjustments.  If, between the date of this Agreement and the Effective Time, (a) the outstanding shares of Company Common Stock shall be increased, decreased, changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares, (b) a stock dividend or dividend payable in any other securities of the Company shall be declared with a record date within such period, (c) any other securities of the Company shall be declared with a record date within such period or (d) any similar event shall have occurred, then the Merger Consideration shall be appropriately adjusted to provide the holders of shares of Company Common Stock (and Company Stock Options) the same economic effect as contemplated by this Agreement prior to such event.

Section 1.14  Further Assurances.  If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation’s right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

Section 1.15  Closing; Closing Deliveries.

(a)           The closing of the transactions contemplated by this Agreement (the “Closing”) and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Sidley Austin LLP, 1 South Dearborn Street, Chicago, Illinois, at 10:00 a.m., local time, no later than the Closing Trigger Date or at such other time and place as Parent and the Company shall agree (the date and time on which the Closing actually occurs is referred to herein as the “Closing Date”).

(b)           For purposes of this Agreement, “Closing Trigger Date” means the later of  (x) the second business day following the day on which the last of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall have been fulfilled or waived (if permissible) in accordance with this Agreement, or (y) the business date (which date shall not be later than the tenth business day following the day on which the last of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall have been fulfilled or waived (if permissible) in accordance with this Agreement) specified by the Company in a notice to Parent, in form and substance reasonably satisfactory to Parent to the effect that the Company expects to be able to declare and pay the Closing Dividend immediately prior to the Closing if the Closing is delayed to such date. Such notice to Parent may not be delivered on or after the day on which the last of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall have been fulfilled or waived (if permissible) in accordance with this Agreement.

(c)           Subject to fulfillment or waiver of the conditions set forth in Article VI, at the Closing Parent shall deliver to the Company a certificate of the Secretary or an Assistant Secretary of Parent, dated the Closing Date, in form and substance reasonably satisfactory to the Company, as to the incumbency and signatures of the officers of Parent executing this Agreement and any other agreement, certificate or instrument executed by Parent hereunder.

(d)           Subject to fulfillment or waiver of the conditions set forth in Article VI, at the Closing Sub shall deliver to the Company all of the following:

(i) a copy of the Certificate of Incorporation of Sub certified as of a recent date by the Secretary of State of the State of Oklahoma;

(ii) a certificate of good standing of Sub, issued as of a recent date by the Secretary of State of the State of Oklahoma; and

(iii) a certificate of the Secretary or an Assistant Secretary of Sub, dated the Closing Date, in form and substance reasonably satisfactory to the Company, as to (A) no amendments to the Certificate of Incorporation of Sub since a specified date, (B) the Bylaws of Sub, (C) the resolutions of the Board of Directors of Sub authorizing the execution and performance of this Agreement and the transactions contemplated herein, (D) the written consent of Parent in its capacity as sole shareholder of Sub adopting this Agreement in accordance with 1081 of the OGCA and (E) the incumbency and signatures of the officers of Sub executing this Agreement and any other agreement, certificate or instrument executed by Sub hereunder.

(e)           Subject to fulfillment or waiver of the conditions set forth in Article VI, at the Closing the Company shall deliver to Parent all of the following:

(i) a copy of the Company Charter, certified as of a recent date by the Secretary of State of the State of Oklahoma;

(ii) a certificate of good standing of the Company, issued as of a recent date by the Secretary of State of the State of Oklahoma;

(iii) certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to Parent, as to (A) no amendments to the Company Charter since a specified date, (B) the Bylaws of the Company (the “Company Bylaws”), (C) the resolutions of the Board of Directors of the Company authorizing the execution and performance of this Agreement and the transactions contemplated herein, (D) the resolutions of the shareholders of the Company approving and adopting this Agreement in accordance with Section 1081 of the OGCA and (E) the incumbency and signatures of the officers of the Company executing this Agreement and any other agreement, certificate or instrument executed by the Company hereunder; and

(iv) all consents, waivers or approvals obtained by the Company with respect to the consummation of the transactions contemplated by this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Parent and Sub represent and warrant to the Company as follows:

Section 2.1  Organization, Standing and Power.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and has the requisite corporate power and authority to carry on its business as now being conducted.  Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has the requisite corporate power and authority to carry on its business as now being conducted.

Section 2.2  Authority.  On or prior to the date of this Agreement, the Board of Directors of Sub has determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to and in the best interest of Sub and Parent, as the sole shareholder of Sub, has approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, in accordance with the OGCA.  Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Parent and Sub, and the consummation by Parent and Sub of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to the filing of the Certificate of Merger as required by the OGCA.  This Agreement has been duly executed and delivered by Parent and Sub and, assuming the valid authorization, execution and delivery of this Agreement by the Company and the validity and binding effect hereof on the Company, this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms, except to the extent its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

Section 2.3  Consents and Approvals; No Violation.  Assuming that all consents, approvals, authorizations and other actions described in this Section 2.3 have been obtained and all filings and obligations described in this Section 2.3 have been made, the execution and delivery of this Agreement by Parent and Sub, do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by Parent and Sub will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation under, or result in the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Sub under, any provision of (i) the Articles of Incorporation, as amended, of Parent or the Bylaws, as amended, of Parent or the Certificate of Incorporation or Bylaws of Sub, (ii) any material Contract applicable to Parent or any of its Subsidiaries or any of their respective properties or assets or (iii) any Order or Law applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (iii), any such violations, defaults, rights or Liens that would not, individually or in the aggregate, have a Material Adverse Effect on Parent or materially impair the ability of Parent or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby by Parent or Sub.  No notification to, filing or registration with, or authorization, consent or approval of, any Person is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent or Sub or is necessary for the consummation by Parent or Sub of the Merger and the other transactions contemplated by this Agreement, except for (I) in connection, or in compliance, with the provisions of the Securities Exchange Act of 1934 (together with the rules and regulations promulgated thereunder, the “Exchange Act”), (II) the filing of the Certificate of Merger with the Secretary of State of the State of Oklahoma and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (III) such filings as may be required in connection with Taxes described in Section 5.7, and (IV) such other notifications, consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, be adverse, in any material respect, to Parent or Sub (including by impairing, in any material respect, the ability of Parent or Sub to conduct its business) or materially impair the ability of Parent or Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby by Parent or Sub.

For purposes of this Agreement, “Material Adverse Change” or “Material Adverse Effect” means, when used with respect to Parent or the Company, as the case may be, any event, occurrence, fact, condition, change, development or effect that individually or when taken together with all other such events, occurrences, facts, conditions, changes, developments or effects is or would reasonably be expected to be materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be, other than, in each case, any event, occurrence, fact, condition, change, development or effect arising out of or resulting from (i) general economic conditions or changes in financial markets (but only, with respect to the Company, to the extent that the Company and its Subsidiaries are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Company and its Subsidiaries operate), (ii) conditions in or affecting the industries in which the Parent and its Subsidiaries or the Company and its Subsidiaries, as the case may be, operate generally (but only, with respect to the Company, to the extent that the Company and its Subsidiaries are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Company and its Subsidiaries operate), (iii) any change, in and of itself, in the trading price or trading volume of the Company’s Common Stock after the date of this Agreement (provided, however, that this clause (iii) shall not exclude any underlying event occurrence, fact, condition, change, development or effect that may have caused such change in market price), (iv) the announcement or the existence of, or compliance with, or taking any action required by this Agreement or the transactions contemplated hereby, (v) any action taken at the written request of Parent or Sub, (vi) the adoption, implementation, promulgation, repeal, modification or amendment, in each case after the date of this Agreement, of any Law (but only, with respect to the Company, to the extent that the Company and its Subsidiaries are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Company and its Subsidiaries operate) or (vii) the commencement, occurrence or continuation of any war, armed hostilities or acts of terrorism involving or affecting the United States of America or any part thereof (but, only with respect to the Company, to the extent that the Company and its Subsidiaries are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Company and its Subsidiaries operate).  For purposes of this Agreement, “Subsidiary” means any corporation, partnership, limited liability company, joint venture, trust, association or other entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation, partnership, limited liability company, joint venture or other entity.

Section 2.4  Litigation.  There are no actions, suits, claims, demands, labor disputes or other litigation, legal, administrative or arbitration proceedings or governmental investigations (“Actions”) pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or, to the Knowledge of Parent, any of its or their present or former officers, directors, employees, consultants, agents or shareholders, as such, or any of its or their properties, assets or business, in each case relating to the transactions contemplated by this Agreement.

Section 2.5  Brokers.  Except as set forth in Section 2.5 of the letter dated the date hereof and delivered on the date hereof by Parent to the Company, which letter relates to this Agreement and is designated therein as the Parent Letter (the “Parent Letter”), no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

Section 2.6  Operations of Sub.  Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

Section 2.7  Proxy Statement.  None of the information supplied or to be supplied in writing by or on behalf of Parent or Sub specifically for inclusion or for incorporation by reference in the Proxy Statement will, at the time it is so supplied, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  If at the time of the mailing of the Proxy Statement and at the time of the Shareholder Meeting, any such information contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, Parent will notify the Company accordingly.

Section 2.8  Financing.  Parent has sufficient cash and/or available credit facilities to pay the aggregate Merger Consideration in accordance with this Agreement and to make all other necessary payments of fees and expenses required to be paid by Parent and Sub in connection with the transactions contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in any Company SEC Document that is a report on Form 10-K, Form 10-Q, Form 8-K or a definitive proxy statement on Schedule 14A filed with the SEC in 2010 and prior to the date of this Agreement (excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature); provided, however, that any disclosures in such Company SEC Documents that are the subject of this clause (i) shall be deemed to qualify a representation or warranty only if the relevance of such disclosure to such representation or warranty is readily apparent from the text of such disclosure; provided, further, that the disclosures in the Company SEC Documents shall not be deemed to qualify any representations or warranties made in Section 3.2, or (ii) as set forth in the letter dated the date hereof and delivered on the date hereof by the Company to Parent, which letter relates to this Agreement, is designated the Company Letter (the “Company Letter”) and is arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article III, and the disclosure of any item in any section or subsection of the Company Letter shall be deemed to qualify or apply to other sections in this Article III to the extent (and only to the extent) that the relevance of such disclosure to such other sections in this Article III is readily apparent from the text of such disclosure, the Company represents and warrants to Parent and Sub as follows:

Section 3.1  Organization, Standing and Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has the requisite corporate power and authority to carry on its business as now being conducted.  Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other entity power and authority to carry on its business as now being conducted.  The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification or good standing necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

Section 3.2  Capital Structure.

(a)           The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock and 3,000,000 shares of preferred stock, $0.10 par value.  At the close of business on September 13, 2010:  (i) 4,103,377 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights; (ii) 1,741,749 shares of Company Common Stock were held in the treasury of the Company or by Subsidiaries of the Company; (iii) an aggregate of 134,500 shares of Company Common Stock were reserved for issuance pursuant to outstanding options (the “Company Stock Options”) to purchase shares of Company Common Stock pursuant to (A) the Company’s 1993 Incentive Compensation Plan and (B) the Company’s 2003 Incentive Compensation Plan (collectively, the “Company Stock Option Plans”); and (iv) not more than 1,750 shares of Company Common Stock will be issued after the date of this Agreement pursuant to the Company’s Employee Stock Purchase Plan (the “Company Stock Purchase Plan” and, together with the Company Stock Option Plans, the “Company Stock Plans”).  No shares of the Company’s preferred stock are issued and outstanding.  The Company Stock Option Plans and the Company Stock Purchase Plan are the only benefit plans of the Company or any of its Subsidiaries under which any securities of the Company or any of its Subsidiaries are issuable.  Each share of Company Common Stock which may be issued pursuant to any Company Stock Option Plan or the Company Stock Purchase Plan has been duly authorized and, if and when issued pursuant to the terms thereof, will be validly issued, fully paid and nonassessable and free of preemptive rights.  Except as set forth above, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding.  Except for the Company Stock Options, there are no options, warrants, calls, rights, puts or Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, deliver, sell or redeem or otherwise acquire, or cause to be issued, delivered, sold or redeemed or otherwise acquired, any shares of capital stock (or other voting securities or equity equivalents) of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, put or Contract.  The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.  Other than the Shareholder Agreements, there are no Contracts to which the Company, any of its Subsidiaries or any of their respective officers or directors is a party concerning the voting of any capital stock of the Company or any of its Subsidiaries.  For purposes of this Agreement, “Contract” means any contract, agreement, instrument, guarantee, indenture, note, bond, mortgage, permit, franchise, concession, commitment, lease, license, arrangement, obligation or understanding, whether written or oral.

(b)           Section 3.2(b) of Company Letter sets forth the name, jurisdiction of incorporation and the number of issued and outstanding shares of capital stock (or other voting securities or equity interests as the case may be) of each Subsidiary of the Company.  All of the outstanding shares of capital stock (or other voting securities or equity interests as the case may be) of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable, and all such shares (or other voting securities or equity interests as the case may be) are owned by the Company free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, limitations on voting rights, charges and other encumbrances of any nature whatsoever (“Liens”).  Except as set forth in Section 3.2(b) of the Company Letter, neither Company nor any Subsidiary of the Company directly or indirectly (i) owns, of record or beneficially, any outstanding voting securities or other equity interests in any Person or (ii) has the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of voting securities, by contract or otherwise.

Section 3.3  Authority.  On or prior to the date of this Agreement, the Board of Directors of the Company has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to and in the best interests of the Company and its shareholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, in accordance with the OGCA, (iii) approved the Shareholder Agreements, (iv) resolved to recommend the approval and adoption of this Agreement by the Company’s shareholders and (v) directed that this Agreement be submitted to the Company’s shareholders for approval and adoption.  The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the shareholders of the Company, to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to (x) approval and adoption of this Agreement by the shareholders of the Company and (y) the filing of appropriate merger documents as required by the OGCA.  This Agreement has been duly executed and delivered by the Company and, assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the validity and binding effect of this Agreement on Parent and Sub, this Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).  The filing of the Proxy Statement with the Securities and Exchange Commission (the “SEC”) has been duly authorized by the Company’s Board of Directors.  The Company has delivered to Parent complete and correct copies of the Company Charter and Company Bylaws and the Articles of Incorporation and Bylaws (or similar organizational documents) of each of its Subsidiaries.

Section 3.4  Consents and Approvals; No Violation.  Assuming that all consents, approvals, authorizations and other actions described in this Section 3.4 have been obtained and all filings and obligations described in this Section 3.4 have been made, except as set forth in Section 3.4 of the Company Letter, the execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by the Company will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation under, or result in the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Company Charter or the Company Bylaws, (ii) the Articles of Incorporation or Bylaws (or similar organizational documents) of any of the Company’s Subsidiaries, (iii) any material Company Contract or (iv) any Order or Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets.  No notification to, filing or registration with, or authorization, consent or approval of, any Person is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, except for (I) in connection, or in compliance, with the provisions of the Exchange Act, (II) the filing of the Certificate of Merger with the Secretary of State of the State of Oklahoma and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (III) such filings as may be required in connection with Taxes described in Section 5.7 and (IV) such other notifications, consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, be adverse, in any material respect, to the Company or any of its Subsidiaries (including by impairing, in any material respect, the ability of the Company or any of its Subsidiaries to conduct its business) or materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

Section 3.5  SEC Documents, Other Reports and Sarbanes-Oxley.

(a)           The Company has timely filed with the SEC all documents required to be filed by it under the Securities Act or the Exchange Act since January 1, 2007 (the “Company SEC Documents”).  As of their respective filing dates or, if amended, as of the date of the last amendment prior to the date hereof, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the results of their operations and their cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).  Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof or as required by GAAP, since January 1, 2007, the Company has not made or adopted any change in its accounting methods, practices or policies in effect on January 1, 2007.

(b)           The principal executive officer and principal financial officer of the Company (or each former principal executive officer and former principal financial officer of Company, as applicable) has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder or under the Exchange Act (the “Sarbanes-Oxley Act”) with respect to the Company SEC Documents and, at the time of filing of each such certification, such certification was true and accurate in all material respects.  The Company has made available to Parent a summary of any disclosure made by the Company’s management to the Company’s auditors and the audit committee of the Company’s Board of Directors referred to in such certifications.  For purposes of this Section 3.5(b), “principal executive officer” and “principal financial officer” shall have the meanings ascribed to such terms in the Sarbanes-Oxley Act.

(c)           The Company has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (i) that the Company maintains records that, in reasonable detail, accurately and fairly reflect the respective transactions and dispositions of assets of the Company and its Subsidiaries, (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (iii) that receipts and expenditures are being made only in accordance with authorizations of management and the Board of Directors of the Company and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s and its Subsidiaries’ assets that could have a material effect on the Company’s financial statements.  The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation.  As of their respective filing dates or, if amended, as of the date of the last amendment prior to the date hereof, to the extent required by applicable Law, the Company has disclosed, in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q or any amendment thereto, any change in the Company’s internal control over financial reporting that occurred during the period covered by such report or amendment that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company has disclosed, based on the most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company’s Board of Directors (x) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(d)           The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.  The Company’s management has completed an assessment of the effectiveness of the Company’s disclosure controls and procedures and, as of their respective filing dates or, if amended, as of the date of the last amendment prior to the date hereof, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.

(e)           No accounting rule, opinion, standard, consensus or pronouncement applicable to the Company or any of its Subsidiaries has been finally adopted and not subsequently withdrawn by the SEC, the Financial Accounting Standards Board, the Emerging Issues Task Force, the Public Company Accounting Oversight Board or any similar body that the Company or any of its Subsidiaries is required to implement (whether currently or after a prescribed transition period) but has not yet implemented as of the date of this Agreement and that, if so implemented, would reasonably be expected to have a Material Adverse Effect on the Company.

(f)           The Company is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of The NASDAQ Global Market (“NASDAQ”).  Except as permitted by the Exchange Act, including Sections 13(k)(2) and 13(k)(3), since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has made, arranged or modified personal loans to any executive officer or director of the Company.

Section 3.6  Proxy Statement.  None of the information to be included or incorporated by reference in the Proxy Statement (other than information with respect to Parent or Sub supplied in writing by Parent to the Company expressly for  inclusion in the Proxy Statement) will, at the time of the mailing of the Proxy Statement and at the time of the Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  If at any time prior to the Shareholder Meeting any event shall occur which is required at that time to be described in the Proxy Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the shareholders of the Company.  The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

Section 3.7  Absence of Certain Changes or Events; No Undisclosed Liabilities.

(a)           Except as disclosed in Section 3.7(a) of the Company Letter, since December 31, 2009:  (i) the Company and its Subsidiaries have conducted their businesses, in all material respects, in the ordinary course consistent with past practice; (ii) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has, individually or in the aggregate, had a Material Adverse Effect on the Company; (iii) there has not been any action taken or committed to be taken by the Company or any of its Subsidiaries which, if taken following entry by the Company into this Agreement, would have required the consent of Parent pursuant to Section 4.1; and (iv) there has been no event, occurrence, fact, condition, effect, change or development which, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Change with respect to the Company.

(b)           Neither the Company nor any of its Subsidiaries has any debts, liabilities, commitments or obligations of any nature (whether accrued or fixed, absolute or contingent, matured or unmatured, direct or indirect, known or unknown, asserted or unasserted), except (i) liabilities and obligations reflected or reserved against in the balance sheet of the Company dated June 30, 2010 included in the Form 10-Q filed by the Company with the SEC on August 16, 2010 (or described in the notes thereto), (ii) liabilities and obligations incurred since June 30, 2010 in the ordinary course of business consistent with past practice not in excess of $50,000 individually and (iii) liabilities and obligations incurred in connection with this Agreement or the transactions contemplated hereby.

Section 3.8  Permits; Compliance with Laws.

(a)           Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a “Governmental Entity”) that are necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”), and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where the failure to be in possession or the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, be adverse, in any material respect, to the Company or any of its Subsidiaries (including by impairing, in any material respect, the ability of the Company or any of its Subsidiaries to conduct its business) or materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.  Section 3.8(a) of the Company Letter sets forth a list of each Company Permit.

(b)           Neither the Company nor any of its Subsidiaries is in violation of (i) its Certificate of Incorporation or Bylaws (or similar organizational documents), (ii) any applicable Law or (iii) any Order, except, in the case of clauses (ii) and (iii), for any violations that would not, individually or in the aggregate, be adverse, in any material respect, to the Company or any of its Subsidiaries (including by impairing, in any material respect, the ability of the Company or any of its Subsidiaries to conduct its business) or materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.  No notice of any such violation or non-compliance has been received by the Company or any of its Subsidiaries.

(c)           None of the Company, any of its Subsidiaries, any of their respective directors or officers or, to the Knowledge of the Company, any of their respective employees, consultants, contractors or agents have committed (or taken any action to promote or conceal) any violation of any Law relating to procurement, the Arms Export Control Act, the International Traffic in Arms Regulations, the Atomic Energy Act of 1954, Executive Order 12958 (April 17, 1995), Executive Order 12829 (January 6, 1993), Executive Order 13292 (March 25, 2003), and directives and policies issued pursuant thereto, including the National Industrial Security Program Operating Manual.

Section 3.9  Tax Matters.  Except as set forth in Section 3.9 of the Company Letter:  (i) the Company and its Subsidiaries have filed all federal, and all material state, local and foreign, Tax Returns required to have been filed, and such Tax Returns are correct and complete in all material respects and disclose in all material respects all Taxes required to be paid by the Company and its Subsidiaries for the periods covered thereby; (ii) all Taxes shown to be due on such Tax Returns have been timely paid in all material respects; (iii) the Company and  its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes; (iv) the Tax Returns referred to in clause (i) relating to federal and state income Taxes have been examined by the applicable Governmental Entity or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no material issues that have been raised in writing by the relevant Governmental Entity in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; (vi) all material deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any Governmental Entity have been paid in full; (vii) neither the Company nor any of its Subsidiaries has any material liability for Taxes of any other person as successor, by contract, or otherwise; (viii) neither the Company nor any of its Subsidiaries has waived in writing any statute of limitations in respect of Taxes; (ix) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened in writing with respect to Taxes of the Company or any of its Subsidiaries; (x) there has not been any material income or gain of the Company (or any predecessor) or any of its Subsidiaries (or any predecessor) deferred pursuant to Treasury Regulation §§ 1.1502-13 or -14, or any similar or predecessor Treasury Regulation, whether proposed, temporary or final; (xi) during the past three years, neither the Company nor any of its Subsidiaries has been a distributing or controlled corporation in a transaction intended to qualify for tax-free treatment under Section 355 of the Code; (xii) no withholding is required under Section 1445 of the Code in connection with the Merger or any of the other transactions contemplated hereby; (xiii) during the last five years, neither the Company nor any of its Subsidiaries has been a party to any so-called “listed transaction” within the meaning of Treasury Regulation 1.6011-4(b)(2) identified by the Internal Revenue Service (“IRS”); (xiv) during the most recently ended ten taxable years (and during the period since the end of the most recently ended taxable year), and to the Knowledge of the Company during any prior period, neither the Company nor any of its Subsidiaries (nor any predecessor of the Company or any of its Subsidiaries) has for income tax purposes filed Tax Returns on a consolidated, combined, unitary or similar basis with any group of corporations other than a group consisting solely of the Company and its Subsidiaries; (xv) during the most recently ended five taxable years (and during the period since the end of the most recently ended taxable year) no Subsidiary of the Company organized under the Laws of a jurisdiction outside the United States (and, with respect to the Company or any of its Subsidiaries, no predecessor thereof organized under the Laws of a jurisdiction outside the United States) has been acquired from any third party (directly or indirectly) by the Company or any of its Subsidiaries; and (xvi) no stock transfer Taxes, sales Taxes, use Taxes, real estate transfer Taxes or other similar Taxes will be imposed on the transactions contemplated by this Agreement.  For purposes of this Agreement:  (A) “Taxes” means:  (I) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp or environmental (including taxes under Section 59A of the Code) tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; and (II) any liability of the Company or any of its Subsidiaries for the payment of amounts with respect to payments of a type described in clause (I) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of the Company or any of its Subsidiaries under any Tax indemnity arrangement or any written or unwritten arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which Tax Return includes or has included the Company or any of its Subsidiaries; and (B) “Tax Return” means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

Section 3.10  Litigation.  Except as set forth in the Company SEC Documents filed prior to the date of this Agreement and except as set forth in Section 3.10 of the Company Letter, there are, and since January 1, 2007 there have been, no outstanding Orders of any Governmental Entity against or involving the Company or any of its Subsidiaries or, to the Knowledge of the Company, against or involving any of the present or former directors, officers, employees or consultants, agents or shareholders of the Company or any of its Subsidiaries as such, or any of its or their properties, assets or business or any Company Plan (as hereinafter defined) that would, individually or in the aggregate, be adverse, in any material respect, to the Company or any of its Subsidiaries (including by impairing, in any material respect, the ability of the Company or any of its Subsidiaries to conduct its business) or materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.  Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in Section 3.10 of the Company Letter, there are, and since January 1, 2007 there have been, no Actions pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of its or their present or former directors, officers, employees or consultants, agents or shareholders as such, or any of its or their properties, assets or business or any Company Plan (a) that would, individually or in the aggregate, be adverse, in any material respect, to the Company or any of its Subsidiaries (including by impairing, in any material respect, the ability of the Company or any of its Subsidiaries to conduct its business) or materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby or (b) relating to the transactions contemplated by this Agreement.

Section 3.11  Certain Agreements.

(a)           Except as set forth in Section 3.11(a) of the Company Letter, neither the Company nor any of its Subsidiaries is a party to or bound by:

(i) any Contract which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act);

(ii) any Contract which purports to materially limit or restrict the manner or localities in which the Company or any of its Affiliates (including Parent or any of its Subsidiaries following the Merger) may conduct business, or any Contract which obligates the Company or any of its Affiliates (including Parent or any of its Subsidiaries following the Merger) to extend most-favored nation pricing to any Person, or any Contract imposing exclusivity obligations on the Company or any of its Affiliates (including Parent or any of its Subsidiaries following the Merger) with respect to customers or suppliers or imposing obligations on the Company or any of its Affiliates (including Parent or any of its Subsidiaries following the Merger) with respect to non-solicitation provisions with respect to customers or suppliers;

(iii) any Contract which requires any payment by the Company or any of its Subsidiaries in excess of $50,000 in any year or $100,000 in the aggregate and which is not terminable within one year without penalty, or which requires any payment to the Company or any of its Subsidiaries in excess of $50,000 in any year or $100,000 in the aggregate and which is not terminable within one year without penalty;

(iv) any Contract relating to or guaranteeing indebtedness for borrowed money;

(v)  any Contract of indemnification or any guaranty by the Company or any of its Subsidiaries other than any Contract entered into in connection with the sale or license by the Company or any of its Subsidiaries of products or services in the ordinary course of business;

(vi) any Contract to provide source code to any third party for any product or technology that is material to the Company and its Subsidiaries, taken as a whole;

(vii) any Contract, other than standard end-user license and sale Contracts and related maintenance and support Contracts entered into in the ordinary course of business, that (A) grants to any third party a license to use, manufacture or reproduce any product, service or Intellectual Property Right of the Company or any of its Subsidiaries, (B) grants to the Company or any of its Subsidiaries a license to use, manufacture or reproduce any product, service or Intellectual Property Right of a third party or (C) permits any third party to sell, distribute or market any product, service or Intellectual Property Right of the Company or any of its Subsidiaries;

(viii) since January 1, 2005, any Contract relating to the acquisition or disposition of any business (whether by merger, sale or purchase of stock or assets or otherwise);

(ix) any settlement Contract which materially affects the conduct of the Company’s or any of its Subsidiaries’ businesses; or

(x) any other Contract that is material to the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

The Company has previously made available to Parent complete and correct copies of each Contract of the type described in this Section 3.11 which was entered into on or prior to the date hereof.  All Contracts of the type described in this Section 3.11 or Section 3.16 shall be referred to as “Company Contracts” regardless of whether they were entered into before or after the date hereof.

(b)           All of the Company Contracts are valid and in full force and effect (except those which are cancelled, rescinded or terminated after the date hereof in accordance with their terms).  To the Knowledge of the Company, no Person is challenging the validity or enforceability of any Company Contract.  Neither the Company nor any of its Subsidiaries and, to the Knowledge of the Company, none of the other parties thereto, is in breach of any provision of, or committed or failed to perform any act which (with or without notice or lapse of time or both) would constitute a default under the provisions of, any Company Contract.

Section 3.12  ERISA.

(a)           Each Company Plan is listed in Section 3.12(a) of the Company Letter.  With respect to each Company Plan, the Company has delivered to Parent a true and correct copy of (i) the three (3) most recent annual reports (Form 5500) filed with the IRS, (ii) each such Company Plan that has been reduced to writing and all amendments thereto, (iii) each trust, insurance or administrative Contract relating to each such Company Plan, (iv) a written summary of each unwritten Company Plan, (v) the most recent summary plan description and summary of material modifications or other written explanation of each Company Plan provided to participants, (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Plan intended to be qualified under Section 401(a) of the Code, (vii) any request for a determination currently pending before the IRS and (viii) all correspondence with the IRS, the Department of Labor, the SEC or Pension Benefit Guaranty Corporation relating to any outstanding controversy, investigation or audit.  Each Company Plan has been operated and administered in all material respects in accordance with its terms and the Employee Retirement Income Security Act of 1974 (“ERISA”), the Code and any other applicable Law.  All material contributions required to be made to each Company Plan and Employee Agreement have been timely made and all material obligations in respect of each Company Plan and Employee Agreement have been properly accrued and reflected on the Company’s financial statements.  None of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates currently maintains, contributes to or has any liability under or, at any time in the past has maintained, contributed to or had any liability under, any pension plan which is subject to Section 412 of the Code or Section 302 of ERISA or Title IV of ERISA.  None of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates currently maintains, contributes to or has any liability under or, at any time in the past has maintained, contributed to or had any liability under, any Company Multiemployer Plan (as hereinafter defined).

(b)           No event or set of circumstances has occurred and, to the Knowledge of the Company, except as would not reasonably be expected to result in a material liability to the Company and its Subsidiaries taken as a whole, no condition exists, in connection with which the Company, any of its Subsidiaries or any of their respective ERISA Affiliates or any Company Plan fiduciary could be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable Law.  All Company Plans that are intended by their terms to be, or are otherwise treated by the Company as, qualified under Section 401(a) of the Code and their related trusts have been the subject of determination letters from the IRS to the effect that such Company Plans are so qualified, or a timely application for such determination is now pending and the Company is not aware of any reason any such Company Plan is not so qualified in operation.  No Company Plan has been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.  Except as set forth in Section 3.12(b) of the Company Letter, none of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates has any liability or obligation under any welfare plan or Contract to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code or similar Law.  None of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates has any liability for a failure to comply with Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA.

(c)           For purposes of this Agreement:  (i) “Company Plan” means a “pension plan” (as defined in Section 3(2) of ERISA (other than a Company Multiemployer Plan)), a “welfare plan” (as defined in Section 3(1) of ERISA) or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, equity or equity-based incentive, phantom stock, directors’ compensation, holiday pay, vacation, severance, death benefit, sick leave, fringe benefit, insurance or other plan, arrangement or understanding, in each case established or maintained by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates or as to which the Company, any of its Subsidiaries or any of their respective ERISA Affiliates has contributed or otherwise may have any liability; (ii) “Company Multiemployer Plan” means a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) to which the Company, any of its Subsidiaries or any of their respective ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability; and (iii) “ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such Person pursuant to Section 414(b), (c), (m) or (o) of the Code and the rules and regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the rules and regulations promulgated thereunder.

(d)           Section 3.12(d) of the Company Letter contains a complete and correct list, and the Company has heretofore provided to Parent a complete and correct copy, of all (i) Employee Agreements, (ii) material consulting Contracts to which the Company or any of its Subsidiaries is a party, (iii) severance programs and policies of the Company and each of its ERISA Affiliates with or relating to its employees and (iv) plans, programs, Contracts and other arrangements of the Company and each of its ERISA Affiliates with or relating to its current and former employees containing change of control or similar provisions.  For purposes of this Agreement, “Employee Agreement” means each management, employment, severance, termination, incentive compensation, retention, consulting or other similar Contract between the Company or any of its Subsidiaries and any current or former employee, consultant, director or officer of the Company or any of its Subsidiaries.

(e)           None of the Company, any of its Subsidiaries, any officer of the Company or of any of its Subsidiaries or any of the Company Plans which are subject to ERISA, any trusts created thereunder or any trustee or administrator thereof has engaged in a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that would reasonably be expected to result in a material liability to the Company and its Subsidiaries taken as a whole.

(f)           Any arrangement of the Company or any of its Subsidiaries that is subject to Section 409A of the Code complies in form and in operation with Section 409A of the Code in all  material respects.  Neither the Company nor any of its Subsidiaries has any obligation to provide any gross-up payment to any individual with respect to any income tax, additional tax or interest charge imposed pursuant to Section 409A of the Code.

(g)           With respect to any Company Plan that is an employee welfare benefit plan, (i) no such Company Plan is unfunded or funded through a “welfare benefits fund” (as such term is defined in Section 419(e) of the Code) and (ii) each such Company Plan that is a “group health plan” (as such term is defined in Section 5000(b)(1) of the Code), complies with the applicable requirements of Section 4980B(f) of the Code in all material respects.

(h)           No amount that could be received, whether in cash or property or the vesting of property, as a result of the Merger or any other transaction contemplated hereby by any employee, officer or director of the Company or any of its Affiliates who is a “disqualified individual,” as such term is defined in Treasury Regulation Section 1.280G-1, under any Company Plan or Employee Agreement, either alone or together with any other event, could be characterized as a “parachute payment,” as defined in Section 280G of the Code.  Set forth in Section 3.12(h) of the Company Letter is the estimated maximum amount that could be paid to each employee, officer or director of the Company or any of its Subsidiaries as a result of the Merger and the other transactions contemplated hereby, either alone or together with any other event, under all Employee Agreements and Company Plans.

(i)           The execution, delivery and performance by the Company of this Agreement do not, and the consummation of the Merger and the other transactions contemplated hereby and compliance with the terms hereof will not, (i) entitle any employee, officer or director of the Company or any of its Subsidiaries to any severance, transaction bonus, retention or other payment, (ii) except as required under Section 1.12 of this Agreement, accelerate the time of payment or vesting or trigger any payment or funding, through a grantor trust or otherwise, of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Plan or Employee Agreement or (iii) result in any breach or violation of, or a default under, any Company Plan or Employee Agreement.

(j)           Except as set forth in Section 3.12(j) of the Company Letter, with respect to each Company Plan not subject to United States Law (a “Company Foreign Benefit Plan”), (i) the fair market value of the assets of each funded Company Foreign Benefit Plan, the liability of each insurer for any Company Foreign Benefit Plan funded through insurance or the reserve shown on the consolidated financial statements of the Company included in the Company SEC Documents for any unfunded Company Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the projected benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan based on reasonable, country specific actuarial assumptions and valuations and no transaction contemplated by this Agreement shall cause such assets or insurance obligations or book reserve to be less than such projected benefit obligations and (ii) each Company Foreign Benefit Plan required to be registered with a Governmental Entity has been registered, and has been maintained in good standing with the appropriate Governmental Entity, has been maintained and operated in all respects in accordance with its terms and is in compliance with all applicable Law.

(k)           Except as set forth in Section 3.12(k) of the Company Letter, neither the Company nor any of its Subsidiaries, with respect to employees outside of the United States:  (i) is under any legal liability other than as required under statutorily required plans or programs, to pay pensions, gratuities, superannuation allowances or the like to any past or present directors, officers, employees or dependents of employees; (ii) has made ex-gratia or voluntary payments by way of superannuation allowance or pension; or (iii) maintains or has contemplated any pension schemes or arrangements for payment of the pensions or death benefits or similar arrangements.

Section 3.13  Compliance with Worker Safety Laws; Environmental Matters.

(a)           The properties, assets and operations of the Company and each of its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign Laws, rules and regulations, Orders, permits and licenses relating to public and worker health and safety (collectively, “Worker Safety Laws”).  With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that would reasonably be expected to interfere with or prevent compliance or continued compliance in all material respects with applicable Worker Safety Laws.  To the Knowledge of the Company, there are no pending or proposed amendments to any Worker Safety Laws currently applicable in any material respect to the operations of the Company or any of its Subsidiaries.

(b)           Other than exceptions to any of the following that would not, individually or in the aggregate, be adverse, in any material respect, to the Company or any of its Subsidiaries (including by impairing, in any material respect, the ability of the Company or any of its Subsidiaries to conduct its business) or materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby:

(i)  Each of the Company and its Subsidiaries possesses all Environmental Permits (as hereinafter defined) necessary to conduct its businesses and operations as currently conducted; neither the Company nor any of its Subsidiaries has received any communication indicating that any such Environmental Permit may be revoked, adversely modified or not re-issued, and to the Knowledge of the Company there is no basis for any such revocation, adverse modification or non-reissuance.

(ii) Each of the Company and its Subsidiaries is in compliance with all applicable Environmental Laws (as hereinafter defined) and all applicable Environmental Permits, and has not violated any such Environmental Laws or Environmental Permits.

(iii) Neither the Company nor any of its Subsidiaries has received any (A) communication from any Governmental Entity or other Person that alleges that the Company or any of its Subsidiaries has violated or is liable under any Environmental Law or (B) request for information pursuant to applicable Environmental Laws concerning the Release (as hereinafter defined) of Hazardous Materials (as hereinafter defined) or compliance with Environmental Laws.

(iv) There are no Environmental Claims (as hereinafter defined) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries.

(v) Neither the Company nor any of its Subsidiaries has entered into any consent decree, agreement or order or is subject to any Order imposing any material liability or requirement to investigate or clean up any Hazardous Materials under any applicable Environmental Law.

(vi) There have been no Releases of any Hazardous Materials at any Company Owned Real Property or any Company Leased Real Property or, to the Knowledge of the Company, at any other location that would reasonably be expected to form the basis of any Environmental Claim against or affecting the Company or any of its Subsidiaries.

All reports, non-privileged memoranda and other similar documents concerning environmental assessments, studies, compliance audits or other environmental reviews, which contain material information relating to the Company or any of its Subsidiaries and are in the possession or reasonably within the control of the Company or any of its Subsidiaries, have been made available to Parent.

For purposes of this Agreement:

(A)           “Environmental Claims” means, in respect of any Person:  (i) any and all administrative, regulatory or judicial Actions, Orders, Liens or notices of noncompliance, liability or violation by any Governmental Entity or other Person alleging liability arising out of, based on or related to any Environmental Law, including matters arising out of, based on or related to (x) the presence, Release or threatened Release of, or exposure to, any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of its Subsidiaries, or (y) circumstances forming the basis of any violation or alleged violation of, or liability or obligation under, any Environmental Law or Environmental Permit; and (ii) any and all claims by any Person seeking damages (including natural resource damages and restoration costs, investigation costs, and attorney, expert and consultant costs and expenses), contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence, Release or exposure to, any Hazardous Material;

(B)           “Environmental Laws” means all Laws, Orders, notices, government enforcement policies, common law, judgments, treaties or binding agreements, as applicable, in each case issued by, promulgated by or entered into with any Governmental Entity relating in any way to pollution or protection of the environment (including ambient air, indoor air, surface water, groundwater, soils, soil gas, land surface or subsurface strata), the preservation or reclamation of natural resources, the protection of human health as it relates to exposure to Hazardous Materials or the use, generation, management, handling, transport, treatment, disposal, storage, Release or threatened Release of Hazardous Materials;

(C)           “Environmental Permits” means all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity arising under or relating to Environmental Laws;

(D)           “Hazardous Materials” means any chemical, material, substance, waste, pollutant or contaminant (i) that is or contains radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum byproducts and derivatives (including fractions or constituents thereof) or radon gas or (ii) that is prohibited, limited or regulated by or pursuant to any Environmental Law or that is regulated, defined, listed or identified under any Environmental Law as a “hazardous waste,” “hazardous substance,” “toxic substance” or words of similar import thereunder; and

(E)           “Release” means any actual or threatened releasing, spilling, leaking, pumping, pouring, emitting, discharging, escaping, leaching, dumping, disposing, dispersing, injecting, depositing, emptying, seeping, placing, emanating or migrating in, into, onto or through the environment (including ambient air, indoor air, surface water, ground water, soils, soil gas, land surface or subsurface strata) or within any building, structure, facility or fixture.

Section 3.14  Labor Matters.

(a)           Neither the Company nor any of its Subsidiaries is a party to any collective bargaining Contract or any labor Contract.  Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice or violated any state or local labor, wage and hour or employment Laws practice with respect to any Persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the “Company Business Personnel”), and there is no unfair labor practice complaint, grievance, employment standards complaint, pay equity complaint, occupational health and safety charge, claim or investigation of wrongful (including constructive) discharge, employment and discrimination or retaliation, sexual harassment or other Action pending or threatened in writing against the Company or any of its Subsidiaries with respect to the Company Business Personnel, except where such unfair labor practice complaint, grievance, charge, claim, investigation or other Action would not, individually or in the aggregate, be adverse, in any material respect, to the Company or any of its Subsidiaries (including by impairing, in any material respect, the ability of the Company or any of its Subsidiaries to conduct its business).  There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage would not, individually or in the aggregate, be adverse, in any material respect, to the Company or any of its Subsidiaries (including by impairing, in any material respect, the ability of the Company or any of its Subsidiaries to conduct its business).

(b)           The Company and each of its Subsidiaries are and have been in compliance with the requirements of the Workers Adjustment and Retraining Notification Act and all similar state laws (the “WARN Act”) and have no liabilities or unfulfilled notice obligations pursuant to the WARN Act.

Section 3.15  Intellectual Property.

(a)           Except as set forth in Section 3.15(a) of the Company Letter, the Company and its Subsidiaries own or have a valid right to use all patents, trademarks, trade names, service marks, domain names, copyrights and any applications and registrations for any of the foregoing, trade secrets, know-how, technology, computer software and other tangible and intangible proprietary information and intellectual property rights (collectively, “Intellectual Property Rights”), as are necessary to conduct the business of the Company and its Subsidiaries as currently conducted by the Company and its Subsidiaries.  Following the Closing, the Company and its Subsidiaries will continue to have all such Intellectual Property Rights.  Neither the Company nor any of its Subsidiaries has infringed, misappropriated or violated in any material respect any Intellectual Property Rights of any third party.  To the Knowledge of the Company, no third party infringes, misappropriates or violates, in any material respect, any Intellectual Property Rights owned or exclusively licensed by or to the Company or any of its Subsidiaries.

(b)           Section 3.15(b) of the Company Letter contains a list as of the date hereof of (i) all registered United States, state and foreign trademarks, service marks, logos, trade dress and trade names and pending applications to register the foregoing, (ii) all United States and foreign patents and patent applications, (iii) all registered United States and foreign copyrights and pending applications to register the same and (iv) all domain names, in each case owned by the Company and its Subsidiaries.  Except as set forth in Section 3.15(b) of the Company Letter, all registrations for copyrights, patents and trademarks identified therein are valid and in force, and all applications to register any unregistered copyrights, patent rights and trademarks so identified are pending and in good standing.

(c)           Except as set forth in Section 3.15(c) of the Company Letter, as of the date of this Agreement, there are no Actions pending or, to the Knowledge of the Company, threatened that challenge or question the Intellectual Property Rights of the Company or any of its Subsidiaries.

(d)           The Company and its Subsidiaries have taken reasonable steps to maintain the confidentiality of or otherwise protect and enforce their rights in all Intellectual Property Rights owned by them (“Owned Intellectual Property Rights”), and to protect and preserve through the use of customary non-disclosure agreements the confidentiality of all confidential information that is owned, used or held by the Company or any of its Subsidiaries in the conduct of its business.  To the Knowledge of Company, such confidential information has not been used, disclosed to or discovered by any Person except pursuant to valid and appropriate non-disclosure agreements which have not been breached.

(e)           All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception or development, or both, of the Owned Intellectual Property Rights (i) have been and are a party to “work-for-hire” arrangements with Company or a Subsidiary of the Company or (ii) have assigned to Company or a Subsidiary of the Company all ownership of all tangible and intangible property arising in connection with the conception or development of such Owned Intellectual Property Rights.

(f)           None of the software of the Company or any of its Subsidiaries that is licensed separately or incorporated into products of the Company or any of its Subsidiaries incorporates or is based on, comprised of or distributed with any publicly available free software or is otherwise subject to the provisions of any “open source” or similar license agreement, except as would not, individually or in the aggregate, be adverse, in any material respect, to the Company or any of its Subsidiaries (including by impairing, in any material respect, the ability of the Company or any of its Subsidiaries to conduct its business) or materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

Section 3.16  Properties and Assets.

(a)           The Company or a Subsidiary of the Company has good and marketable title to or, in the case of leased property and leased tangible assets, a valid leasehold interest in, all of the Company’s and its Subsidiaries’ properties and assets, including, the Company Owned Real Property and the Company Leased Real Property, free and clear of all Liens, except those Liens for Taxes not yet due and payable and such other Liens or minor imperfections of title, if any, that do not detract, in any material respect,  from the value or interfere with the present use of the affected property or asset.  Such properties and assets, together with all properties and assets held by the Company and its Subsidiaries under leases or licenses, include all tangible and intangible property, assets, Contracts and rights necessary or required for the operation of the business of the Company and its Subsidiaries as presently conducted.

(b)           Section 3.16(b) of the Company Letter sets forth a list and brief description of (i) each parcel of real property owned by the Company or any Subsidiary of the Company (the “Company Owned Real Property”) (showing the record title holder, legal description, permanent index number, location, improvements, the uses being made thereof and any indebtedness secured by a mortgage or other Lien thereon) and (ii) each option held by the Company or any Subsidiary of the Company  to acquire any real property.  The occupancy and use of the Company Owned Real Property, as well as the management, maintenance, servicing and operation of the Company Owned Real Property, comply in all material respects with all applicable Laws; and all certificates of occupancy and all other Permits required by applicable Laws for the proper use and operation of the Company Owned Real Property are in full force and effect.  The Company and its Subsidiaries have fulfilled and performed in all material respects all of their obligations under each of the Liens to which the Company Owned Real Property is subject, and neither the Company nor any of its Subsidiaries is in breach or default under, or in violation of or noncompliance with, any such Liens, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a breach, default, violation or noncompliance.  The consummation of the transactions contemplated by this Agreement will not result in any breach or violation of, default under or noncompliance with, or any forfeiture or impairment of any rights under, any Lien to which the Company Owned Real Property is subject, or require any consent, approval or act of, or the making of any filing with, any Person party to or benefited by or possessing the power or authority to exercise rights or remedies under or with respect to any such Lien.  All public utilities, including water, sewer, gas, electric, telephone and drainage facilities, give adequate service to the Company Owned Real Property, and the Company Owned Real Property has unlimited access to and from publicly dedicated streets, the responsibility for maintenance of which has been accepted by the appropriate Governmental Entity.  To the Knowledge of the Company, there are no material defects in the roof, foundation, sprinkler mains, structural, mechanical and HVAC systems and masonry walls in any of the improvements upon the Company Owned Real Property, and no significant repairs thereof are required.  Complete and correct copies of any title opinions, surveys and appraisals in the Company’s possession or any policies of title insurance currently in force and in the possession of the Company with respect to each parcel of Company Owned Real Property have previously been made available by the Company to Parent.

(c)           Section 3.16(c) of the Company Letter sets forth a list and brief description of each lease or similar agreement (showing the parties thereto, annual rental, expiration date, renewal and purchase options, if any, the improvements thereon, the uses being made thereof, and the location and the legal description of the real property covered by such lease or other agreement) under which (i) the Company or any Subsidiary of the Company  is lessee of, or holds or operates, any real property owned by any third (the “Company Leased Real Property”) or (ii) the Company or any Subsidiary of the Company is lessor of any of the Company Owned Real Property.  Except as set forth in such Section, the Company has the right to quiet enjoyment of all the Company Leased Real Property for the full term of the lease or similar agreement (and any renewal option related thereto) relating thereto, and the leasehold or other interest of  the Company or any Subsidiary of the Company in the Company Leased Real Property is not subject or subordinate to any Lien, except for Liens for Taxes not yet due and payable.  Complete and correct copies of any title opinions, surveys and appraisals in the Company’s possession or any policies of title insurance currently in force and in the possession of the Company with respect to each parcel of Company Leased Real Property have previously been made available by the Company to Parent.

(d)           Neither the whole nor any part of the Company Owned Real Property or the Company Leased Real Property is subject to any pending suit for condemnation or other taking by any Governmental Entity, and, to the Knowledge of the Company, no such condemnation or other taking is threatened or contemplated.

Section 3.17  Key Customers and Suppliers.  Section 3.17 of the Company Letter sets forth a list for each of the twelve months ended December 31, 2009 and the six (6) months ended June 30, 2010 of (a) the top ten revenue producing customers of the Company and its Subsidiaries (collectively, the “Key Customers”) and (b) the top ten suppliers of the Company and its Subsidiaries (collectively, the “Key Suppliers”), including the amount of revenue received from each such Key Customer and the amount of purchases from each such Key Supplier, in each case for the twelve months ended December 31, 2009 and the six (6) months ended June 30, 2010.  Since January 1, 2010 there has been no actual or, to the Knowledge of the Company, threatened termination, cancellation or material limitation of, or material modification or change in, the business relationship of the Company or any of its Subsidiaries with any one or more of the Key Customers or the Key Suppliers.  To the Knowledge of the Company, there exists no present condition or state of facts or circumstances involving any Key Customer or Key Supplier and their relationships with the Company or any of its Subsidiaries which would, individually or in the aggregate, be adverse, in any material respect, to the Company or any of its Subsidiaries (including by impairing, in any material respect, the ability of the Company or any of its Subsidiaries to conduct its business after the consummation of the transactions contemplated by this Agreement in essentially the same manner in which such business has heretofore been conducted).

Section 3.18  Insurance. The Company has provided to Parent prior to the date of this Agreement copies of all insurance policies which are maintained by the Company or any of its Subsidiaries or which names the Company or any of its Subsidiaries as an insured (or loss payee), including those which pertain to the Company’s or any of its Subsidiaries’ assets, employees or operations. All such insurance policies are in full force and effect and all premiums due thereunder have been paid. Neither the Company nor any of its Subsidiaries has received written notice of cancellation of default under any such policy or written notice of any pending or threatened termination or cancellation, coverage limitation or reduction or material premium increase with respect to any such policy. Neither the Company nor any of its Subsidiaries is in breach of, or default under, any such insurance policy. There is no claim by the Company or any of its Subsidiaries pending under any such insurance policy covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any of its Subsidiaries as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

Section 3.19  Absence of Certain Payments.  Since January 1, 2005, none of the Company, any of its Subsidiaries, any of their respective directors or officers or, to the Knowledge of the Company, any of their respective agents or employees, or any other Person acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly:  (i) used any of the funds of the Company or any of its Subsidiaries for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from the Company’s or any of its Subsidiaries’ funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977; (iv) established or maintained any unlawful or unrecorded fund of the monies or other assets of the Company or any of its Subsidiaries; (v) made any false or fictitious entry on the books or records of the Company or any of its Subsidiaries; or (vi) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions for the Company or any of its Subsidiaries, or to pay for favorable treatment for business secured or for special concessions already obtained for the Company or any of its Subsidiaries.

Section 3.20  Related Party Transactions.  Except for the transactions and arrangements set forth on Section 3.20 of the Company Letter, no Related Party (i) has borrowed money from or loaned money to the Company or any of its Subsidiaries that is currently outstanding or otherwise has any cause of action or claim against the Company or any of its Subsidiaries, (ii) has any ownership interest in any property or asset used by the Company or any of its Subsidiaries in the conduct of its business or (iii) is a party to any Contract or is engaged in any ongoing transaction or other relationship with the Company or any of its Subsidiaries.  For purposes of this Agreement, “Related Party” means any shareholder, director, officer or Affiliate of the Company or any of its Subsidiaries, and if any such Person is a natural person, any member of the immediate family of any such natural person.

Section 3.21  Opinion of Financial Advisor.  The Company has received the opinion of Blackhill Advisors, L.P., to the effect that, as of the date hereof, the Merger Consideration is fair to the Company’s shareholders from a financial point of view, a copy of which opinion has been delivered to Parent.

Section 3.22  State Takeover Statutes; Certain Charter Provisions.  The Company has taken all action (including appropriate approvals of the Board of Directors of the Company) necessary to exempt Parent, its Subsidiaries and Affiliates, the Merger, this Agreement, the Shareholder Agreements and the transactions contemplated hereby and thereby from the requirements of any “fair price,” “moratorium,” “control share acquisition” statute or similar anti-takeover Law, or any takeover provision in the Company Charter or the Company Bylaws.

Section 3.23  Required Vote of Company Shareholders.  The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to approve and adopt this Agreement.  No other vote of the securityholders of the Company is required by Law, the Company Charter, the Company Bylaws or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

Section 3.24  Brokers.  No broker, investment banker or other Person, other than Blackhill Advisors, L.P., the fees and expenses of which will be paid by the Company (as reflected in an agreement between Blackhill Advisors, L.P. and the Company, dated August 11, 2010, a copy of which has been furnished to Parent, is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

Section 3.25  Accounts Receivable.  All accounts receivable reflected on the Financial Statements (“Receivables”) result from bona fide transactions with third parties.  The Company and its Subsidiaries have not received any written notice from or on behalf of any account debtor asserting any defense to payment or right of setoff with respect to any of the Receivables in excess of amounts reserved on the Financial Statements.

ARTICLE IV
COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 4.1  Conduct of Business Pending the Merger.  Except as expressly permitted by paragraphs (a) through (bb) of this Section 4.1, during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with material customers, suppliers and others having material business dealings with it.  Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in Section 4.1 of the Company Letter (with specific reference to the applicable subsection below), the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

(a)           (i)  declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such, other than dividends or distributions from Subsidiaries of the Company to the Company, provided, that (A) prior to the Closing, the Company may declare and continue to pay a quarterly cash dividend of $0.05 per share of Company Common Stock on dates and in the manner consistent with prior practice, and (B) prior to the Closing, the Company may declare a one-time cash dividend of up to $0.50 per share of Company Common Stock then outstanding, payable to the Company’s shareholders immediately prior to or following the Closing (the “Closing Dividend”), but only if (x) the Company pays the full amount of the Closing Dividend to the Company's transfer agent (for subsequent payment to the Company’s shareholders) on terms and conditions acceptable to Parent and (y) the payment of the Closing Dividend does not cause the Net Cash Amount as of immediately prior to the Effective Time to be less than $4,145,000; (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire, any such shares or other securities;

(b)           authorize for issuance, issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible or exchangeable securities, other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement and pursuant to the Company Stock Purchase Plan, in each case, in accordance with their current terms;

(c)           amend its Certificate of Incorporation or Bylaws (or similar organizational documents);

(d)           acquire or agree to acquire by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire, or agree to acquire, any assets other than assets acquired in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries, taken as a whole;

(e)           sell, transfer, lease, license (as licensor of Intellectual Property Rights of the Company or any of its Subsidiaries), mortgage, pledge, encumber or otherwise dispose of any of its properties or assets, other than sales, leases or licenses of products or services in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries, taken as a whole;

(f)           (i) incur, assume or modify any indebtedness for borrowed money, guarantee, endorse or otherwise become liable or responsible for (whether directly, contingently or otherwise) any such indebtedness or other obligations of another Person or make any loans, advances or capital contributions to, or other investments in, any other Person, other than indebtedness, loans, advances, capital contributions and investments between the Company and its Subsidiaries, (ii) issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, (iii) enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or (iv) enter into any arrangement having the economic effect of any of the foregoing;

(g)           alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any of its Subsidiaries;

(h)           enter into any transaction, Contract, arrangement or understanding with any Related Party (other than as expressly required by this Agreement);

(i)            (i) delay payment of any account payable of the Company or any of its Subsidiaries more than ten (10) days beyond its due date or the date when such account payable would have been paid in the ordinary course of business consistent with past practice (other than as a result of a good faith dispute with the payee or creditor), provided, that the aggregate amount of accounts payable for which payment has been delayed for more than ten (10) days shall not exceed more than ten percent (10%) of the aggregate amount of the Company’s and its Subsidiaries’ accounts payable, (ii) request or facilitate any payment of any account receivable of the Company or any of its Subsidiaries prior to the due date, other than in the ordinary course of business consistent with past practice or (iii) revalue any portion of the assets, properties or business of the Company, including any write-down or write-off of the value of inventory or other assets, other than in the ordinary course of business consistent with past practice;

(j)            modify, amend, terminate, supplement or permit the lapse of, in any material manner, any lease of, operating agreement or other agreement relating to any Company Owned Real Property or Company Leased Real Property (except for the lapse or termination of any lease or agreement in accordance with its terms);

(k)           enter into any sale arrangement directly with a Person in an “embargoed country” or on the “restricted or denied parties list,” as such terms are defined by the Export Administration Regulations, that would be prohibited under applicable Law;

(l)            allow any material Intellectual Property Rights to expire or lapse;

(m)           cancel or terminate any insurance policy or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies, for premiums not more than the current market rates, are in full force and effect;

(n)          enter into, adopt, amend, terminate or waive any rights under any severance plan or Contract, Company Plan (including the Company Stock Option Plans), Employee Agreement or consulting Contract, except as required by applicable Law;

(o)           increase the compensation or benefits payable or to become payable to its directors, officers or employees or grant any severance or termination pay to, or enter into or amend any employment or severance Contract with, any current or former director or officer of the Company or any of its Subsidiaries, except, in case of employees other than directors or officers, increases in base compensation in the ordinary course of business consistent with the Company’s past practice in connection with annual compensation reviews, or establish, adopt, enter into or, except as may be required to comply with applicable Law, amend or take action to enhance or accelerate any rights or benefits under, any collective bargaining unit or any labor, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, Contract, trust, fund, policy or arrangement for the benefit of any current or former director, officer or employee;

(p)           terminate the employment of or hire any Person whose annual base compensation exceeded or is reasonably expected to exceed $100,000;

(q)           knowingly violate or knowingly fail to perform any obligation or duty imposed upon the Company or any of its Subsidiaries by any applicable federal, state or local Law, rule, regulation, guideline or ordinance;

(r)           make or adopt any change to its accounting methods, practices, policies or procedures (other than actions required to be taken by GAAP);

(s)           except as required by applicable Law, prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

(t)           except as required by applicable Law, make any material tax election or settle or compromise any material federal, state, local or foreign income tax liability;

(u)           (i) enter into, amend, modify or terminate any Company Contract, (ii) waive, release or assign any rights under any Company Contract or (iii) terminate, amend, modify or waive any provision of, or release any other Person from, any confidentiality, non-disclosure or similar agreement to which the Company or any of its Subsidiaries is a party;

(v)          enter into or amend any Contract (i) that would, after the Effective Time, restrict Parent or any of its Subsidiaries (including the Company or any of its Subsidiaries) with respect to engaging in any line of business or in any geographical area or (ii) that contains exclusivity, most favored nation pricing or non-solicitation provisions with respect to any customer or supplier;

(w)          make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $40,000 or, in the aggregate, are in excess of $80,000;

(x)           waive or release any material right or claim or pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the most recent Company SEC Documents filed prior to the date hereof or incurred in the ordinary course of business consistent with past practice;

(y)           initiate, settle or compromise any Action; provided, however, that the Company may pay an amount not to exceed $50,000 to pay in full any amounts owed or deemed to be owed in connection with the State of Texas sales tax audit;

(z)           enter into any agreement or arrangement that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC;

(aa)         take any action that would reasonably be expected to, or omit to take any action where such omission would reasonably be expected to, prevent, materially delay or impede the consummation of the Merger or the other transactions contemplated by this Agreement; or

(bb)        authorize, recommend, propose or announce an intention to do any of the foregoing or enter into any Contract to do any of the foregoing.

Section 4.2  No Solicitation.

(a)           From the date hereof until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with the terms hereof, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of the Company or any of its Subsidiaries, or any financial advisor, attorney or other advisor or representative (“Representatives”) of the Company or any of its Subsidiaries, to, directly or indirectly (i) solicit, initiate or knowingly facilitate, induce or encourage the submission of any Takeover Proposal (as hereinafter defined) or any proposal that could reasonably be expected to lead to a Takeover Proposal, (ii) enter into any letter of intent, agreement in principle or Contract providing for, relating to or in connection with, any Takeover Proposal or any proposal that could reasonably be expected to lead to a Takeover Proposal, (iii) enter into, continue or otherwise participate in any discussions or negotiations with any Third Party with respect to any Takeover Proposal or (iv) furnish to any Third Party any information regarding the Company or any of its Subsidiaries, or afford access to the properties, books and records of the Company or any of its Subsidiaries, to any Third Party in connection with or in response to any Takeover Proposal; provided, however, that prior to the Shareholder Meeting, nothing contained in this Agreement shall prevent the Company or its Board of Directors from taking any of the actions described in clauses (iii) and (iv) above in response to any unsolicited bona fide written Takeover Proposal by such Third Party if, and only to the extent that, (1) such Takeover Proposal would, if consummated, in the reasonable good faith judgment of the Company’s Board of Directors be likely to result in a Superior Proposal, (2) in the reasonable good faith judgment of the Board of Directors of the Company, after consultation with its outside financial advisors, the Third Party making such Superior Proposal has the financial means to conclude such transaction, (3) the failure to take such action, in the reasonable good faith judgment of the Board of Directors of the Company, after consultation with the outside corporate counsel of the Company, would be inconsistent with the exercise of the fiduciary duties of the Board of Directors of the Company to the Company’s shareholders under applicable Law, (4) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Third Party, the Board of Directors of the Company receives from such Third Party an executed confidentiality agreement with provisions not less favorable to the Company than those contained in the Confidentiality Agreement (as hereinafter defined), (5) the Company shall have provided to Parent in accordance with Section 4.2(b) all materials and information required under Section 4.2(b) to be delivered by the Company to Parent and (6) the Company shall have fully complied with this Section 4.2.

(b)           The Company shall promptly, and in any event no later than twenty-four (24) hours after it receives any Takeover Proposal, or any written request for information regarding the Company or any of its Subsidiaries in connection with a Takeover Proposal or any inquiry with respect to, or which could reasonably be expected to lead to, any Takeover Proposal, advise Parent orally and in writing of such Takeover Proposal or request, including providing the identity of the Third Party making or submitting such Takeover Proposal or request, and (i) if it is in writing, a copy of such Takeover Proposal and any related draft agreements and other written material setting forth the material terms and conditions of such Takeover Proposal and (ii) if oral, a reasonably detailed written summary thereof that is made or submitted by any Third Party during the period between the date hereof and the Closing.  The Company shall keep Parent informed in all material respects on a prompt basis of the status and details of any such Takeover Proposal or with respect to any change to the material terms of any such Company Takeover Proposal.  The Company agrees that, subject to restrictions under Laws applicable to the Company and its Subsidiaries, it shall, prior to or concurrent with the time it is provided to any Third Party, provide to Parent any non-public information concerning the Company and its Subsidiaries that the Company provides to any Third Party in connection with any Takeover Proposal which was not previously provided to Parent.

(c)           Immediately following the execution of this Agreement, the Company agrees that it and each of its Subsidiaries shall, and the Company shall direct its and each of its Subsidiaries’ respective Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations with any Third Party with respect to any Takeover Proposal.

(d)           Except as otherwise provided in Section 4.2(e), neither the Board of Directors of the Company nor any committee thereof shall withdraw or, in a manner adverse to Parent or Sub, modify or qualify the Company Recommendation (any such action being referred to as a “Company Adverse Recommendation Change”).

(e)           Notwithstanding anything in this Agreement to the contrary, prior to the approval and adoption of this Agreement by the Company Shareholders at the Shareholder Meeting, in response to the receipt of a Superior Proposal that has not been withdrawn and provided the Company and its Subsidiaries have complied in all material respects with this Section 4.2, the Company’s Board of Directors may make a Company Adverse Recommendation Change; provided, that the Company has complied in all material respects with the following sentence of this Section 4.2(e) and, after so complying, such proposal continues to constitute a Superior Proposal and the Company’s Board of Directors determines in good faith, after consultation with the Company’s outside legal and financial advisors, that the failure to make a Company Adverse Recommendation Change would be inconsistent with the exercise of the fiduciary duties of the Board of Directors of the Company to the Company’s shareholders under applicable Law.  The Board of Directors of the Company shall not make a Company Adverse Recommendation Change unless (i) the Company has, at least five (5) business days in advance (the “Notice Period”), provided a written notice to Parent advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the Person making such Superior Proposal and providing copies of any agreements intended to effect such Superior Proposal, and (ii) during such five (5) business day period, the Company and its Representatives have negotiated in good faith with Parent regarding any revisions to the terms of this Agreement and the transactions contemplated hereby in response to such Superior Proposal; provided, however, that if during the Notice Period any revisions are made to the Superior Proposal and such revisions are material (it being understood and agreed that any change to consideration with respect to such proposal is material), the Company shall provide written notice of such revisions to Parent and the Notice Period shall be extended by one (1) business day.

(f)           Nothing in this Section 4.2 shall prohibit the Board of Directors of the Company from taking and disclosing to the Company’s shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act so long as such disclosure is limited to (i) a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act, (ii) an express rejection of an applicable Takeover Proposal or (iii) an express reaffirmation of the Company Recommendation; provided, however, that any action that constitutes a Company Adverse Recommendation Change may only be made in compliance with Section 4.2(e).

(g)           For purposes of this Agreement:

(i) “Acquisition Transaction” means any transaction or series of related transactions other than the Merger involving:  (A) any acquisition or purchase from the Company by any Third Party of more than a 15% interest in the total outstanding voting securities of the Company or any of its Subsidiaries; (B) any tender offer or exchange offer that if consummated would result in any Third Party beneficially owning 15% or more of the total outstanding voting securities of the Company or any of its Subsidiaries; (C) any merger, consolidation, business combination, recapitalization or similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction in substantially the same proportion as prior to such transaction; (D) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 15% of the assets (based on the fair market value thereof) of the Company or any of its Subsidiaries; or (z) any liquidation or dissolution of the Company or any of its Subsidiaries;

(ii) “Superior Proposal” means an unsolicited, bona fide written Takeover Proposal to acquire more than (A) 50% of the outstanding voting securities of the Company or (B) 50% of the consolidated assets of the Company and its Subsidiaries, in either case on terms that, in the reasonable good faith judgment of the Board of Directors of the Company, after consultation with its outside financial advisors and its outside legal counsel, (x) is more favorable, from a financial point of view, to the shareholders of the Company than the Merger, taking into account all of the terms and conditions of such proposal and this Agreement (including any changes to the terms of this Agreement proposed by Parent in response to such proposal or otherwise), and (y) is reasonably capable of being completed on the terms set forth in the proposal, taking into account all financial, legal, regulatory and other aspects thereof;

(iii) “Third Party” means any Person or group (as defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) other than Parent and its Affiliates; and

(iv) “Takeover Proposal” means any inquiry, offer or proposal by a Third Party relating to any Acquisition Transaction.

Section 4.3  Third Party Standstill Agreements.  During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality agreement relating to a Takeover Proposal or standstill agreement to which the Company or any of its Subsidiaries is a party (other than any involving Parent).  During such period, the Company agrees to enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

ARTICLE V
ADDITIONAL AGREEMENTS

Section 5.1  Shareholder Meeting.  The Company will, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of shareholders (the “Shareholder Meeting”) for the purpose of considering the approval and adoption of this Agreement.  The Company shall, except to the extent that the Company has made a Company Adverse Recommendation Change in compliance with Section 4.2(e), through its Board of Directors, recommend to its shareholders approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger (the “Company Recommendation”), and shall use commercially reasonable efforts to solicit such approval and adoption by its shareholders, and such Board of Directors or committee thereof shall not withhold, withdraw, qualify, amend or modify in a manner adverse to Parent the Company Recommendation or its declaration that this Agreement and the Merger are advisable and fair to and in the best interests of the Company and its shareholders or resolve or publicly propose to do any of the foregoing.  Notwithstanding any Company Adverse Recommendation Change pursuant to Section 4.2(e), the Company agrees to submit this Agreement to its shareholders for approval and adoption.

Section 5.2  Proxy Statement.  As soon as reasonably practicable after the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement and related materials with respect to the Merger and the other transactions contemplated hereby (collectively, including all amendments or supplements thereto, the “Proxy Statement”).  The Company shall ensure that the Proxy Statement complies as to form in all material respects with the applicable provisions of the Exchange Act.  The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC and mailed to its shareholders as promptly as practicable after its filing with the SEC.  The Company shall, as promptly as practicable after receipt thereof, provide Parent with copies of all written comments, and advise Parent of all oral comments, with respect to the Proxy Statement received from the SEC.  If, at any time prior to the Effective Time, any information relating to the Company, any of its Subsidiaries or any of their respective officers or directors should be discovered by Parent or the Company that should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party that discovers such information shall promptly notify the other party hereto and, to the extent required by Law, the Company shall promptly file with the SEC and disseminate to its shareholders an appropriate amendment or supplement describing such information.  Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall (i) provide Parent with a reasonable opportunity to review and comment on such document or response and (ii) include in such document or response all reasonable comments that Parent proposes.  On the date of their filing or delivery, the Company shall provide Parent with a copy of all such filings with, and all such responses delivered to, the SEC.  Notwithstanding anything to the contrary in this Agreement, no amendment or supplement (including by incorporation by reference) to the Proxy Statement shall be made without the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed.

Section 5.3  Access to Information.  The Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors, environmental consultants and other representatives of Parent reasonable access to, and permit them to make such inspections as they may reasonably require of, all of its employees, customers, properties, books, contracts, commitments and records (including the work papers of independent accountants, if available and subject to the consent of such independent accountants) during normal business hours during the period from the date of this Agreement through the Effective Time and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request.  No investigation pursuant to this Section 5.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.  All information obtained pursuant to this Section 5.3 shall be kept confidential in accordance with the confidentiality agreement, dated May 26, 2010, between Parent and the Company (the “Confidentiality Agreement”).

Section 5.4  Fees and Expenses.

(a)           Except as provided in this Section 5.4 and Section 5.7, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses.

(b)           Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated (i) by the Company or Parent pursuant to Section 7.1(d) and Parent is entitled to payment under Section 5.4(c), (ii) by the Company or Parent pursuant to Section 7.1(e) or (iii) by Parent pursuant to Section 7.1(b) or 7.1(f), then, in each case, the Company shall (without prejudice to any other rights Parent may have against the Company for breach of this Agreement) reimburse Parent upon demand by wire transfer of immediately available funds to an account specified in writing by Parent for all reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of Parent or any Affiliate of Parent in connection with this Agreement and the transactions contemplated herein, including all fees and expenses of counsel, investment banking firms, accountants and consultants; provided, however, that the Company shall not be obligated to make payments pursuant to this Section 5.4(b) in excess of $285,000 in the aggregate.

(c)           Notwithstanding any provision in this Agreement to the contrary, if (i) this Agreement is terminated by Parent pursuant to Section 7.1(b) or by the Company or Parent pursuant to Section 7.1(d) or 7.1(e) and a Takeover Proposal existed between the date hereof and the date of the termination of this Agreement and, concurrently with or within twelve months after any such termination an Acquisition Transaction is consummated or the Company or any of its Subsidiaries shall enter into any letter of intent, agreement in principle or other similar Contract with respect to an Acquisition Transaction or (ii) by Parent pursuant to Section 7.1(f), then, in each case, the Company shall (in addition to any obligation under Section 5.4(b) and without prejudice to any other rights that Parent may have against the Company for a breach of this Agreement) pay to Parent a fee of $1,000,000 by wire transfer of immediately available funds to an account specified in writing by Parent, such payment to be made promptly, but in no event later than (x) in the case of clause (i), the earlier to occur of such an Acquisition Transaction and the entry into such letter of intent, agreement in principle or other similar Contract with respect to an Acquisition Transaction or (y) in the case of clause (ii), on the business day following such termination.

(d)           The Company acknowledges that the agreements contained in this Section 5.4 are an integral part of the transactions contemplated by this Agreement and that without these agreements Parent would not enter into this Agreement.  Accordingly, if the Company fails to promptly pay any amount due pursuant to this Section 5.4 and, in order to obtain any such payment Parent commences a suit which results in a judgment against the Company for any of the amounts set forth in this Section 5.4, the Company shall pay to Parent its costs and expenses (including reasonable attorneys’ fees) in connection with collecting such amount, together with interest on the amounts due pursuant to this Section 5.4 at the prime rate of JPMorgan Chase Bank, N.A. in effect on the date such payment was required to be made.

Section 5.5  Commercially Reasonable Efforts.

(a)           Upon the terms and subject to the conditions set forth in this Agreement, each of Parent and the Company agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following:  (i) the taking of all commercially reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied; and (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and from Persons other than Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all commercially reasonable steps as may be necessary to avoid any Action by any Governmental Entity.

(b)           Each party shall use all commercially reasonable efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

(c)           Notwithstanding anything to the contrary contained in this Agreement, (i) neither Parent nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of the businesses, product lines or assets of Parent, the Company or any of their respective Subsidiaries or Affiliates, or that otherwise would, individually or in the aggregate, have a Material Adverse Effect on Parent or the Company, and (ii) the Company shall not, without Parent’s prior written consent, take or agree to take any such action.

Section 5.6  Public Announcements.  Neither Parent nor the Company will issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or the rules of NASDAQ.

Section 5.7  Real Estate Transfer Taxes.  Parent and the Company agree that either the Company or the Surviving Corporation will pay any state or local transfer, gains or similar Taxes which are attributable to the transfer of the beneficial ownership of the Company’s or any of its Subsidiaries’ real property, if any (collectively, the “Transfer Taxes”), and any penalties or interest with respect to the Transfer Taxes, payable in connection with the consummation of the Merger.  The Company and Parent agree to cooperate with the other in the filing of any returns with respect to the Transfer Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such properties that is reasonably necessary to complete such returns.  The portion of the consideration allocable to the real properties of the Company and its Subsidiaries shall be determined by Parent in its reasonable discretion.  The shareholders of the Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 5.7 in the preparation of any return with respect to the Transfer Taxes.

Section 5.8  State Takeover Laws.  If any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby or in the Shareholder Agreements, Parent and the Company and their respective Boards of Directors shall use their commercially reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby and thereby.

Section 5.9  Indemnification of Directors and Officers.  Subject to applicable Law, for a period of six (6) years after the Effective Time, Parent agrees to cause the Surviving Corporation to indemnify and hold harmless all past and present officers and directors of the Company and its Subsidiaries to the same extent such Persons are indemnified as of the date of this Agreement by the Company pursuant to the Company Charter, the Company Bylaws and any indemnification agreement entered into by and between the Company and any such officer or director prior to the date hereof and set forth in Section 3.11 of the Company Letter for acts or omissions occurring at or prior to the Effective Time.

Section 5.10  Notification of Certain Matters.  Parent shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of:  (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (A) any representation or warranty of the notifying party contained in this Agreement to be untrue or inaccurate in any material respect or (B) any covenant, condition or agreement of the notifying party contained in this Agreement not to be complied with or satisfied in all material respects; (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; and (iii) any change, event or effect which would be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect on the Company or on Parent, as the case may be.  The delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 5.11  Employee Benefit Plans and Agreements.

(a)           Parent agrees that it will cause the Surviving Corporation from and after the Effective Time to honor all Company Plans and all Employee Agreements entered into by the Company prior to the date hereof and described in Section 3.12 of the Company Letter; provided, however, that nothing in this Agreement shall be interpreted as limiting the power of Parent or the Surviving Corporation to amend or terminate any Company Plan, any Employee Agreement or any other individual employee benefit plan, program, Contract or policy or as requiring Parent or the Surviving Corporation to offer to continue the employment of any employee or independent contractor or, other than as required by its terms, any written employment contract.  Nothing in this Agreement shall be interpreted as an amendment or other modification of any Company Plan, Employee Agreement or other employee benefit plan, program or arrangement or the establishment of any employee benefit plan, program or arrangement.  Nothing herein shall be deemed to be a guarantee of employment for any employee of the Surviving Corporation or any of its Subsidiaries, or to restrict the right of the Surviving Corporation, Parent or any of their respective Subsidiaries to terminate or cause to be terminated the employment of any employee at any time for any or no reason with or without notice.  Parent and the Company acknowledge and agree that all provisions contained in this Section 5.11 are included for the sole benefit of Parent, Merger Sub, the Company, the Surviving Corporation and their respective Subsidiaries, and that nothing in this Section 5.11, whether express or implied, shall create any third party beneficiary or other rights (i) in any other Person, including any employees, former employees, any participant in any employee benefit plan, program or arrangement (or any dependent or beneficiary thereof) of Parent, the Company or the Surviving Corporation or any of their respective Subsidiaries, or (ii) to continued employment with Parent, the Company, the Surviving Corporation, or any of their respective Subsidiaries or continued participation in any employee benefit plan, program or arrangement.

(b)           To the extent Parent causes employees of the Company or any of its Subsidiaries to be eligible to participate in a Parent Plan, Parent shall cause such Parent Plan to recognize prior service of such employees with the Company and its Subsidiaries as service with Parent and its Subsidiaries (i) for purposes of any waiting period and eligibility requirements under any Parent Plan that is not a “pension plan” (as defined in Section 3(2) of ERISA) and (ii) for purposes of eligibility and vesting (but not benefit accrual) under any Parent Plan that is a “pension plan” (as defined in Section 3(2) of ERISA).  As used herein:  (A) “Parent Plan” means a “pension plan” (as defined in Section 3(2) of ERISA (other than a Parent Multiemployer Plan)), a “welfare plan” (as defined in Section 3(1) of ERISA) or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, holiday pay, vacation, severance, death benefit, sick leave, fringe benefit, insurance or other plan, arrangement or understanding, in each case established or maintained by Parent or any of its ERISA Affiliates or as to which Parent or any of its ERISA Affiliates has contributed or otherwise may have any liability; and (B) “Parent Multiemployer Plan” means a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) to which Parent or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability.

(c)           If requested by Parent in writing at least 20 days prior to the Effective Time, the Company shall take all action necessary to terminate any 401(k) plan maintained by the Company or any of its Subsidiaries.

Section 5.12  Certain Litigation.  The Company shall promptly advise Parent orally and in writing of any Action commenced after the date of this Agreement against the Company or any of its directors by any shareholder of the Company relating to this Agreement, the Merger and the transactions contemplated hereby and shall keep Parent reasonably informed regarding any such litigation.  The Company shall give Parent the opportunity to consult with the Company regarding the defense or settlement of any such Action and shall consider Parent’s views with respect to such Action and shall not settle any such Action without the prior written consent of Parent.

ARTICLE VI
CONDITIONS PRECEDENT TO THE MERGER

Section 6.1  Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver by Parent and the Company at or prior to the Effective Time of the following conditions:

(a)           Shareholder Approval.  This Agreement shall have been duly approved and adopted by the requisite vote of shareholders of the Company in accordance with applicable Law.

(b)           No Order.   No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation or Order (whether temporary, preliminary or permanent) which is then in effect prohibiting or having the effect of making illegal the consummation of the Merger and no Governmental Entity shall have instituted any Action that is pending seeking such an Order.

Section 6.2 Conditions to Obligation of the Company to Effect the Merger.  The obligation of the Company to effect the Merger shall be subject to the fulfillment or waiver by the Company at or prior to the Effective Time of the following additional conditions:

(a)           Performance of Obligations.  Each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time.

(b)           Representations and Warranties.  Each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement.

(c)           Officer’s Certificate.  The Company shall have received a certificate of an executive officer of Parent as to the satisfaction of each of the conditions set forth in this Section 6.2.

Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger.  The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment or waiver by Parent at or prior to the Effective Time of the following additional conditions:

(a)           Performance of Obligations.  The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time.

(b)           Representations and Warranties.  (i)  The representations and warranties of the Company contained in Section 3.2 shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all respects as of such certain date); (ii) each of the representations and warranties of the Company contained in this Agreement (other than in Section 3.2) that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date); and (iii) each of the representations and warranties that is not so qualified (other than in Section 3.2) shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement.

(c)           Material Adverse Effect.   Since the date of this Agreement, there shall not have been any event, occurrence, fact, condition, effect, change or development that, individually or in the aggregate, has had or would be reasonably expected to have a Material Adverse Effect on the Company.

(d)           Consents.  All notifications to, authorizations, consents, orders, declarations or approvals of or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, the failure of which to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would, individually or in the aggregate, have a Material Adverse Effect on Parent (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred.  Further, the Company shall have provided notice to, or obtained the consent or approval of, each Person that is not a Governmental Entity who is required to be notified, or whose consent or approval shall be required, in connection with the transactions contemplated hereby under any material Contract by which the Company or any of its Subsidiaries is bound.

(e)           No Litigation or Injunction.  There shall not be instituted or pending any Action (i) by any Person relating to this Agreement, the Shareholder Agreements or any of the transactions contemplated herein or therein or (ii) which would have, individually or in the aggregate, a Material Adverse Effect on the Company or Parent.

(f)           Dissenting Shareholders.  The Dissenting Shares shall include no more than five percent (5%) of the shares of Company Common Stock outstanding immediately prior to the Effective Time.

(g)           Net Cash Amount.  The Net Cash Amount as of immediately prior to the Effective Time (after giving effect to the payment of any dividend permitted by Section 4.1(a)(i)) shall not be less than $4,145,000.

(h)           Officers’ Certificate.  Parent shall have received (i) a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to the effect that each of the conditions set forth in Sections 6.3(a) – 6.3(g) has been satisfied and (ii) such evidence as it may reasonably request with respect to the satisfaction of the condition set forth in Section 6.3(g).

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

Section 7.1  Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the shareholders of the Company:

(a)           by mutual written consent of Parent and the Company;

(b)           by Parent if there has been a breach of any representation, warranty, covenant or other agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, in each case such that Section 6.2(a) or 6.2(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by Parent to the Company;

(c)           by the Company if there has been a breach of any representation, warranty, covenant or other agreement made by Parent or Sub in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, in each case such that Section 6.3(a) or 6.3(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by the Company to Parent;

(d)           by either Parent or the Company if:  (i) the Merger has not been effected on or prior to the close of business on March 31, 2011; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued or enacted an Order or Law or taken any other action permanently enjoining, restraining or otherwise prohibiting or having the effect of making illegal the consummation of the Merger and such Order, Law or other action shall have become final and nonappealable;

(e)           by either Parent or the Company if the shareholders of the Company do not approve this Agreement at the Shareholder Meeting or at any adjournment or postponement thereof; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(e) if the Company has not complied with its obligations under Sections 4.2, 5.1 and 5.2 or has otherwise breached in any material respect its obligations under this Agreement in any manner that could reasonably have caused the failure of the shareholder approval to be obtained at the Shareholder Meeting or at any adjournment or postponement thereof;

(f)           by Parent if:  (i) the Company shall have breached any of the provisions of Section 4.2, 5.1 or 5.2; (ii) the Board of Directors of the Company or any committee thereof shall have effected a Company Adverse Recommendation Change or shall have taken any other action or made any other statement in connection with the Shareholder Meeting inconsistent with the Company Recommendation or shall have resolved or proposed to do any of the foregoing; (iii) the Board of Directors of the Company or any committee thereof shall have recommended to the shareholders of the Company any Takeover Proposal or shall have resolved to do so; (iv) a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders); or (v) the Company’s Board of Directors fails to reaffirm (publicly, if so requested by Parent) its recommendation in favor of the adoption and approval of this Agreement within five (5) business days after Parent requests in writing that such recommendation be reaffirmed; or

(g)           by Parent if there shall have been a Material Adverse Change with respect to the Company and such Material Adverse Change is not curable or, if curable, is not cured within 10 days after written notice thereof is given by Parent to the Company.

The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

Section 7.2  Effect of Termination.  In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void, and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 5.3 and the entirety of Section 5.4, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

Section 7.3  Amendment.  This Agreement may be amended by the parties hereto at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company, but, after any such approval, no amendment shall be made which by Law requires further approval by such shareholders without such further approval.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 7.4  Waiver.  At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the covenants, agreements or conditions contained herein which may legally be waived.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1  Non-Survival of Representations and Warranties.  The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

Section 8.2  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or on the business day received (or the next business day if received after 5 p.m. local time or on a weekend or day on which banks are closed) when sent via facsimile (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)           if to Parent or Sub, to

ITT Corporation
1133 Westchester Avenue
White Plains, NY 10604
Attention:  General Counsel
Fax:  (914) 696-2970

with a copy to:

Sidley Austin LLP
1 South Dearborn Street
Chicago, Illinois  60603
Attention:  Imad I. Qasim
Fax:  (312) 853-7036

(b)           if to the Company, to

O.I. Corporation
151 Graham Road
College Station, TX 77845
Attention:  Laura Hotard
Fax:  (979) 690-5550

with a copy to:

Andrews Kurth LLP
111 Congress Avenue, Suite 1700
Austin, Texas 78701
Attention:  Ted A. Gilman
Fax:  (512) 320-9292

Section 8.3  Interpretation.  When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule, such reference shall be to a Section or Article of, or an Exhibit or Schedule attached to, this Agreement unless otherwise indicated.  The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.  The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  For purposes of this Agreement, (i) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation,” (ii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole and (iii) the word “or” is not exclusive.  The meaning assigned to each term defined herein shall be equally applicable to both the singular and plural forms of such term, and words denoting any gender shall include all genders.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  Each of the parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 8.4  Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 8.5  Entire Agreement; No Third-Party Beneficiaries.  This Agreement, except as provided in the last sentence of Section 5.3, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.  This Agreement, except for the provisions of Sections 5.9 and 5.11, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 8.6  Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)           This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the state of Oklahoma without regard to the conflict of law principles thereof.  The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Oklahoma and the federal courts of the United States of America located in the State of Oklahoma solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.2 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

(b)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.

Section 8.7  Assignment.  Subject to Section 1.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

Section 8.8  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

Section 8.9  Enforcement of this Agreement.  In addition to any remedy to which any party hereto is specifically entitled by the terms hereof, each party shall be entitled to pursue any other remedy available to it at law or in equity (including damages, specific performance or other injunctive relief) in the event that any of the provisions of this Agreement were not performed in accordance with their terms or were otherwise breached.

Section 8.10  Definitions.  For purposes of this Agreement:

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, and “control” has the meaning specified in Rule 405 under the Securities Act.

“Knowledge of Parent” means the actual knowledge of the individuals identified in Section 8.10 of the Parent Letter.

“Knowledge of the Company” means the actual knowledge of the individuals identified in Section 8.10 of the Company Letter.

“Law” means any federal, state, local, foreign, international or multinational treaty, constitution, statute, law, ordinance, rule or regulation.

“Net Cash Amount” as of any date means an amount equal to (i) the sum of (A) the aggregate amount of cash and cash equivalents of the Company and its Subsidiaries as of such date plus (B) the Prepaid Expense Amount, minus (ii) the sum of (A) the aggregate principal amount of indebtedness for borrowed money and indebtedness evidenced by notes, debentures, bonds or similar instruments of the Company and its Subsidiaries, together with all accrued and unpaid interest thereon, plus (B) the amount by which the aggregate of all unpaid costs and expenses incurred by the Company and its Subsidiaries in connection with this Agreement and the transactions contemplated hereby is greater than the Transaction Expense Amount. For the avoidance of doubt, for purposes of determining the Net Cash Amount under this Agreement, the amount of the Closing Dividend paid by the Company to its transfer agent pursuant to Section 4.1(a)(i) shall not be included in the cash and cash equivalents of the Company and its Subsidiaries.

“Order” means judgment, order, writ, award, injunction (temporary or permanent) or decree of any Governmental Entity.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

“Prepaid Expense Amount” means an amount up to and including $175,000 consisting of all costs and expenses paid by the Company following the date hereof and prior to the Closing Date, in each case to the extent incurred by the Company in connection with this Agreement and the transactions contemplated hereby.

“Transaction Expense Amount” means an amount equal to the excess, if any, of $175,000 over the Prepaid Expense Amount.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

ITT CORPORATION

By:	/s/ Aris Chicles
Name:	Aris Chicles
Title:	Senior Vice President

OYSTER ACQUISITION CORP.

By:	/s/ Denise Brower
Name:	Denise Brower
Title:	President

O.I. CORPORATION

By:	/s/ J. Bruce Lancaster
Name:	J. Bruce Lancaster
Title:	CEO & CFO

[Signature Page to Agreement and Plan of Merger]

Annex B

Exhibit A

SHAREHOLDER AGREEMENT

SHAREHOLDER AGREEMENT, dated as of September 13, 2010 (this “Agreement”), by the undersigned shareholder (the “Shareholder”) of O.I. Corporation, an Oklahoma corporation (the “Company”), for the benefit of ITT Corporation, an Indiana corporation (“Parent”), and the Company.

RECITALS

WHEREAS, Parent, Oyster Acquisition Corp., an Oklahoma corporation and a direct wholly owned subsidiary of Parent (“Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of September 13, 2010 (the “Merger Agreement”), whereby, upon the terms and subject to the conditions set forth in the Merger Agreement, each issued and outstanding share of Common Stock, par value $0.10 per share, of the Company (“Company Common Stock”), not owned directly or indirectly by Parent or the Company, will be converted into the right to receive the Merger Consideration specified in Section 1.5(c) of the Merger Agreement;

WHEREAS, the Shareholder (i) owns of record the number of shares of Company Common Stock and/or (ii) owns or holds conversion rights, exchange rights, warrants or stock options (whether or not vested) to acquire that number of shares of Company Common Stock appearing on the signature page hereof (all such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by such Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Shareholder agree, and in order to induce Parent to enter into the Merger Agreement the Shareholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Shareholder agrees as follows:

1.           Covenants of Shareholder.  Until the termination of the Shareholder’s obligations in accordance with Section 3, the Shareholder agrees as follows:

(a)           At the Shareholder Meeting (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the Merger or the Merger Agreement is sought, the Shareholder shall appear or otherwise cause the Subject Shares to be cast in accordance with the applicable procedures relating thereto so as to ensure that the Subject Shares are duly counted as present thereat for purposes of calculating a quorum.

(b)           At the Shareholder Meeting (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the Merger or the Merger Agreement is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement; provided, however, that in the event a Company Adverse Recommendation Change is made in response to a Superior Proposal and continues in effect in compliance with the Merger Agreement, the Shareholder shall not be bound by the obligations set forth in this Section 1(b).

(c)           At any meeting of shareholders of the Company (or at any adjournment thereof) or in any other circumstances upon which the Shareholder’s vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any of its Subsidiaries or any other Takeover Proposal, (ii) any amendment of the Company’s Certificate of Incorporation, as amended, or Bylaws or other proposal or transaction involving the Company or any of its Subsidiaries, which amendment or other proposal or transaction would in any manner (A) impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement, (B) reasonably be expected to result in a breach of the Merger Agreement in any respect or (C) change in any manner the voting rights of any class of capital stock of the Company, and (iii) any nomination, proposal to elect or election of any person as a director of the Company who is not a member of the Company’s Board of Directors on the date hereof.

(d)           The Shareholder shall not, nor shall the Shareholder permit any affiliate, director, officer, employee, investment banker or attorney or other advisor or representative of the Shareholder to, (i) directly or indirectly solicit, initiate or knowingly encourage the submission of, any Takeover Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Takeover Proposal.

(e)           The Shareholder shall use the Shareholder’s commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Parent in doing, all things necessary, proper or advisable to support and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

(f)           The Shareholder hereby agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, “Transfer”), or enter into any contract, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of such Shareholder’s Subject Shares to any person or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in relation to such Shareholder’s Subject Shares.

(g)           The Shareholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

2.           Representations and Warranties.  The Shareholder represents and warrants to Parent as follows:

(a)           The Shareholder is the record and beneficial owner of, and has good title to, the Subject Shares, including the shares set forth below the Shareholder’s name on the signature page hereto, free and clear of any Liens.  The Shareholder does not own, of record or beneficially, or hold any conversion rights, exchange rights, warrants or stock options to acquire, any shares of capital stock of the Company other than the Subject Shares.  The Shareholder has the sole right to vote, and the sole power of disposition with respect to, the Subject Shares, and none of the Subject Shares is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of such Subject Shares, except as contemplated by this Agreement.

(b)           The Shareholder has the legal capacity and all requisite power and authority to enter into this Agreement and to perform the Shareholder’s obligations hereunder and consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Shareholder.  Assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors’ rights generally and by general equitable principles.  The execution and delivery of this Agreement by the Shareholder does not and will not conflict with any agreement, order or other instrument binding upon the Shareholder, nor require the Shareholder to make or obtain any regulatory filing or approval.

3.           Termination.  The obligations of the Shareholder hereunder shall terminate upon the earlier of the termination of the Merger Agreement pursuant to Section 7.1 thereof or the Effective Time.

4.           Further Assurances.  The Shareholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

5.           Successors, Assigns and Transferees Bound.  Any successor, assignee or transferee (including a successor, assignee or transferee as a result of the death of the Shareholder, such as an executor or heir) shall be bound by the terms hereof, and the Shareholder shall take any and all actions necessary to obtain the written confirmation from such successor, assignee or transferee that it is bound by the terms hereof.

6.           Recapitalizations, Stock Dividends, etc.  If, between the date of this Agreement and the Effective Time, (a) the outstanding shares of Company Common Stock shall be increased, decreased, changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares, (b) a stock dividend or dividend payable in any other securities of the Company shall be declared with a record date within such period, (c) any other securities of the Company shall be declared with a record date within such period or (d) any similar event shall have occurred, then the term “Subject Shares” shall be deemed to refer to and include such shares as well as all such additional shares, stock dividends and any other securities into which or for which any or all of such changes may be changed or exchanged or which are received in such transaction.

7.           Shareholder Information.  The Shareholder hereby agrees to permit Parent and the Company to publish and disclose in the Proxy Statement, any public announcement and any report filed with or furnished to the SEC the Shareholder’s identity and ownership of the Subject Shares and the nature of the Shareholder’s commitments, arrangements and understandings under this Agreement.

8.           Stop Transfer Order.  In furtherance of this Agreement, the Shareholder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Subject Shares.

9.           Remedies.  The Shareholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it and that any such breach would cause Parent irreparable harm.  Accordingly, the Shareholder agrees that in the event of any breach or threatened breach of this Agreement, Parent, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

10.         No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares.  All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Shareholder, and Parent shall have no authority to direct the Shareholder in the voting or disposition of the Subject shares, except as otherwise provided herein.

11.         Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

12.         Amendment.  This Agreement may be amended only by means of a written instrument executed and delivered by both the Shareholder and Parent.

13.         Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)          This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the state of Oklahoma without regard to the conflict of law principles thereof. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Oklahoma and the federal courts of the United States of America located in the State of Oklahoma solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in such manner as may be permitted by law shall be valid and sufficient service thereof.

(b)         EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

14.         Capitalized Terms.  Capitalized terms used in this Agreement that are not defined herein shall have such meanings as set forth in the Merger Agreement.

15.         Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

16.         No Limitation on Actions of the Shareholder as Director.  In the event the Shareholder is a director of the Company, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require the Shareholder to take or in any way limit any action that the Shareholder may take to discharge the Shareholder’s fiduciary duties as a director of the Company.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Shareholder has signed this Agreement as of the date first written above.

___________________________________________
Name:

Number of shares of Company
Common Stock owned on the
date hereof: ____________

Number of shares of Company
Common Stock subject to conversion rights, exchange rights, warrants and stock options owned and/or held on the date hereof: [____________]

Accepted and agreed to
as of the date first written above:

ITT Corporation

By:___________________________________
Name:
Title:

O.I. Corporation

By:____________________________________
Name:
Title:

[Signature Page to Shareholder Agreement]

Annex C

BLACKHILL ADVISORS LP
September 13, 2010

Board of Directors
O.I. Corporation
151 Graham Road
College Station, Texas 77842‐ 9010

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.10 per share (the “Company Common Stock”) of O.I. Corporation (the “Company”) of the Merger Consideration (as defined below) to be received by holders of the Common Stock in the transaction described below, pursuant to the Agreement and Plan of Merger dated as of September 13, 2010 (the “Agreement”) to be entered into by and among the Company, ITT Corporation (“Parent”) and a wholly owned subsidiary of Parent (“Merger Sub”). The Agreement provides for, among other things, the merger (the “Merger”) of Merger Sub with and into the Company, pursuant to which each share of the Common Stock outstanding, other than shares of the Common Stock held in treasury or held by Parent, or any affiliate of Parent, or as to which dissenters’ rights have been perfected, will be converted into the right to receive $12.00 in cash (the “Merger Consideration”). The Board of Directors may also declare and pay a dividend as part of the Agreement. However, because the amount of such dividend is not fixed in the Agreement nor any declaration yet effected, we do not include the prospective value of such dividend in our opinion. The terms and conditions of the Merger are more fully set forth in the Agreement.

You have asked for our opinion as to whether the Merger Consideration to be received by the holders of Company Common Stock pursuant to the Agreement is fair from a financial point of view to the holders of Company Common Stock.

In connection with our review of the Merger, and in arriving at our opinion, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information for recent years and interim periods of the Company;

2)	Reviewed certain internal financial statements and other business, operating and financial information of the Company;

3)	Reviewed certain financial projections prepared by the management of the Company;

2602 McKinney Ave | Suite 400 | Dallas Texas 75205-2595 | +1-214-871-2460

4)
Discussed with management of the Company the past and current operating and financial condition of the Company, including certain strategic, financial and operational plans as these may relate to the financial forecasts of the Company;

5)	Reviewed the reported prices and trading activity for the Company Common Stock, with particular emphasis on the liquidity of the Company Common Stock;

6)	Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain publicly‐traded companies comparable with the Company;

7)
Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions in the instrumentation industry relating to process flow, chromatography, and chemical and gas detection and monitoring;

8)
Reviewed our previous experience and updated our documentation from the period  April ‐July, 2009, during which we conducted a broad solicitation exercise seeking  interest in the Company Common Stock from potential acquirers;

9)	Reviewed the Agreement; and

10)	Performed such other analyses, examinations and inquiries and considered such other financial, economic and market factors as we have deemed appropriate.

We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the Company’s management that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that the Company’s management is not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward‐ looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the Company’s management as to the expected future results of operations and financial condition of the Company. We express no opinion as to any financial forecasts, estimates or forward‐ looking information or the assumptions on which they were based.

In addition, we have assumed that the Agreement will be completed, in all material respects, in accordance with the terms set forth in the Agreement without any material waiver, amendment or delay of any material terms or conditions. Blackhill has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Agreement, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Agreement. We are not legal, tax or regulatory advisors. We are financial advisors only and have

2602 McKinney Ave | Suite 400 | Dallas Texas 75205-2595 | +1-214-871-2460

relied upon, without independent verification, the assessment of the Company and their legal, tax, regulatory advisors with respect to legal, tax and regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to be received by any of the Company's officers, directors or employees or any class of such persons, relative to the consideration to be received by the holders of Company Common Stock in the transaction. We have not made any independent valuation or appraisal of the assets or liabilities (fixed, contingent, derivative, off‐balance sheet or other) of the Company, nor have we been furnished with any such appraisals or valuations. The analyses performed by Blackhill in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or which may be subject. No company or transaction used in any analysis for purposes of comparison is identical to the Company or the Merger. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies and transactions to which the Company and the Merger were compared and other factors that could affect the public trading value or transaction value of the Company.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction, involving the Company. Blackhill also expresses no opinion as to the relative fairness of any portion of the consideration to holders of any series of warrants, stock units or other equity interests of the Company.

We have acted as financial advisor to the Board of Directors of the Company solely in connection with this opinion and will receive a fee for our opinion, a significant portion of which is contingent upon the completion of the Agreement. In the past eighteen months, we provided investment banking advice to the Company and received fees in connection therewith. Blackhill may also seek to provide financial advisory to the Parent in the future and expects to receive fees for the rendering of these services.

2602 McKinney Ave | Suite 400 | Dallas Texas 75205-2595 | +1-214-871-2460

Blackhill, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements, restructurings and valuations for corporate and other purposes. Blackhill is not engaged in market making and does not trade the equity securities of the Company or the Parent. This opinion has been approved by the fairness committee of Blackhill in accordance with our customary practice. This opinion is for the Board of Directors of the Company in connection with its evaluation of the Agreement and may not be used for any other purpose without our prior written consent, except that a copy of this opinion in its entirety as well as a summary thereof may be included, and references thereto may be made, in any filing the Company is required to make with any United States securities regulatory agency in connection with this transaction. This opinion addresses only the financial fairness to the shareholders of the Company of the Merger Consideration. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, the pre‐ or post‐ signing process conducted or to be conducted by the Company, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, Parent's ability to fund the Merger Consideration, or any other terms contemplated by the Agreement. In addition, this opinion does not in any manner address the prices at which shares of Company Common Stock will trade at any time and Blackhill expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders' meeting to be held in connection with the Agreement. Without limiting any other statement set forth herein, to the best of our knowledge, neither members of the Board of Directors, other shareholders, nor the managers of the Company have directed, limited, obstructed or otherwise taken any action that has or could have compromised the access to, or use or knowledge of, information, documents or work methodologies relevant to the quality of our opinion.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received by the holders of Company Common Stock pursuant to the Agreement is fair from a financial point of view to the holders of Company Common Stock.

Very truly yours, BLACKHILL ADVISORS, LP

By:
H. Gregory Moore
Managing Director Investment Banking

2602 McKinney Ave | Suite 400 | Dallas Texas 75205-2595 | +1-214-871-2460

Annex D

18 O.S. §1091
APPRAISAL RIGHTS

A.
Any shareholder of a corporation of this state who holds shares of stock on the date of the making of a demand pursuant to the provisions of subsection D of this section with respect to the shares, who continuously holds the shares through the effective date of the merger or consolidation, who has otherwise complied with the provisions of subsection D of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to the provisions of Section 1073 of this title shall be entitled to an appraisal by the district court of the fair value of the shares of stock under the circumstances described in subsections B and C of this section. As used in this section, the word "shareholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and "depository receipt" means an instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository. The provisions of this subsection shall be effective only with respect to mergers or consolidations consummated pursuant to an agreement of merger or consolidation entered into after November 1, 1988.

B.
1. Except as otherwise provided for in this subsection, appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation, or of the acquired corporation in a share acquisition, to be effected pursuant to the provisions of Section 1081, other than a merger effected pursuant to subsection G of Section 1081, and Section 1082, 1086, 1087, 1090.1 or 1090.2 of this title.

2. a. No appraisal rights under this section shall be available for the shares of any class or series of stock which stock, or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders to act upon the agreement of merger or consolidation, were either:

(1) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

(2) held of record by more than two thousand holders.

No appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation as provided in subsection G of Section 1081 of this title.

b. In addition, no appraisal rights shall be available for any shares of stock, or depository receipts in respect thereof, of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation as provided for in subsection F of Section 1081 of this title.

3. Notwithstanding the provisions of paragraph 2 of this subsection, appraisal rights provided for in this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to the provisions of Section 1081, 1082, 1086, 1087, 1090.1 or 1090.2 of this title to accept for the stock anything except:

a. shares of stock of the corporation surviving or resulting from the merger or consolidation or depository receipts thereof, or

b. shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than two thousand holders, or

c. cash in lieu of fractional shares or fractional depository receipts described in subparagraphs a and b of this paragraph, or

d. any combination of the shares of stock, depository receipts, and cash in lieu of the fractional shares or depository receipts described in subparagraphs a, b, and c of this paragraph.

4. In the event all of the stock of a subsidiary Oklahoma corporation party to a merger effected pursuant to the provisions of Section 1083 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Oklahoma corporation.

C.
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections D and E of this section, shall apply as nearly as is practicable.

D.	Appraisal rights shall be perfected as follows:

1. If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of shareholders, the corporation, not less than twenty (20) days prior to the meeting, shall notify each of its shareholders entitled to appraisal rights that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in the notice a copy of this section. Each shareholder electing to demand the appraisal of the shares of the shareholder shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of the shares of the shareholder. The demand will be sufficient if it reasonably informs the corporation of the identity of the shareholder and that the shareholder intends thereby to demand the appraisal of the shares of the shareholder. A proxy or vote against the merger or consolidation shall not constitute such a demand. A shareholder electing to take such action must do so by a separate written demand as herein provided. Within ten (10) days after the effective date of the merger or consolidation, the surviving or resulting corporation shall notify each shareholder of each constituent corporation who has complied with the provisions of this subsection and has not voted in favor of or consented to the merger or consolidation as of the date that the merger or consolidation has become effective; or

2. If the merger or consolidation is approved pursuant to the provisions of Section 1073 or 1083 of this title, either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within ten (10) days thereafter shall notify each of the holders of any class or series of stock of the constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of the constituent corporation, and shall include in the notice a copy of this section. The notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify the shareholders of the effective date of the merger or consolidation. Any shareholder entitled to appraisal rights may, within twenty (20) days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of the holder's shares. The demand will be sufficient if it reasonably informs the corporation of the identity of the shareholder and that the shareholder intends to demand the appraisal of the holder's shares. If the notice does not notify shareholders of the effective date of the merger or consolidation either:

a. each constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of the constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation, or

b. the surviving or resulting corporation shall send a second notice to all holders on or within ten (10) days after the effective date of the merger or consolidation; provided, however, that if the second notice is sent more than twenty (20) days following the mailing of the first notice, the second notice need only be sent to each shareholder who is entitled to appraisal rights and who has demanded appraisal of the holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the shareholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than ten (10) days prior to the date the notice is given; provided, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be the effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

E.
Within one hundred twenty (120) days after the effective date of the merger or consolidation, the surviving or resulting corporation or any shareholder who has complied with the provisions of subsections A and D of this section and who is otherwise entitled to appraisal rights, may file a petition in district court demanding a determination of the value of the stock of all such shareholders; provided, however, at any time within sixty (60) days after the effective date of the merger or consolidation, any shareholder shall have the right to withdraw the demand of the shareholder for appraisal and to accept the terms offered upon the merger or consolidation. Within one hundred twenty (120) days after the effective date of the merger or consolidation, any shareholder who has complied with the requirements of subsections A and D of this section, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of the shares. The written statement shall be mailed to the shareholder within ten (10) days after the shareholder's written request for a statement is received by the surviving or resulting corporation or within ten (10) days after expiration of the period for delivery of demands for appraisal pursuant to the provisions of subsection D of this section, whichever is later.

F.
Upon the filing of any such petition by a shareholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which, within twenty (20) days after service, shall file, in the office of the court clerk of the district court in which the petition was filed, a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements regarding the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such duly verified list. The court clerk, if so ordered by the court, shall give notice of the time and place fixed for the hearing on the petition by registered or certified mail to the surviving or resulting corporation and to the shareholders shown on the list at the addresses therein stated. Notice shall also be given by one or more publications at least one (1) week before the day of the hearing, in a newspaper of general circulation published in the City of Oklahoma City, Oklahoma, or other publication as the court deems advisable. The forms of the notices by mail and by publication shall be approved by the court, and the costs thereof shall be borne by the surviving or resulting corporation.

G.
At the hearing on the petition, the court shall determine the shareholders who have complied with the provisions of this section and who have become entitled to appraisal rights. The court may require the shareholders who have demanded an appraisal of their shares and who hold stock represented by certificates to submit their certificates of stock to the court clerk for notation thereon of the pendency of the appraisal proceedings; and if any shareholder fails to comply with this direction, the court may dismiss the proceedings as to that shareholder.

H.
After determining the shareholders entitled to an appraisal, the court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining the fair value, the court shall take into account all relevant factors. In determining the fair rate of interest, the court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any shareholder entitled to participate in the appraisal proceeding, the court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the shareholder entitled to an appraisal. Any shareholder whose name appears on the list filed by the surviving or resulting corporation pursuant to the provisions of subsection F of this section and who has submitted the certificates of stock of the shareholder to the court clerk, if required, may participate fully in all proceedings until it is finally determined that the shareholder is not entitled to appraisal rights pursuant to the provisions of this section.

I.
The court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the shareholders entitled thereto. Interest may be simple or compound, as the court may direct. Payment shall be made to each shareholder, in the case of holders of uncertificated stock immediately, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing the stock. The court's decree may be enforced as other decrees in the district court may be enforced, whether the surviving or resulting corporation be a corporation of this state or of any other state.

J.
The costs of the proceeding may be determined by the court and taxed upon the parties as the court deems equitable in the circumstances. Upon application of a shareholder, the court may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

K.
From and after the effective date of the merger or consolidation, no shareholder who has demanded appraisal rights as provided for in subsection D of this section shall be entitled to vote the stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions payable to shareholders of record at a date which is prior to the effective date of the merger or consolidation; provided, however, that if no petition for an appraisal shall be filed within the time provided for in subsection E of this section, or if the shareholder shall deliver to the surviving or resulting corporation a written withdrawal of the shareholder's demand for an appraisal and an acceptance of the merger or consolidation, either within sixty (60) days after the effective date of the merger or consolidation as provided for in subsection E of this section or thereafter with the written approval of the corporation, then the right of the shareholder to an appraisal shall cease; provided further, no appraisal proceeding in the district court shall be dismissed as to any shareholder without the approval of the court, and approval may be conditioned upon terms as the court deems just.

L.
The shares of the surviving or resulting corporation into which the shares of any objecting shareholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

0

O.I. CORPORATION

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS ON NOVEMBER 15, 2010
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Those signing on the reverse side, revoking any prior proxies, hereby appoint J. Bruce Lancaster and Donald P. Segers, or each or either of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Shareholders of O.I. Corporation, to be held November 15, 2010 at 151 Graham Road, College Station, Texas 77845, and at any adjournments or postponements thereof, as indicated upon all matters referred to on the reverse side and as described in the Proxy Statement for the Special Meeting.

This proxy, when properly executed, will be voted in the manner directed by the shareholder(s) signing on the reverse side. If no direction is made, the proxies shall vote "FOR" proposal number 1 and "FOR" proposal number 2. In their discretion, the proxies will vote in accordance with recommendations of the Board of Directors on any other business properly brought before the Special Meeting, or at any adjournment or postponement thereof.

PLEASE VOTE, DATE AND SIGN ON THE OTHER SIDE AND
RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

(Continued and to be Signed on Reverse Side)

14475

SPECIAL MEETING OF SHAREHOLDERS OF

O.I. CORPORATION

November 15, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting and Proxy Statement
are available at http://www.oico.com/oicorp

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030300000000000000 8 111510

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF SHAREHOLDERS OF

O.I. CORPORATION

November 15, 2010

PROXY VOTING INSTRUCTIONS

__INTERNET__ - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

__TELEPHONE__ - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

__MAIL__ - Sign, date and mail your proxy card in the envelope provided as soon as possible.

__IN PERSON__ - You may vote your shares in person by attending the Special Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

__NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL__: The Notice of Meeting and Proxy Statement are available at: http://www.oico.com/oicorp

Please detach along perforated line and mail in the envelope provided __IF__ you are not voting via telephone or the Internet.

00030300000000000000 8 111510

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.